UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM  SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

De Beira Goldfields Inc.
(Name of small business issuer in its charter)
Nevada	1000	00-0000000
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia, 6021 011-61-89-240-2836
(Address and telephone number of principal executive offices and principal place of business )
Reg Gillard 30 Ledgar Road, Balcatta, Western Australia, 6021 011-61-89-240-2836
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:

As soon as practicable and from time to time after the effective date of this Registration Statement

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Securities to be registered	Amount to be registered	Offering price per share	Aggregate offering price	Registration Fee (1)
shares of common stock to be offered by De Beira	5,000,000	$0.80	$4,000,000	$122.80
shares of common stock to be offered by selling stockholders	8,882,500	$0.80	$7,106,000	$218.15
TOTAL	13,882,500		$11,106,000	$340.95

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act of 1933.

The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Form SB-2	De Beira Goldfields Inc.	Page 2

Preliminary Prospectus

De Beira Goldfields Inc.

Maximum of 13,882,500 shares of common stock

De Beira Goldfields Inc. (“De Beira”) is offering up to 5,000,000 shares of common stock on a self underwritten basis.  The offering price is $0.80 per share and the maximum amount to be raised is $4,000,000.  De Beira intends to offer up to a maximum of 5,000,000 shares through its officers and sole director to investors, outside the United States.  There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

The offering by De Beira is being conducted on a best efforts basis.  There is no minimum number of shares required to be sold by De Beira.  All proceeds from the sale of these shares will be delivered directly to De Beira and will not be deposited in any escrow account.  If the entire 5,000,000 shares of common stock are sold, De Beira will receive gross proceeds of $4,000,000 before expenses of approximately $45,000.  De Beira plans to complete or terminate this offering by December 31, 2007.  No assurance can be given on the number of shares De Beira will sell or even if De Beira will be able to sell any shares.

In addition, this prospectus relates to the resale of up to 8,882,500 shares of common stock by selling stockholders.  The selling stockholders can sell their shares at prevailing market prices or privately negotiated prices.  De Beira will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.  However, De Beira will pay for the expenses of this offering and the selling stockholders’ offering.

De Beira’s shares of common stock are quoted on the NASD OTC Bulletin Board under the symbol “DBGF”.

A purchase of De Beira’s common stock is highly speculative and investors should not purchase shares of De Beira’s common stock unless they can afford to lose their entire investment.  Investing in De Beira’s common stock involves risks.  See “Risk Factors” starting on page 7 for factors to be considered before investing in De Beira’s shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  It is illegal to tell you otherwise.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

If De Beira changes the fixed offering price, it will file an amendment to the registration statement.

The date of this prospectus is                                 .

Subject to completion.

Form SB-2	De Beira Goldfields Inc.	Page 3

RISK FACTORS

7

Risks associated with De Beira

7

Risks associated with De Beira’s industry

10

Risks associated with this offering

11

USE OF PROCEEDS

12

DILUTION

14

De Beira’s Offering

15

Stockholder’s Offering

16

LEGAL PROCEEDINGS

20

MANAGEMENT

20

EXECUTIVE COMPENSATION

22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

23

PRINCIPAL STOCKHOLDERS

24

DESCRIPTION OF SECURITIES

25

DESCRIPTION OF BUSINESS

25

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

33

DESCRIPTION OF PROPERTY

38

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

38

EXPERTS

39

FINANCIAL STATEMENTS

40

Audited Financial Statements as of August 31, 2006 and 2005

40

Unaudited Financial Statements as of February 28, 2007

41

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTSON ACCOUNTING AND FINANCIAL DISCLOSURE  42

Form SB-2	De Beira Goldfields Inc.	Page 4

SUMMARY OF OFFERING

De Beira’s business

De Beira is an exploration stage company engaged in the acquisition and exploration of mineral properties.  De Beira’s plan of operations is to conduct mineral exploration activities on the mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits.  De Beira’s exploration program is designed to explore for commercially viable deposits of base and precious minerals, such as gold, silver, lead, barium, mercury, copper, and zinc minerals.

On May 9, 2006, De Beira signed a letter of understanding to acquire up to a 70% interest in the Titiribi Gold / Copper project in Colombia, South America (the “Colombia Property”).  See Exhibit 10.2 – Letter of Understanding for more details.

On June 15, 2006, De Beira entered into an agreement to acquire an 80% interest in Minanca Minera Nanguipa, Compañía Anónima (“Minanca”), subject to certain conditions.  Minanca owns certain mineral exploration property, including plant and equipment, in Ecuador, South America (the “Ecuador Property”).  See Exhibit 10.4 – Share Sale Agreement for more details.

On July 5, 2006, De Beira entered into agreements with the Goldplata Group to acquire an interest of up to 70% in the Suyckutambo and Condoroma Projects in Peru, South America (the “Peru Property”), which are prospective for gold and silver.  See Exhibit 10.5 – Suyckutambo letter agreement and Exhibit 10.6 – Condoroma letter agreement for more details.

On October 19, 2006, De Beira entered into a preliminary agreement to earn an 80% interest in the Acandi copper / gold project in North East Colombia, near the Panama border, by sole funding exploration expenditures and making cash payments to the present beneficial holder of the project interest. A formal legal agreement has not yet been completed in relation to this project.  Whilst De Beira has not finalised its position with respect to this project, it may in the near term resolve to dispose of its interest in order to focus on its other existing projects.

During the next 12 months, De Beira will continue to identify and assess new projects for acquisition purposes, but will also focus on exploring and adding value to the project interests acquired in the past 12 months.  De Beira will continue to identify and assess undervalued mineral properties in South America for eventual acquisition.   Management will also focus on progressing exploration activities on the project interests that De Beira has secured thus far.

De Beira’s administrative and operational office is located at 30 Ledgar Road, Balcatta, Western Australia, 6021.  The telephone number at this office is 011-61-89-240-2836.  De Beira’s registered statutory office is located at 2470 St. Rose Parkway, Henderson, Nevada, 89075.  De Beira’s fiscal year end is August 31.

The accompanying financial statements have been prepared assuming De Beira will continue as a going concern.  As discussed in Note 1 to the financial statements, De Beira has not generated any cash flow from operations and has accumulated losses since inception.  These factors raise substantial doubt about De Beira’s ability to continue as a going concern.  De Beira is in the exploration stage and to date has not generated any revenue.  In an exploration stage company, management devotes most of its activities to acquiring and exploring mineral properties. The financial statements have been prepared on a going concern basis, which implies that De Beira will continue to realize its assets and discharge its liabilities in the normal course of business.  De Beira is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  There is no guarantee that De Beira will be able to raise any equity financing or generate profitable operations. As of February 28, 2007, De Beira has accumulated losses of $2,920,033 since inception.  These factors raise substantial doubt regarding De Beira’s ability to continue as a going concern.

Form SB-2	De Beira Goldfields Inc.	Page 5

The offering:    Following is a brief summary of this offering:

Securities being offered	5,000,000 shares of common stock (maximum) offered by De Beira 8,882,500 shares of common stock offered by the selling stockholders
Number of shares outstanding before the offering	44,096,785 shares of common stock
Number of shares outstanding after the offering	49,096,785 shares of common stock, assuming all offered shares are sold
Offering price per share	$0.80 per share
Net Proceeds to De Beira	$3,955,000, assuming all offered shares are sold
Use of proceeds	Working capital, to be used primarily on exploration expenditure, acquisition of mineral interests and general administration and overheads.
Location of Offering	De Beira’s offering will be made in Asia, Australia, and Europe.

Selected Financial Data

The following financial information summarizes audited and unaudited financial information provided in this registration statement.

	AS OF AND FOR THE SIX MONTHS ENDED February 28, 2007 (unaudited)	AS OF AND FOR THE YEAR ENDED August 31, 2006 (audited)	AS OF AND FOR THE YEAR ENDED August 31, 2005 (audited)
Balance Sheet
Total Current Assets	$289,706	$1,337,091	$46,011
Total Non-Current Assets	$7,500,000	$2,400,000	$0
Total Assets	$7,789,706	$3,737,091	$46,011
Total Liabilities	$40,739	$38,920	$6,030
Stockholders’ Equity	$7,748,967	$3,698,171	$39,981
Income Statement
Revenue	$0	$0	$0
Total Expenses	$644,437	$848,560	$15,769
Net Loss	($644,437)	($848,560)	($15,769)

Form SB-2	De Beira Goldfields Inc.	Page 6

RISK FACTORS

Please consider the following risk factors before deciding to invest in De Beira’s shares of common stock.

Risks associated with De Beira:

1.

De Beira lacks an operating history and has losses that it expects will continue into the future.  If the losses continue De Beira will have to suspend operations or cease operations.

De Beira has no operating history upon which an evaluation of its future success or failure can be made.  De Beira has incurred significant operating losses since inception and has limited financial resources to support it until such time that it is able to generate positive cash flow from operations.  De Beira’s net loss from inception to February 28, 2007 was $2,920,033.   See “Management Discussion and Analysis” on page 33 for more details.

De Beira’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to (1) locate a profitable mineral property, (2) generate revenues from its planned business operations, and (3) reduce exploration costs.   Based upon current plans, De Beira expects to incur operating losses in future periods.  This will happen because there are expenses associated with the research and exploration of De Beira’s mineral properties.  De Beira cannot guarantee that it will be successful in generating revenues in the future.   Failure to generate revenues may cause De Beira to suspend or cease operations.

2.

De Beira may not be able to continue as a going concern.

De Beira’s independent auditors’ report on its financial statements as of August 31, 2006 includes an explanatory paragraph expressing substantial doubt about De Beira’s ability to continue as a going concern.  As a result of this going concern modification in De Beira’s auditor’s report on its financial statements, De Beira may have a difficult time obtaining significant additional financing.  If De Beira is unable to secure significant additional financing, De Beira may be obligated to seek protection under the bankruptcy laws and its shareholders may lose their investment.  For additional explanation regarding management’s plans see Footnote #1 to the audited financial statements attached to this registration statement.

3.

De Beira has no known ore reserves and cannot guarantee that it will find any ore reserves, or if De Beira finds any ore reserves, that production would be profitable.  If no ore reserves are found, De Beira may have to cease operations.

All of the mineral claims De Beira has an interest in are in the exploration stage and none of the mineral claims have any known ore reserves or generate any cash flow.  De Beira has not identified any mineable mineral reserves on any of the mineral claims and De Beira cannot guarantee it will ever find any ore reserves.  Accordingly, De Beira has no means of producing any income at this time.  Even if De Beira finds that there is base or precious minerals on the mineral claims, De Beira cannot guarantee that it will be able to recover any base or precious minerals for an ore reserve or generate any cash flow from that ore reserve.  Even if De Beira recovers any base or precious minerals, it cannot guarantee that it will make a profit.  If De Beira cannot find any base or precious minerals, or it is not economical to recover the base or precious minerals, De Beira will have to cease operations.

4.

De Beira does not have sufficient funds to acquire and consummate its interest in the mineral properties or to complete each of the proposed mineral exploration programs and as a result may have to suspend operations.

De Beira’s mineral exploration programs are limited and restricted by the amount of working capital that De Beira has and is able to raise from financings.  De Beira does not have sufficient funds to complete the proposed mineral exploration programs on the mineral properties.  As a result, De Beira may have to suspend or cease its operations on the mineral claims.

De Beira’s current operating funds are less than necessary to complete the acquisition and consummation of its interest in the mineral properties or the proposed mineral exploration programs of the respective mineral properties, and therefore De Beira will need to obtain additional financing in order to complete the proposed mineral exploration programs.  As of February 28, 2007, De Beira had $288,719 in cash.  De Beira currently does not have any operations and has generated no income to date.  De Beira’s mineral exploration program calls for significant expenses in connection with the exploration of the respective mineral claims.  During the 12 months ending April 2008, it is estimated that De Beira will need to raise additional capital of approximately $10 million to proceed with and complete its proposed mineral exploration programs

Form SB-2	De Beira Goldfields Inc.	Page 7

(subsequent to February 28, 2007 and up to the date of this registration statement, De Beira has not received any funding for additional capital, leaving $10 million to be raised for the remainder of the new year).  De Beira will also require additional financing if the costs of the proposed exploration programs are greater than anticipated.  De Beira will require additional financing to sustain its business operations if De Beira is not successful in earning revenues once exploration is complete.  Obtaining additional financing would be subject to a number of factors, including the market prices for base and precious minerals, investor acceptance of De Beira’s mineral claims, and investor sentiment.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to De Beira.  The most likely source of future funds presently available to De Beira is through the sale of equity capital.  Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternatives for the financing of further exploration would be (1) the offering by De Beira of an interest in the mineral claims to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated, or (2) private loans.

5.

Access to De Beira’s property may be restricted by inclement weather during the year, which may delay De Beira’s proposed mineral exploration programs, which could prevent De Beira from generating revenues.

Access to the project areas in Colombia and Peru may be restricted through some of the year due to inclement weather in the respective areas.

De Beira’s proposed exploration programs at the Minanca property in Ecuador are generally able to be carried out most of the year.

As a result, any attempt to test or explore the De Beira’s properties is largely limited to the times when the weather will permit such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.  During the period of time when access to De Beira’s properties is restricted, De Beira will be unable to continue with its mineral exploration programs on the respective claims and, as a consequence, unable to generate revenues.  Such delays can have a significant negative effect on De Beira’s results of operations.

6.

De Beira may not have access to all of the supplies and materials it needs for exploration, which could cause De Beira to delay or suspend operations.

Competition and unforeseen limited sources of supplies and contractors in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment, such as drill rigs, bulldozers and excavators, and labor that De Beira might need to conduct exploration.  De Beira has not attempted to locate or negotiate with any suppliers of products, equipment or materials.  De Beira will attempt to locate products, equipment and materials after sufficient funds have been raised.  If De Beira cannot find the products and equipment it needs for its proposed mineral exploration program, De Beira will have to suspend the mineral exploration program until De Beira can find the products and equipment it needs.

7.

Land tenure disputes may negatively impact De Beira’s operations.

De Beira operates in countries where ownership of land may be uncertain, and where disputes may arise in relation to ownership.  These disputes cannot always be predicted, and hence there is a risk that this may cause disruption to some of De Beira’s exploration projects and prevent the development of new projects.

Mineral rights and interests of De Beira in the properties it has an interest in are subject to government approvals, licences and permits.  Such approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental officials.  No assurance can be given that De Beira will be successful in maintaining any or all of the various approvals, licences and permits in full force and effect without modification or revocation.

De Beira is unaware of any outstanding native land claims on the areas in which it has an interest; however it is possible that a native land claim could be made in the future.  The government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining.  Should De Beira encounter a situation where a native person or group claims an interest in its mineral claims, De Beira may be unable to provide compensation to the affected party in order to continue with its mineral exploration work, or if such an option is not available, De Beira may have to relinquish its interest in these claims. In either case, the costs and/or losses could be greater than De Beira’s financial capacity, and De Beira’s business would fail.

Form SB-2	De Beira Goldfields Inc.	Page 8

8.

De Beira’s profits, if any, may be negatively impacted by currency exchange.

De Beira assets, earnings and cash flows are influenced by a wide variety of currencies due to the geographic diversity of the countries in which De Beira operates.  Fluctuations in the exchange rate of those currencies may have a significant impact on De Beira’s financial results.  The U.S. dollar is the currency in which the majority of De Beira’s costs are denominated.  Operating costs are influenced by the currencies of those countries where De Beira’s properties are located and also by those currencies in which the costs of imported equipment and services are determined.  The U.S. dollar and the Australian dollar are the most important currencies influencing De Beira’s operating costs.  Given the dominant role of the U.S. currency in De Beira’s affairs, the U.S. dollar is the currency in which De Beira measures its financial performance.  It is also the currency for borrowing and for holding surplus cash.  Management does not generally believe that active currency hedging provides long-term benefits to De Beira’s shareholders.  Management may consider currency protection measures appropriate in specific commercial circumstances, subject to strict limits established by De Beira’s board of directors. Therefore, in any particular year, currency fluctuations may have a significant impact on our financial results.

9.

If De Beira fails to maintain an effective system of internal controls, De Beira may not be able to accurately report its financial results or to prevent fraud.

The United States Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of De Beira’s internal controls over financial reporting.  In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of De Beira’s internal controls over financial reporting.  De Beira has had these internal controls in effect since inception.  Management may conclude that De Beira’s internal controls over its financial reporting are not effective.  Moreover, even if management concludes that De Beira’s internal controls over financial reporting are effective, De Beira’s independent registered public accounting firm may still be unable to attest to management’s assessment or may issue a report that concludes that De Beira’s internal controls over financial reporting are not effective.  Furthermore, during the course of the evaluation, documentation and attestation, De Beira may identify deficiencies that management may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  If De Beira fails to achieve and maintain the adequacy of its internal controls, De Beira may not be able to conclude that it has effective internal controls, on an ongoing basis, over financial reporting in accordance with the Sarbanes-Oxley Act.  Moreover, effective internal controls are necessary for De Beira to produce reliable financial reports and are important to help prevent fraud.  As a result, De Beira’s failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price of its common shares.  Furthermore, De Beira has incurred, and anticipates that it will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

10.

De Beira’s foreign business operations are subject to and may be adversely affected by various political and economic factors in those foreign jurisdictions.

De Beira operates in countries that are subject to various political, economic and other uncertainties, including among other things, the risks of war and civil unrest, expropriation, nationalization, renegotiation or nullification of existing concessions, licenses, permits, approvals and contracts, taxation policies, foreign exchange and repatriation restrictions, changing political conditions, international monetary fluctuations, currency controls and foreign governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.  In addition, if there is a dispute arising from foreign operations, De Beira may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States or Australia.  De Beira also may be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.  It is not possible for De Beira to accurately predict such developments or changes in laws or policy or to what extent any such developments or changes may have a material adverse effect on De Beira’s business operations.

Form SB-2	De Beira Goldfields Inc.	Page 9

Risks associated with De Beira’s industry:

11.

Because of the speculative nature of exploration of mineral properties, there is a substantial risk that De Beira’s business will fail.

The search for valuable minerals as a business is extremely risky.  De Beira cannot provide investors with any assurance that any of the mineral properties contain commercially exploitable reserves of base or precious minerals.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by De Beira in the exploration of the mineral properties may not result in the discovery of commercial quantities of minerals.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  In such a case, De Beira would be unable to complete its business plan.

12.

The base and precious mineral markets are volatile markets that have a direct impact on De Beira’s revenues and profits and the market conditions will effect whether De Beira will be able to continue its operations.

In order to maintain operations, De Beira will in the future have to sell any minerals it finds on its project areas for more than it costs to mine those minerals.  The lower the price the more difficult it is to do this.  If De Beira cannot make a profit it will have to cease operations until the price of the base or precious mineral increases or cease operations all together.  Because the cost to mine the base or precious mineral is fixed, the lower the market price, the greater the chance that De Beira’s operation will not be profitable and that De Beira will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources.  Such conditions have resulted in periods of excess supply of, and reduced demand for these minerals on a worldwide basis and on a domestic basis.  These periods have been followed by periods of short supply of, and increased demand for these mineral products.  The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed.  Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on De Beira’s ability to operate profitably.

13.

De Beira faces significant competition in the mineral exploration industry.

De Beira competes with other mining and exploration companies possessing greater financial resources and technical facilities than De Beira in connection with the acquisition of mineral exploration claims and other precious metals prospects and in connection with the recruitment and retention of qualified personnel.  There is significant competition for the limited number of mineral acquisition opportunities and, as a result, De Beira may be unable to acquire an interest in attractive mineral exploration properties on terms it considers acceptable on a continuing basis.

14.

Government regulation or any change in such regulation may adversely affect De Beira’s business.

De Beira’s business could be adversely affected by new government regulation such as controls on imports, exports and prices, new forms or rates of taxation and royalties.  De Beira’s business could also be adversely affected by regulatory inquiries or investigations into De Beira’s business operations.

There are several governmental regulations that materially restrict the use of minerals.  Under the applicable legislation and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the mineral claims.  Also, to operate a working mine, the regulatory bodies that govern may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of minerals is uncertain and may change. Uncertainty and new regulations could increase De Beira’s costs of doing business and prevent De Beira from exploring for mineral deposits.  This could also delay the growth in any potential demand for such mineral deposits and limit De Beira’s ability to generate revenues.   In addition to new laws and regulations being adopted, existing laws may be applied to mining or mineral exploration that has not yet been applied.  These new laws may increase De Beira’s cost of doing business with the result that its financial condition and operating results may be harmed.

Form SB-2	De Beira Goldfields Inc.	Page 10

15.

De Beira may not be able to attract and retain qualified personnel necessary for the implementation of its business strategy and mineral exploration programs.

De Beira’s future success depends largely upon the continued service of its board members, executive officers and other key personnel.  De Beira’s success also depends on its ability to continue to attract, retain and motivate qualified personnel.  Key personnel represent a significant asset, and the competition for these personnel is intense in the mineral exploration industry.

De Beira may have particular difficulty attracting and retaining key personnel in initial phases of its mineral exploration programs.  De Beira does not maintain key person life insurance on any of its personnel.  The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact De Beira’s ability to complete its mineral exploration programs.

16.

Compliance with health, safety and environment regulations may impose burdensome costs and if compliance is not achieved De Beira’s business and reputation may be detrimentally impacted.

The nature of the industries in which De Beira operates means that its activities are highly monitored by health, safety and environmental groups.  As regulatory standards and expectations are constantly developing, De Beira may be exposed to increased litigation, compliance costs and unforeseen environmental remediation expenses.

The search for valuable minerals involves numerous hazards.  As a result, De Beira may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which De Beira cannot insure or against which De Beira may elect not to insure.  The payment of such liabilities may have a material adverse effect on De Beira’s financial position.

De Beira may continue to be exposed to increased operational costs due to the costs and lost worker’s time associated with the health and well-being of De Beira’s workforce on its project areas.

Despite De Beira’s best efforts and best intentions, there remains a risk that health, safety and/or environmental incidents or accidents may occur which may negatively impact De Beira’s reputation and freedom or licence to operate.

Risks associated with this offering:

17.

This offering is on a best efforts basis with no minimum amount required to be raised and as a result De Beira can accept your investment funds at anytime without any other investment funds being raised.

There is no minimum amount required to be raised before De Beira can accept your investment funds.  As the offering is based on a best effort with no stated minimum and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds.  Once your investment funds have been accepted by De Beira, there will be no obligation to return your investment funds even though no other investment funds are raised.

18.

Any sale of a significant amount of De Beira’s shares of common stock into the public market may depress De Beira’s stock price.

Reg Gillard, the sole director and the President of De Beira, currently owns 6,000,000 shares of common stock, which represent 13.6% of the 44,096,785 issued and outstanding shares of common stock of De Beira.  All of Mr. Gillard’s shares are restricted from trading.  Mr. Gillard is not registering any of his shares for resale in this registration and none of his shares have been previously registered for resale by Mr. Gillard as a selling shareholder.  Currently, there are 28,500,000 shares of common stock of De Beira that are freely tradeable and no shares of common stock that are subject to Rule 144.  The remaining 9,596,785  shares of common stock are restricted from trading.  If all the shares offered are subscribed for, there will be 49,096,785 shares of common stock outstanding, of which 42,382,500 shares of common stock will be free trading, including the 8,882,500 shares of common stock being offered by the selling stockholders in this registration statement.

Form SB-2	De Beira Goldfields Inc.	Page 11

Mr. Gillard may sell in the future, large amounts of common stock into the public market over relatively short periods of time subject to Rule 144.  Any sale of a substantial amount of De Beira’s common stock in the public market by Mr. Gillard may adversely affect the market price of De Beira’s common stock.  Such sales could create public perception of difficulties or problems with De Beira’s business and may depress De Beira’s stock price.

19.

Subscribers to this offering will suffer immediate and substantial dilution.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution.  As a result, you will pay a price per share that substantially exceeds the value of De Beira’s assets after subtracting its liabilities.  If all shares of the offering are subscribed for, the subscribers will contribute 27.4% of all subscription funds received by De Beira since May 28, 2004, but will own only 10.2% of the shares of common stock issued and outstanding.  See “Dilution” on page 14 for more information.

20.

De Beira does not expect to pay dividends in the foreseeable future.

De Beira has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future.  De Beira intends to retain earnings, if any, to develop and expand its business operations.

21.

“Penny Stock” rules may make buying or selling De Beira’s shares of common stock difficult, and severely limit the market and liquidity of the shares of common stock.

Trading in De Beira’s shares of common stock is subject to certain regulations adopted by the SEC commonly known as the “penny stock” rules.  These rules govern how broker-dealers can deal with their clients and “penny stocks”.  The additional burdens imposed upon broker-dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in De Beira’s securities, which could severely limit their market price and liquidity of De Beira’s securities.  See “Penny Stock rules” on page 19 for more details. The penny stock markets have suffered in recent years from fraud and abuse arising from one or a few broker dealers controlling the market for a security, high pressure sales tactics used by boiler room practices, manipulation of prices through pre-arranged transactions followed by a large volume sale by broker dealers, misleading information be disseminated, and excessive mark-ups and undisclosed bid-ask differentials by selling broker dealers.

USE OF PROCEEDS

The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold.  The offering is being made on a self-underwritten basis for a maximum of 5,000,000 shares of common stock.  The offering price per shares is $0.80.  The table below sets forth the use of proceeds if 25%, 50%, 75% and 100% of the offering is sold.

	Gross offering proceeds
Shares sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross proceeds	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Offering expenses	$45,000	$45,000	$45,000	$45,000
Net proceeds	$955,000	$1,955,000	$2,955,000	$3,955,000
The net proceeds will be used as follows over a time frame of approximately 12 months:
Working capital	$600,000	$700,000	$800,000	$900,000
Exploration and mineral acquisition costs	$355,000	$1,255,000	$1,915,000	$2,815,000
Repayment of debt	$Nil	$Nil	$240,000	$240,000

Form SB-2	De Beira Goldfields Inc.	Page 12

The estimated offering expenses are comprised of: SEC filing fee - $1,500; transfer agent fees - $2,500; printing expenses - $500; EDGAR filing fees - $3,000; accounting and consulting fees - $10,000; and legal fees - $27,500.  Even if the offering is fully subscribed for, De Beira will not have sufficient finds to cover its anticipated costs during the next 12 months and De Beira will have to raise additional funds either from equity offerings, debt offerings, or revenue generation.

If only a portion of the offering is completed, the funds will be prorated accordingly.

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by De Beira.  To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available.  Conversely, any amounts not expended as proposed will be used for general working capital.  De Beira will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

Working capital is the cost related to operating De Beira’s office.  It is comprised of telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies, and expenses of filing reports with the SEC, which De Beira has estimated at a minimum of $600,000 for one year.  Should greater amounts of equity capital be raised under this offering, De Beira will be able to focus on more of its mineral projects and hence the requirement for working capital will also increase correspondingly.

De Beira will not receive any proceeds from the sale of shares of De Beira’s common stock being offered by the selling stockholders.  If De Beira fails to sell sufficient shares of common stock to cover the expenses of this offering, De Beira will use existing working capital to pay all offering expenses.

DETERMINATION OF OFFERING PRICE

The offering price was determined by using a number of factors.  Management considered the price of the most recent financing. Additionally, management estimated the cost of this offering plus the amount De Beira needs to operate its business for the next 12 months.  Management determined the offering price by assessing De Beira’s capital requirements against the price management thinks investors are willing to pay for De Beira’s common stock.  Management has arbitrarily determined the initial public offering price of the shares of common stock at $0.80 per share, and in making such a determination considered several factors, including the following:

•  prevailing market conditions, including the history and prospects for the industry in which De Beira competes;

•  De Beira’s future prospects; and

•  De Beira’s capital structure.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established  valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future.  Additionally, because De Beira has no significant operating history and has not generated any revenues to date, the price of its shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for the assets owned by De Beira.  No valuation or appraisal has been prepared for De Beira’s business and potential business expansion.  You cannot be sure that a public market for any of De Beira’s securities will develop and continue or that the shares of common stock will ever trade at a price higher than the offering price in this offering.

De Beira is also registering for resale on behalf of selling stockholders up to 8,882,500 shares of common stock.  The shares of common stock offered for resale may be sold in a secondary offering by the selling stockholders by means of this prospectus.  De Beira will not participate in the resale of shares by selling security holders.

Form SB-2	De Beira Goldfields Inc.	Page 13

DILUTION

Prior to this offering De Beira had 44,096,785 shares of common stock issued and outstanding as at February 28, 2007.  The net tangible book value of De Beira as at February 28, 2007 was $7,748,967 or $0.18 per share.  Net tangible book value per share is determined by dividing De Beira’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.  The average price paid by the present shareholders is $0.24.  The following tables summarize the difference between the average price paid by present shareholders and the price to be paid by subscribers to this offering for 25%, 50%, 75% and 100% subscription rates.

Analysis for 25% Subscription
Shareholder Type	Price Paid per Share	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholders	$0.24	44,096,785	$10,653,250	91.4%	97.2%
Subscribers in this Offering	$0.80	1,250,000	$1,000,000	8.6%	2.8%

Analysis for 50% Subscription
Shareholder Type	Price Paid per Share	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholders	$0.24	44,096,785	$10,653,250	84.2%	94.6%
Subscribers in this Offering	$0.80	2,500,000	$2,000,000	15.8%	5.4%

Analysis for 75% Subscription
Shareholder Type	Price Paid per Share	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholders	$0.24	44,096,785	$10,653,250	78.0%	92.2%
Subscribers in this Offering	$0.80	3,750,000	$3,000,000	22.0%	7.8%

Analysis for 100% Subscription
Shareholder Type	Price Paid per Share	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholders	$0.24	44,096,785	$10,653,250	72.7%	89.8%
Subscribers in this Offering	$0.80	5,000,000	$4,000,000	27.3%	10.2%

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

Form SB-2	De Beira Goldfields Inc.	Page 14

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This prospectus is part of a registration statement that permits De Beira’s sole director and president, Reg Gillard, pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934, to sell directly to the public with no commission or other remuneration payable.  Mr. Gillard will mail this prospectus directly to his former and current clients, family, friends, and business associates.  Mr. Gillard will not initiate oral dialog with any potential subscriber and will respond to inquiries of a potential subscriber in a communication initiated by the potential subscriber.  Mr. Gillard will also complete clerical work involved in effecting any transaction.

In general, De Beira will have two types of shares that will be available for distribution:

1.

De Beira’s offering of 5,000,000 shares.

2.

Selling stockholders’ offering of 8,882,500 shares.

De Beira’s Offering

De Beira will attempt to sell a maximum of 5,000,000 shares of common stock to the public on a self underwritten basis at an offering price of $0.80 per share.  De Beira’s gross proceeds will be $4,000,000 if all the shares offered are sold.  Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold. If De Beira fails to sell all the shares it is trying to sell, its ability to implement its business plan will be materially affected, and you may lose all or substantially all of your investment.  There is no minimum number of shares of common stock that must be sold on behalf of De Beira in order to accept funds and consummate investor purchases.  Neither De Beira nor Mr Gillard, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

De Beira will sell the shares in this offering through Mr. Gillard, its president and sole director.  Mr. Gillard will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.  The conditions are that

1.

The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker/dealer;

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Gillard is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer.  Mr. Gillard is and will continue to be De Beira’s president and its sole director at the end of the offering.  Mr. Gillard has not been during the last twelve months, and is currently not, a broker/dealers or associated with any broker/dealers.  Mr. Gillard has not during the last twelve months, and will not in the next twelve months, offer or sell securities for another issuer.

Mr. Gillard is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule.  Should Mr. Gillard conduct this offering in any way that violates Rule 3a4-1, both Mr. Gillard and De Beira could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which De Beira’s securities are offered.

Mr. Gillard, as well as management and all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors.  If any purchase by a current shareholder triggers a material change, De Beira would promptly file a post effective amendment to this registration statement.  Any of these purchasers would be purchasing De Beira’s shares of common stock for investment and not for resale.

Form SB-2	De Beira Goldfields Inc.	Page 15

No broker or dealer is participating in this offering.  If, for some reason, De Beira’s directors and shareholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering.  This amendment would also detail the proposed compensation to be paid to any such broker or dealer.  The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named.  In addition to the foregoing requirements; De Beira would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation.  De Beira would also have to amend, as applicable, its filings at the state and provincial level.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for the period up to December 31, 2007.

Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must

1.

complete, sign and deliver a subscription agreement, and

2.

deliver a check or certified funds to “De Beira Goldfields Inc.” for acceptance or rejection.

All checks for subscriptions must be made payable to “De Beira Goldfields Inc.”.

Right to reject subscriptions

De Beira has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by De Beira to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after De Beira receives them by contacting the subscriber via telephone.  If De Beira receives an offer on a Friday, De Beira will confirm its acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hour commitment.  Within 10 days of accepting a subscription De Beira will deliver via courier to the subscriber a copy of the accepted and signed subscription agreement and a share certificate representing the shares subscribed for.

Stockholder’s Offering

The following table sets forth the number of shares of common stock that may be offered for sale from time to time by the selling stockholders.  The shares of common stock offered for sale constitute all of the shares known to De Beira to be beneficially owned by the selling stockholders.  None of the selling stockholders has held any position or office with De Beira, except as specified in the following table.  None of the selling stockholders had or have any material relationship with De Beira.

Selling Stockholder	Shares Owned before Offering	Shares to be Offered
Marc Aerni	10,000	10,000
Affaires Financières S. A.	1,250,000	1,250,000
Cadden Nominees Pty Ltd ATF The C J Carson Family Trust	25,000	25,000
Cadden Nominees Pty Ltd ATF The Carson Family Superannuation Fund	10,000	10,000
Judy Calcei	10,000	10,000
Carrington International Ltd.	1,000,000	1,000,000

Form SB-2	De Beira Goldfields Inc.	Page 16

Selling Stockholder	Shares Owned before Offering	Shares to be Offered
Robert Chanson	20,000	20,000
Viktor Dario	100,000	100,000
Andrew Robert Dinning	60,000	60,000
El & A. Ltd.	1,750,000	1,750,000
Marcel Ewald	40,000	40,000
Geld Art AG	200,000	200,000
ISI Nominees Limited	1,000,000	1,000,000
Paul Mario Jurman	12,500	12,500
Eduard Kiener	250,000	250,000
Lawewa International Ltd.	30,000	30,000
Mark Calderwood ATF Mark Calderwood Family Trust	30,000	30,000
Kurt Monhart	50,000	50,000
Dr. Daniel Muhlemann	50,000	50,000
P.G. & S.M. Lloyd <The Lloyd Superannuation Fund Account>	25,000	25,000
Rahn & Bodner	625,000	625,000
Redbridge Minerals (Overseas) Ltd.	500,000	500,000
Heinz Reinhart	20,000	20,000
Alla Skripnikova	15,000	15,000
Sonrie Properties Inc.	1,250,000	1,250,000
Ursula S. Ulrich	50,000	50,000
Denis von Sury	20,000	20,000
Eugen Weinberg	200,000	200,000
Wth Beteiligungsgesellschaft mbH	80,000	80,000
Eckhard Wucherer	200,000	200,000
Total		8,882,500

To the best of De Beira’s knowledge and belief, all of the shares of common stock are beneficially owned by the registered stockholders.  The registered stockholders each have the sole voting and dispositive power over their shares.  There are no voting trusts or pooling arrangements in existence and no group has been formed for the purpose of acquiring, voting or disposing of the security.

Form SB-2	De Beira Goldfields Inc.	Page 17

None of the selling stockholders are broker-dealers or affiliates of a broker-dealer.  All of the selling shareholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S.  Each of these selling stockholders also agreed, as set out in their respective subscription agreements and as evidenced by the legend on their respective share certificates, that they would not, within one year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

Plan of Distribution

The selling stockholders, who currently own 8,882,500 shares of De Beira’s common stock, may sell some or all of their common stock in one or more transactions, including block transactions:

1.

on such public markets or exchanges as the common stock may be trading from time to time;

2.

in privately negotiated transactions;

3.

through the writing of options on the common stock;

4.

in short sales; and

5.

in any combination of these methods of distribution.

The sales price offered by the selling stockholders to the public may be:

a.

the market price prevailing at the time of sale;

b.

a price related to such prevailing market price; or

c.

such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Rule 144 the Securities Act of 1933.  A description of the selling limitations defined by Rule 144 can be located on page 39 of this prospectus.

The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling stockholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders.  Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with De Beira.  Such partners may, in turn, distribute such shares as described above.

If any of the selling stockholders enter into arrangements with brokers or dealers, as described above, De Beira is obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

De Beira has filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling stockholders.  There can be no assurance that the selling stockholders will sell any or all of their offered shares.

De Beira will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders.  De Beira is bearing all costs relating to the registration of the selling stockholders’ shares of common stock.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their shares of common stock.

Form SB-2	De Beira Goldfields Inc.	Page 18

The selling stockholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of their shares of common stock.  In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

not engage in any stabilization activities in connection with our common stock;

2.

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

not bid for or purchase any of De Beira’s securities or attempt to induce any person to purchase any of De Beira’s securities other than as permitted under the Securities Exchange Act.

Penny Stock rules

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in De Beira will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission will require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

Form SB-2	De Beira Goldfields Inc.	Page 19

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for De Beira’s stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

The additional burdens imposed upon broker-dealers by such disclosure requirements may discourage broker-dealers from effecting transactions in De Beira’s securities, which could severely limit the market price and liquidity of De Beira’s securities.

Regulation M

During such time as De Beira may be engaged in a distribution of any of the shares it is registering by this registration statement, De Beira is required to comply with Regulation M of the Securities Exchange Act of 1934.  Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities.  Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  De Beira has informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and De Beira has also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the shares of common stock offered by this prospectus.

It is strongly recommended that selling stockholders and distribution participants consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

De Beira is not aware of any pending litigation or legal proceedings and none have been contemplated or threatened.

MANAGEMENT

Any director of De Beira is elected by the stockholders to a term of one year and serves until his successor is elected and qualified.  Any officer of De Beira is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until he is removed from office.  The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of De Beira’s officers and sole director is set forth below:

Form SB-2	De Beira Goldfields Inc.	Page 20

Name and Address	Age	Positions
Reg Gillard 30 Ledgar Road Balcatta, Western Australia, 6021	60	Chief Executive Officer, President, and sole member of De Beira’s board of directors
Klaus Eckhof 30 Ledgar Road Balcatta, Western Australia, 6021	48	Chairman
Susmit Shah 30 Ledgar Road Balcatta, Western Australia, 6021	50	Chief Financial Officer, Treasurer and Corporate Secretary

Background of officers and sole director

Reg Gillard BA FCPA FAICD JP • Mr. Gillard (60 years old) has been a director and the Chief Executive Officer and president of De Beira since April 2006.  After practicing as an accountant for over 31 years, during which time Mr. Gillard formed and developed a number of service related businesses, Mr. Gillard now focuses on corporate management, corporate governance and the evaluation and acquisition of resource projects.  During the past three years he has also served as a director of the following companies listed on the Australian and Canadian stock exchanges:

Caspian Oil & Gas Limited *

appointed 6 July 1994

Lafayette Mining Limited *

appointed 15 November 1996

Aspen Group Limited *

appointed 24 December 2001

Persues Mining Ltd.

appointed 24 October 2003

Pioneer Nickel Limited *

appointed 17 March 2005

Eneabba Gas Limited *

appointed 2 August 2005

Tiger Resources Limited *

appointed 9 December 2005

Elemental Minerals Limited *

appointed 6 June 2006

Moto Goldmines Limited

ceased 17 August 2005

* Current directorships

Klaus Eckhof  Dipl. Geol. TU, AusIMM •  Mr. Eckhof (48) has been the Chairman of De Beira since May 2006.  Mr. Eckhof is a qualified geologist and a member of the Australian Institute of Mining and Metallurgy.  Mr. Eckhof migrated to Australia in 1988 to work for Mount Edon Gold Mines (Aust) Limited in Australia, Asia and Africa.  Since 1994, Mr. Eckhof has managed his own geological consultancy company and has considerable experience in assessing and acquiring mineral prospects around the world.  During the past three years, Mr. Eckhof has also served as a director of the following listed companies: Moto Goldmines Limited (since February 2003), Tiger Resources Ltd (June 2005 to October 2006), Condor Resource Limited (since September 1996), Aurora Gold Inc (since July 2004), Elemental Minerals Ltd. (Since February 2006) and African Metals Corporation (since November 2005), Lalo Venture Inc (August 2003 to September 2004), Lakota Resource Inc (December 2002 to October 2005) and Bayswater Ventures Inc (January 2004 to February 2005).

Susmit Mohanlal Shah CA •  Mr. Shah (50) has been the Chief Financial Officer, Treasurer, and Corporate Secretary of De Beira since June 2006.  Mr. Shah is a chartered accountant with over 20 years’ experience.  Over the last 13 years, Mr. Shah has been involved with a diverse range of Australian public listed companies in company secretarial and financial roles.

Conflicts of interest

Management believes that Mr. Gillard and Mr. Eckhof are subject to conflicts of interest.  The conflicts of interest arise from Mr. Gillard’s and Mr. Eckhof’s current ongoing relationships, directorships, and offices with other mining and exploration corporations.  In the future, Mr. Gillard and Mr. Eckhof will continue to be involved in the mining and exploration business for other entities and such involvement could create conflicts of interest.  Mr. Gillard and Mr. Eckhof devote time to their other business activities on an as needed basis and will continue to devote time to their other business activities on an as needed basis.  No policy has been implemented or will be implemented to address conflicts of interest.  Mr. Gillard devotes 15 hours a week to De Beira’s operations and Mr. Eckhof devotes 20 hours a week to De Beira’s operations.

Form SB-2	De Beira Goldfields Inc.	Page 21

Audit Committee Financial Expert

De Beira’s board of directors has determined that De Beira has at least one audit committee financial expert serving on its audit committee.  Reg Gillard, De Beira’s president, chief executive officer, sole director, and sole member of its audit committee, qualifies as an audit committee financial expert.  However, Mr. Gillard does not meet the independent requirements for an audit committee member.  Susmit Shah, De Beira’s chief financial officer, also qualifies as an audit committee financial expert, but is not currently a member of De Beira’s board of directors or audit committee.

Code of Ethics

De Beira has adopted a code of ethics that applies to all its executive officers and employees, including its CEO and CFO.  See Exhibit 14 – Code of Ethics for more information.  Also, De Beira’s code of ethics has been posted on its website at www.debeira.com.  De Beira undertakes to provide any person with a copy of its code of ethics free of charge.  Please contact Susmit Shah at 011-61-8-9240-6717 to request a copy of De Beira’s code of ethics.  Management believes De Beira’s code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

EXECUTIVE COMPENSATION

Compensation was paid to De Beira’s executive officers and sole director as follows:

Summary Compensation Table
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Reg Gillard CEO and President, Director April 2006 - present	2005 2006	n/a 11,289	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil
Klaus Eckhof Chairman May 2006 - present	2005 2006	n/a 11,247	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil
Susmit Shah (1) CFO June 2006 - present	2005 2006	n/a 21,597	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil
Michel Fronzo (2) CEO May/04 - April/06 CFO May/04 - June/06	2005 2006	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil

(1)  Administration, accounting and secretarial fees of $21,597 were paid to Corporate Consultants Pty Ltd, a company in which Mr. Shah is a director and has a beneficial interest.

(2)  Mr. Fronzo donated services of $4,500 in 2006 and $6,000 in 2005.

Since De Beira’s inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or repriced.

Form SB-2	De Beira Goldfields Inc.	Page 22

Currently, there are no arrangements between De Beira and any of its directors whereby such directors are compensated for any services provided as directors.

There are no other employment agreements between De Beira and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of De Beira or from a change in a named executive officer’s responsibilities following a change in control, with the exception of the following:

Management Agreement

Pursuant to the terms and conditions of a management agreement, De Beira Goldfields Inc. has retained the services of Reg Gillard for a term of 12 months beginning April 19, 2006 and expiring on April 18, 2007.  Since then, Mr. Gillard’s services are retained on a month to month basis.  Mr. Gillard provides his services as the president and chief executive officer of De Beira and his business management expertise to De Beira in connection with its business activities.  De Beira will pay Mr. Gillard $5,000 Australian Dollars per month for providing such services and will reimburse Mr. Gillard for any reasonable out-of-pocket expenses that he incurs in fulfilling the terms of this agreement. Either party may terminate the agreement with 30 days’ notice.  See Exhibit 10.2 - Management Agreement for more details

Indemnification

Pursuant to De Beira’s By-laws, De Beira may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in De Beira’s best interest.  In certain cases, De Beira may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, De Beira must indemnify him against all expenses incurred, including attorney’s fees.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 that may be permitted to directors or officers under Nevada law, De Beira is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which De Beira was a party to, except for the following:

Consultant Agreement

On April 6, 2006, De Beira retained the technical services of Corporate & Resource Consultants Pty. Ltd. (“CRC”), a private Australian company, which is owned in part by Reg Gillard, Klaus Eckhof, and Susmit Shah, the officers and director of De Beira.  Initially, CRC was appointed as technical consultant for De Beira, with responsibility for identifying and negotiating the acquisition of interests in prospective copper and gold projects in South America.  It was anticipated that at the conclusion of this phase, CRC would be responsible for the exploration and management of De Beira’s interests in the projects.  However, the parties have agreed that CRC will play no role in the future exploration and management of De Beira’s mineral project interests. No amounts have been paid or are payable to CRC in relation to this agreement for the year ended August 31, 2006.

Management Agreement

Pursuant to the terms and conditions of a management agreement, De Beira has retained the services of Reg Gillard for a term of 12 months beginning April 19, 2006 and expiring on April 18, 2007.  Mr. Gillard provides his services as the president and chief executive officer of De Beira and his business management expertise to De Beira in connection with its business activities.  De Beira will pay Mr. Gillard $5,000 Australian Dollars per month for providing such services and will

Form SB-2	De Beira Goldfields Inc.	Page 23

reimburse Mr. Gillard for any reasonable out-of-pocket expenses that he incurs in fulfilling the terms of this agreement. Either party may terminate the agreement with 30 days’ notice.  See Exhibit 10.2 - Management Agreement for more details.

Transactions with Promoters

De Beira’s officers are currently the only promoters of De Beira.  None of the officers have received anything of value from De Beira nor are any of the officers entitled to receive anything of value from De Beira for services provided as a promoter of De Beira.  Also, since inception, De Beira has not paid any promoter for services provided as a promoter of De Beira.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares of common stock owned beneficially by De Beira’s director and officers, individually and as a group, and the present owners of 5% or more of De Beira’s total outstanding common shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Security Ownership of Certain Beneficial Owners (more than 5%)

Title of class	Name and address of beneficial owner	Number of shares beneficially owned (1)	Percent of class (2)
Shares of common stock	Reg Gillard 30 Ledgar Road Balcatta, Western Australia 6021	6,000,000	13.6%

(1)

The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.

(2)

Based on 44,096,785 shares of common stock issued and outstanding as of the date of this Form SB-2.

Security Ownership of Management

Title of class	Name and address of beneficial owner	Number of shares beneficially owned (1)	Percent of class (2)
Shares of common stock	Reg Gillard 30 Ledgar Road Balcatta, Western Australia 6021	6,000,000	13.6%
Shares of common stock	Klaus Eckhof 30 Ledgar Road Balcatta, Western Australia 6021	714,285	1.6%
Shares of common stock	Susmit Shah 30 Ledgar Road Balcatta, Western Australia 6021	Nil	0.0%
Shares of common stock	All officers and directors as a group (1 person)	6,714,285	15.2%

(1)

The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.

(2)

Based on 44,096,785 shares of common stock issued and outstanding as of the date of this Form SB-2.

Form SB-2	De Beira Goldfields Inc.	Page 24

Changes in Control

Pursuant to the terms and conditions of a share sale agreement, De Beira has agreed to acquire an 80% interest in Minanca Minera Nanguipa, Compañía Anónima.  As consideration for the acquisition, De Beira has agreed to issue 10,000,000 restricted shares of common stock in the capital of De Beira to Emco Corporation Inc., S.A.  As a result of this share issuance, there will be a change in the controlling shareholder of De Beira and Emco will own 18.5% of the issued and outstanding shares of common stock of De Beira and Mr. Gillard’s beneficial ownership will be reduced to 11.1%.  See Exhibit 10.4 - Share Sale Agreement for more details.

DESCRIPTION OF SECURITIES

De Beira’s authorized capital stock consists of 75,000,000 shares of common stock with a par value $0.001 per share.

The holders of De Beira’s common stock:

·

have equal ratable rights to dividends from funds legally available if and when declared by De Beira’s board of directors;

·

are entitled to share ratably in all of De Beira’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of De Beira’s affairs;

·

do not have preemptive, subscription or conversion rights;

·

do not have any provisions for purchase for cancellation, surrender or sinking or purchase funds or rights;

·

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.

No shareholder approval is required for the issuance of De Beira’s securities, including shares of common stock, stock options and share purchase warrants.

De Beira’s Certificate of Incorporation and By-laws and the applicable statutes of the State of Nevada provide a more complete description of the rights and liabilities of holders of De Beira’s capital stock.  Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the applicable statutes of the State of Nevada and De Beira’s By-laws.

Non-cumulative voting

Holders of shares of De Beira’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of De Beira’s directors.

Dividend Policy

As of the date of this prospectus, De Beira has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of De Beira’s board of directors and will depend upon De Beira’s earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions.  It is De Beira’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

DESCRIPTION OF BUSINESS

General

De Beira Goldfields Inc. (“De Beira”) is a Nevada corporation that was incorporated on May 28, 2004.

Since June 2006, De Beira has had its office at 30 Ledgar Road, Balcatta, Western Australia, 6021.  The telephone number at this office is 011-61-89-240-2836.  De Beira uses this office space under an arrangement whereby an entity related to the president and director of De Beira and chairman of De Beira provides office administration, accounting and corporate secretarial services to De Beira for a fee based on time and hourly charge rates.  De Beira maintains its statutory registered agent’s office at 2470 St. Rose Parkway, Henderson, Nevada, 89075.

Form SB-2	De Beira Goldfields Inc.	Page 25

De Beira is an exploration stage company engaged in the acquisition and exploration of mineral properties.  De Beira’s plan of operations is to conduct mineral exploration activities on the mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits.  De Beira’s exploration program is designed to explore for commercially viable deposits of base and precious minerals, such as gold, silver, lead, barium, mercury, copper, and zinc minerals.  See “Business of De Beira” and “Management’s Discussion and Analysis or Plan of Operations” below for more information.

On May 9, 2006, De Beira signed a letter of understanding to acquire up to a 70% interest in the Titiribi Gold / Copper project in Colombia, South America (the “Colombia Property”).  See Exhibit 10.2 – Letter of Understanding for more details.

Also, on June 15, 2006, De Beira entered into an agreement to acquire an 80% interest in Minanca Minera Nanguipa, Compañía Anónima (“Minanca”), subject to certain conditions.  Minanca owns certain mineral exploration property, including plant and equipment, in Ecuador, South America (the “Ecuador Property”).  See Exhibit 10.4 – Share Sale Agreement for more details.

On July 5, 2006, De Beira entered into agreements with the Goldplata Group to acquire an interest of up to 70% in the Condoroma and Suyckutambo Projects in Peru, South America (the “Peru Property”), which are prospective for gold and silver.  See Exhibit 10.5 – Suyckutambo letter agreement and Exhibit 10.6 – Condoroma letter agreement for more details.

On October 19, 2006, De Beira entered into an arrangement to earn an 80% interest in the Acandi copper / gold project in North East Colombia, near the Panama border, by sole funding exploration expenditure and making cash payments to the present beneficial holder of the project interest.  $505,000 has been incurred in exploration expenditures to February 28, 2007 with no additional payments made through April 11, 2007.  A formal legal agreement has not yet been completed in relation to this project.  Whilst De Beira has not finalised its position with respect to this project, it may in the near term resolve to dispose of its interest in order to focus on its other existing projects.  De Beira has commenced negotiations for the disposal of interest in this project and management expects the disposal terms are likely to include a reimbursement of De Beira’s expenditure on the project, plus a free carried project interest.

De Beira has an authorized capital of 75,000,000 shares of common stock with a par value of $0.001 per share with 44,096,785 shares of common stock currently issued and outstanding.

De Beira has not been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of De Beira’s business.

Business of De Beira

De Beira is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”.  De Beira’s principal business is the acquisition and exploration of mineral resources.  De Beira has not presently determined whether the properties it intends to acquire contain mineral reserves that are economically recoverable.

De Beira is a start-up, development stage company, which has not generated any revenues from its mineral exploration activities.

In the quarter ended February 28, 2006, De Beira announced its intentions to acquire a portfolio of undervalued mineral properties in South America, prospective for gold, silver and copper.

During the next 12 months, De Beira will continue to identify and assess new projects for acquisition purposes, but will also focus on exploring and adding value to the project interests acquired in the past 12 months.  De Beira will continue to identify and assess undervalued mineral properties in South America for eventual acquisition.   Management will also focus on progressing exploration activities on the project interests that De Beira has secured thus far.

Form SB-2	De Beira Goldfields Inc.	Page 26

Property Interests

The following is a summary of De Beira’s principal property interests, segregated by the operations on De Beira’s claims.  De Beira does not have any assets or mineral properties that are currently in production or contain a reserve.

A.

Titiribi Gold/Copper Project - Columbia Property

De Beira entered into an agreement with Goldplata Corporation Limited, Goldplata Resources Inc. and Goldplata Resources Sucursal Colombia (the “Goldplata Group”) dated May 6, 2006, whereby De Beira was granted an option to acquire up to a 70% interest in the Titiribi Gold/Copper project in Colombia, South America (the “Colombia Property”).  The agreement allows De Beira to acquire an initial interest of 65% by sole funding $8 million in exploration expenditures within a 3 year period (the “Option Period”). The Option Period commenced on June 9, 2006.  After acquiring 65% interest, De Beira has 60 days to elect to sole fund further expenditures in order to acquire another 5%, giving it a total interest of 70%.  See Exhibit 10.2 – Letter of Understanding for more details.

The additional interest is to be acquired upon the earlier of completing a bankable feasibility study or spending a further $12 million, both within a period of no more than 3 years from the time of the election.  De Beira may not withdraw from the agreement after the start of the Option Period until it either incurs $1 million in exploration expenditure or pays $1 million to the Goldplata Group.  $130,000 was incurred in exploration expenditures during the year-ended August 31, 2006, with a total of $1,560,000 incurred in exploration expenditures up to the date of this registration statement.

Introduction

Colombia is divided into four geographic regions: the Andean highlands, consisting of the three Andean ranges and intervening valley lowlands; the Caribbean lowlands coastal region; the Pacific lowlands coastal region, separated from the Caribbean lowlands by swamps at the base of the Isthmus of Panama; and eastern Colombia, the great plain that lies to the east of the Andes Mountains.

Location and Access

The Titiribi mining district, population of approximately 15,000 people, is located ca. 70 kilometers southwest of Medellín in the Department of Antioquia, on the northwestern margin of Colombia’s Central Cordillera.  Access is by well-maintained paved road from Medellín to the historic town of Titiribi.  From Titiribi to the project area access is by fair gravel roads, and the use of 4WD is required due to the road being steep in places.

The general land use of Titiribi is mixed agricultural principally, coffee, sugarcane and dairy cattle. Artisanal mining, including precious metals and coal continues and forms a limited section of the regional economy.

Climate and Geomorphology

The Titiribi Town and project area is situated along the latitude of approximately 6° north, and lies in an altitude range of between 1,500m and 2,200m above sea level.  Generally the area is considered to have a moderately wet but cool tropical climate.  The area was once covered in jungle though now long since cleared to make way for coffee and cattle.

Geology and Mineralization

Titiribi is a historic multi-million ounce Gold and base metal mining district set in the Mid Northern region of Colombia approximately 70 kilometers southwest of the city of Medellín.  Recorded mining activity commenced in 1794, and more or less continuous production, at differing scales, has been observed since that time. In the 1800's and early 1900's Au-Ag (Zn-Pb-Cu) production came from at least 14 principle-mining areas within a three-kilometer radius of the town of Titiribi. Activity from approximately 1942 to present can be classified as minimal and strictly artisanal. Peak production activity dates from the period 1885 through 1930.

Form SB-2	De Beira Goldfields Inc.	Page 27

This gold district is similar to other gold producing areas in the Colombian Cordilleras, and is made up of a series of high-grade polymetallic veins, which are associated with a porphyry style intrusive system.  Mineralization is associated with Miocene porphyry intrusives, and is hosted in a variety of distinct litho-structural settings. Historic mineralisation was mined from high-grade Au-Ag replacement mantos and fault-controlled veins hosted within Paleozoic schist and Oligocene continental-marine sedimentary rocks. Low-grade mineralisation is widespread and occurs as disseminations and replacements within the sedimentary rocks, and as porphyry-style disseminations and stockwork within hypabyssal intrusions.

Murial Mining S.A (South America), (“Murial”), initiated modern exploration work in 1992, focusing upon the Otra Mina - Cateadores - Chisperos - Muriel - Cerro Veta sectors of the Titiribi district. Numerous adits and drives were re-opened, cleaned, advanced and sampled. In 1998, based on results from the Murial/Ace exploration, Goldfields Ltd of South Africa conducted additional geophysics and soil geochemistry, resulting in a 2,500 meter diamond-drilling program in and around the Cerro Veta target area.

This drilling led to the discovery of the Cerro Veta porphyry considered as a potentially bulk-minable Au-Cu, (Gold-Copper) resource, located two kilometers west of the Titiribi town. The Cerro Veta porphyry system is a well defined, zoned, although fault disrupted, poly-phase Au-Cu (Ag, Mo) porphyry system measuring some 725 meters N-S by 550 meters E-W.

From the current interpretation of the limited historical drill data and the local geology, it seems that considerable potential exists at Titiribi to delineate a resource relatively quickly with additional drilling. Mineralization is open along strike and at depth.

At the Titiribi Project, De Beira uses the Goldplata Group to manage and implement exploration programs.  The programs are prepared by De Beira and De Beira supervises the implementation of the programs by the Goldplata Group.  The current emphasis of the exploration program is to carry out approximately 6,000 meters of diamond drilling.  The objective of the current drill program is to expand the zones of mineralization and to provide a better understanding of the structural geology.

B.

Minanca Project - Ecuador Property

On June 15, 2006, De Beira entered into an agreement with Emco Corporation (“Emco”) whereby De Beira was granted an option to acquire an 80% interest in Minanca Minera Nanguipa, Compania Anonima (“Minanca”), which owns mineral exploration property in Ecuador (the “Ecuador Property”), for an aggregate purchase price of $30,400,000 comprised of 10 million restricted common shares of De Beira at an issue price of $3 per common share and a cash payment of $400,000.  See Exhibit 10.4 – Share Sale Agreement for more details.

On June 16, 2006, De Beira paid $400,000 as per the terms of the agreement and provided a loan advance of $100,000 to Minanca.

Under the terms of the acquisition agreement and following settlement of the acquisition, De Beira is obligated to advance loan amounts of $7,000,000 to Minanca as follows:

a.

$1,500,000 within 15 days of settlement of the acquisition transaction for upgrade expenditures on the Property (paid in full by the date of this registration statement);

b.

$400,000 by July 31, 2006 for upgrades to the Property (paid in full by the date of this registration statement);

c.

$1,375,000 by October 2, 2006 to be paid for existing debt owed by Minanca (paid in full by the date of this registration statement); and

d.

The balance of $3,725,000 for exploration expenditures on the Property to be paid equally over a period of 5 months beginning September 1, 2006 with the final payment due on January 1, 2007 (five installments of $745,000 each have been paid by the date of this registration statement.)

Minanca is to undertake to grant a mortgage over all its assets to De Beira as security against the loan amounts noted above. The loan is due on demand, however the loan is to be repaid only from cash surpluses generated from production by Minanca. Repayment of the loan ranks in priority ahead of any dividend or distribution payments to shareholders of Minanca. The loan does not have a stated rate of interest.

Form SB-2	De Beira Goldfields Inc.	Page 28

Minanca is to appoint De Beira as the joint operator of the Property and De Beira is to be responsible for keeping the Property and all permits in good standing during the term of the formal agreement.

A formal agreement was executed by both parties on July 10, 2006 and in conjunction with the signing of the agreement, De Beira provided Emco with a $100,000 deposit.  The issue of 10,000,000 restricted common shares has not been completed at the date of this registration statement and the acquisition agreement remains unconsummated.  See Exhibit 10.4 – Share Sale Agreement for more details.

Minanca is a private company, registered under the laws of Ecuador.  Minanca’s head office is located at the town of Portovelo.

Minanca is an exploration stage company in Ecuador, primarily active since its inception in the feasibility stage for gold in the southern area of the country, specifically in the El Oro Province.   Minanca has small scale gold production from underground workings.  Mine management and all mining activities are sub-contracted to a third party mining operator.

Location and Access

The 45 hectare Minanca Project is located in the highly productive Portovelo-Zaruma gold belt in the El Oro province of Ecuador  The Portovelo region is host to a 15 km long system of poly metallic epithermal veins.  Locally the vein system covers an area approximately 7 km long by 1 km wide, with mineralisation hosted in highly fractured host rocks with quartz and carbonate filling.

History

The Minanca property has been continuously mined since 1845 and mining in the region dates back to the 1600’s.  Mineralisation on the Minanca property includes gold, silver, copper, zinc and lead occurring in quartz calcite veins within an andesite host rock.  The mine has 3 principal veins, varying in widths from 0.6m to 5m and length between 500m and 800m, of which only the Abundancia vein is the focus of current mining activity.  This vein system is postulated as originating from dilatational fissure openings resulting from the strike slip fault movements associated with the Portovelo Caldera.  Numerous stockwork veinlets separate the major veins, and these stockworks are currently undergoing evaluation for an open pit-mining scenario.

Recent sampling of the underground workings and surface grab and trench samples has confirmed the stock work and the porphyry system to host significant gold, silver and zinc mineralisation.  As a result of the encouraging sampling results, Minanca is currently drilling to test the size and grade potential of the hosting Andesitic lithologies.

Geology

The dominant feature of the region is the Portovelo Caldera.  This structure is considered to be Tertiary to Pleistocene in age and has a diameter of 10-12 kilometers.  Mineralization is associated quartz-carbonate veins within a seven km N-S orientated fault envelope.  The fault envelope is interpreted as a mega tension gash system formed within the 6.5 kilometer gap separating the NW-SE trending Puente Busa Fault located to the north of Zaruma and the Pinas-Portovelo fault located south of Portovelo.  Within this envelope are a series of enechelon faults, which cut through a highly weathered grey porphyritic andesite and felsic porphyry.

Principal vein systems, which contain the majority of the mineralization, have a northerly orientation and are visible at a surface as weathered gullies across the mountainside.  The vein system covers an area approximately seven kilometers in length and one kilometer wide.  The vein systems are postulated as being formed as a result of fissure openings created by strike-slip fault movements along regional faults, which control the caldera’s location.  The Minanca project contains a series of these veins.

Within the project there is also a NE trending mineralised zone of approximately 600 meters in length by 135 meters in width, currently identified as the Magner Filon.  This zone is characterized hydrothermal alteration resulting in elevated levels of silica and pyrite content.  Recent surface outcrop sampling, in a highly leached environment, resulted in values up to 7.8 g/t gold.

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The mining operation at Minanca follows the major Abundancia vein and other sub parallel veins, which have been mapped and mined for a number of years.  Between these large veins is a stockwork of quartz veins, seen at excavations previously carried out on the upper slopes of the concession.  The excavations are designed to expose and sample the weathered portion of the porphyry noted on the property in order to assess the feasibility of an open pit operation.

Presently, Minanca is carrying out exploration programs including drilling that are designed to provide a better understanding of structural geology, and extend the zones of mineralization.  Minanca’s medium to long term objective is to define resources outside the present mining zones of sufficient tonnages and grades that may eventually permit the company to engage in open pit mining.

C.

Condoroma and Suyckutambo Projects - Peru Property

On July 5, 2006, De Beira entered into agreements with the Goldplata Group to acquire an interest of up to 70% in the Condoroma and Suyckutambo Projects in Peru, which are prospective for gold and silver.  De Beira was granted an option to acquire up to 70% interest in each of these two projects on identical terms.  The agreements allow De Beira to acquire an initial interest of 65% by sole funding $4 million in exploration expenditures within a 3 year period (the “Option Period”).  The Option Period commenced on August 4, 2006.  After acquiring 65%, De Beira has 60 days to elect to sole fund further expenditures in order to acquire another 5%, giving it a total interest of 70%.  The additional interest is to be acquired upon the earlier of completing a bankable feasibility study or spending a further $6 million, both within a period of no more than 3 years from the time of the election.  De Beira may not withdraw from the agreement after the start of the Option Period until it either incurs $500,000 in exploration expenditures or pays $500,000 to the Goldplata Group.  $45,000 was incurred in exploration expenditures during the year ended August 31, 2006, with a total of $610,000 incurred in exploration expenditures up to the date of this registration statement.

Location and Access to Suyckutambo

The Suyckutambo Project area is accessed via road and is located approximately 20km from the town of Cayllomain the district and province of Caylloma.  Caylloma is approximately 220 kilometers from the large regional centre of Arequipa, in Southern Peru and approximately 150 kilometers from the border with Bolivia.

History

The Suyckutambo Project area has had a history of mining dating back to colonial times.  Recent activity saw mining of the area by Cia De Minas del Peru (MHC) between 1945 and 1965 with a 150 Tpd plant through which 1M tonnes was treated for 9.03M ounces of silver and 125,400 ounces of gold.  The grades vary during the mine life of this time and eventually water inflow stopped the mine.

Geological Setting

The regional geological setting for the Caylloma district is dominated by a NE trending southeast dipping vein system that lies within the lower-Miocene age Tacaza Group of interbedded Andesites and Andesitic pyroclastic units.  The district occurs in a triangular area averaging several km in width between the N-S right lateral Cuchillades fault and NW trending left lateral Trinidad fault that set up a tensional environment for the formation of the vein sets.

The 11.4 million year old Chonta Caldera occurs to the northeast and the large and younger, 2.5 million year old Caylloma Caldera occurs to the east.

Locally at Suyckutambo the prominent Santa Ursula Vein is the host of the gold and silver.

Condoroma

The Condoroma Project area is accessed via road and is located approximately 205 kilometers from Arequipa and 15 kilometers from the town of Caylloma in the district and province of Caylloma (approximately 5 kilometers from the Suyckutambo Project area).

Form SB-2	De Beira Goldfields Inc.	Page 30

Geology

Several veins are visible within the Condoroma property though the historical mining focus was on 4 main vein systems, The Bononanza Vein, Ramil Vein and Santa Rita-Mercedes.  The principal elements are silver with associated minor gold, and lead and zinc.  The veins strike approximately N35-45 degrees west with a 60 to 90 degree southerly dip.  The NE striking Santa Rita Vein intersects the Mercedes vein in an area De Beira is confident will host significant mineralisation.  The numerous stock work veinlets within the system were tested with limited sampling by previous workers and show the veinlets to also be mineralised.

Mineralisation is hosted in volcanic intrusives of the Tacaza Group. Mineralisation style is epithermal veins of quartz-calcite-siderite-rhodochrosite gangue and pyrite-galena-sphalerite sulphides with manganese oxides and minor gold and electrum.

The exploration activity at present on the Condoroma and Suyckutambo Project areas is focused on literature search, data review, mapping, and surveying.  De Beira has applied for permission to commence drilling.  Drill targets have been provisionally identified and, upon granting of permission, it is anticipated that a 3,000 meter drill program will commence at Condoroma.  Thereafter, and, subject to results, a similar sized drill program will be undertaken at Suyckutambo.

D.

Acandi Copper / Gold Project - Columbia

On October 19, 2006, De Beira entered into an arrangement to earn an 80% interest in the Acandi copper / gold project in North East Colombia, near the Panama border, by sole funding exploration expenditure and making cash payments to the present beneficial holder of the project interest. $505,000 has been incurred in exploration expenditures to February 28, 2007 with no additional payments made through April 11, 2007.  A formal legal agreement has not yet been completed in relation to this project.  Whilst De Beira has not finalized its position with respect to this project, it may in the near term resolve to dispose of its interest in order to focus on its other existing projects.  De Beira has commenced negotiations for the disposal of interest in this project and management expects the disposal terms are likely to include a reimbursement of De Beira’s expenditure on the project, plus a free carried project interest.

Competition

De Beira competes with other mining and exploration companies possessing greater financial resources and technical facilities than De Beira in connection with the acquisition of mineral exploration claims and in connection with the recruitment and retention of qualified personnel.  Many of De Beira’s competitors have a very diverse portfolio and have not confined their market to one mineral or property, but explore a wide array of minerals and mineral exploration properties.  Some of these competitors have been in business for longer than De Beira and may have established more strategic partnerships and relationships than De Beira.

Management believes that it will have a competitive advantage over its competitors due to their network of contacts, which will enable management to identify and acquire prospective mineral properties more quickly and efficiently than many of De Beira’s competitors.

Government Controls and Regulations

De Beira’s exploration and development activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties.  These laws are continually changing and, as a general matter, are becoming more restrictive. De Beira’s policy is to conduct business in a way that safeguards public health and the environment.  De Beira believes that its mineral exploration activities are conducted in compliance with applicable laws and regulations.

The various levels of government controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased.  With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards.  Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations, and may require that some former mineral exploration properties be managed for long periods of time.

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Any existing or probable governmental controls or regulations will not materially affect De Beira’s current business, including any applicable environmental laws.

De Beira will be required to obtain work permits for any exploration work that results in a physical disturbance to the mineral claims.  De Beira will be required to obtain a work permit if it proceeds with the subsequent phases of its proposed mineral exploration programs.  As the exploration programs proceed to the trenching, drilling and bulk-sampling stages, De Beira will be required to post small bonds and file statements of work.  De Beira will be required by to undertake remediation work on any work that results in physical disturbance to the mineral claims.  The cost of remediation work will vary according to the degree of physical disturbance.

It is De Beira’s responsibility to provide a safe working environment, not to disrupt archaeological sites, and conduct its activities in such a manner as to cause unnecessary damage to the mineral exploration properties.

De Beira will secure all necessary permits for exploration and will file final plans of operation prior to the commencement of any mineral exploration operations.  Management anticipates no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation.  No endangered species will be disturbed.  Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law.  Any portals, adit or shafts will be sealed upon abandonment of the mineral exploration properties.  It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of De Beira’s proposed activities cannot be determined until it commences operations and knows what that will involve from an environmental standpoint.

De Beira and Minanca are in compliance with the foregoing legislation and will continue to comply with the legislation in the future.   Management believes that compliance with the foregoing legislation will not adversely affect De Beira’s business operations in the future or its competitive position.

Effect of Existing or Probable Government Regulations on De Beira’s Business

De Beira’s business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time.  Changes to current local, state or federal laws and regulations in the jurisdictions where De Beira operates could require additional capital expenditures and increased operating and/or reclamation costs.  De Beira is unable to predict what additional legislation or revisions may be proposed that might affect its business or when any such proposals, if enacted, might become effective.  Such changes, however, could require increased capital and operating expenditures and could prevent or delay certain operations by De Beira or the property operators.   Although De Beira is unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomical.

Dependence on One or a Few Major Customers

De Beira does not have any major customers that it depends on.  De Beira is still in the start up phase and has not as of yet negotiated a contract with a major client.  Base or precious metals can be readily sold on numerous markets throughout the world and it is not difficult to ascertain their market price at any particular time.  Since there are a large number of available base and precious metal purchasers, De Beira is not dependent upon the sale to any one customer.  Also, management believes that, because of the availability of alternative refiners, no material adverse effect would result if De Beira lost the services of any of its current refiners.

Patents/Trade Marks/Licences/Franchises/Concessions/Royalty Agreements or Labour Contracts

De Beira currently does not own any patents or trade marks.  Also, De Beira is not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.

Number of Total Employees and Number of Full Time Employees

De Beira has only one paid employee at this time.  De Beira intends to retain the services of independent geologists, prospectors and consultants on a contract basis to conduct the exploration programs on its claims.

Form SB-2	De Beira Goldfields Inc.	Page 32

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This prospectus contains forward-looking statements.  These statements are not historical facts, but rather are based on De Beira’s current expectations, estimates and projections about its industry, management’s beliefs and assumptions.  Words including “may,” “could,” “would,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond De Beira’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  These risks and uncertainties include general economic conditions, particularly as they affect De Beira’s ability to raise sufficient working capital, De Beira’s ability to successfully develop its mineral properties, De Beira’s ability to raise sufficient equity to cover its operating expenses, and other factors that are described in the sections of this prospectus titled “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation,” “Business” and elsewhere.  De Beira cautions you not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this prospectus.  De Beira is not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Overview

De Beira was incorporated in the State of Nevada on May 28, 2004.  De Beira’s primary business is the acquisition and exploration of mineral resources and is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard No. 7 “Accounting and Reporting for Development Stage Enterprises”.   De Beira is focused on progressing exploration activities on mineral properties in South America

The financial statements for the years ended August 31, 2006 and 2005 have been prepared assuming De Beira will continue as a going concern.  De Beira has incurred net losses of approximately $849,000 and $16,000 for the years ended August 31, 2006 and 2005, respectively.  The report of the independent registered public accounting firm on De Beira’s financial statements as of and for the year ended August 31, 2006 includes a ‘going concern’ explanatory paragraph that means that the accounting firm has expressed substantial doubt about De Beira’s ability to continue as a going concern.  Management’s plans with respect to these matters are described in this section and in De Beira’s financial statements, and this material does not include any adjustments that might result from the outcome of this uncertainty.  There is no guarantee that we will be able to raise the funds or raise further capital for the operations planned in the future.

Financial Condition

De Beira is an exploration stage company and De Beira’s ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations.  De Beira’s auditors’ report on its 2006 financial statements contained an explanatory paragraph that states that due to recurring losses since inception, limited history, and no revenue producing operations substantial doubt exists as to De Beira’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that De Beira will continue as a going concern.  Since its inception in May 2004, De Beira has not generated revenue and has incurred net losses.  Accordingly, it has not generated cash flow from operations and has primarily relied upon advances from shareholders and proceeds from equity financings to fund its operations.  These conditions raise substantial doubt about De Beira’s ability to continue as a going concern.  As discussed in Note 6 of the interim financial statements below and in the Management’s Discussion and Analysis, subsequent to August 31, 2006, De Beira received proceeds of $6,106,000 from financings which will enable De Beira to commence mining exploration activities.

As of February 28, 2007, De Beira had cash and cash equivalents of $288,719.  Management believes that existing cash on hand, $513,878 loan funds received subsequent to February 28, 2007, the anticipated partial repayment of funds lent to Ecuadorian company, Minanca, and this offering will be sufficient to fund De Beira’s overheads through February 29, 2008.  De Beira is seeking equity financing of up to $4,000,000 from this offering to provide for the capital required to fund activities of certain acquisitions discussed in Notes 3 and 5 of the interim financial statements below, and in this Management’s Discussion and Analysis.  On May 7, 2007, De Beira received a payment of $1,000,000 from Minanca representing a partial loan repayment.  There is no assurance that De Beira will be able to consummate the contemplated financing.  If De Beira is unsuccessful in raising additional capital in a timely manner, it will have a material adverse affect on De Beira’s liquidity, financial condition and business prospects.

Form SB-2	De Beira Goldfields Inc.	Page 33

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of De Beira to continue as a going concern.

Plan of Operation for the Next Twelve Months

De Beira will continue to identify and assess undervalued mineral properties in South America for eventual acquisition.  De Beira will also focus on progressing exploration activities on the project interests that it has secured thus far.

At each of the Condoroma and Suyckutambo projects in Peru, De Beira is required to spend $500,000 over the next 12 months in order to maintain its rights to earn an equity interest in the project and is required to spend an aggregate $4 million in exploration expenditures in a three year period to earn its interest in the Condoroma and Suyckutambo projects.  Again, management anticipates that the majority of this expenditure will be incurred in carrying out drilling programs on these two projects.  Upon completion of the Ecuador acquisition, De Beira has plans, subject to the raising of the necessary capital, to spend approximately $5.5 million on upgrading plant and equipment at the Ecuador mine site and also on carrying out regional exploration with a view to assessing the project’s potential for open cut mining.

De Beira anticipates continuing to rely on private loans, equity sales of common shares, or debt financing in order to fund its proposed plan of operation.  The issuance of additional shares will result in dilution to existing shareholders of De Beira.

De Beira is not currently conducting any research and development activities other than the exploration of the Titiribi Project and Acandi Project in Colombia and the Condoroma and Suyckutambo projects in Peru.  Through provisions of loan funds, De Beira is also enabling Minanca to conduct exploration activities at the Minanca property in Ecuador.  Management does not anticipate conducting development activities in the near future.

Limited operating history; need for additional capital

There is limited historical financial information about De Beira upon which to base an evaluation of its performance.  De Beira is a mineral exploration company but has not generated any revenues thus far from its mineral exploration business.  De Beira cannot guarantee it will be successful in this industry as there is considerable risk and very few explorers are successful in finding a profitable mineral deposit.  De Beira’s business is subject to risks inherent in the mineral exploration and mining industry, including limited working capital, volatility in metal prices, possible delays in the development of its mineral properties, and possible cost overruns due to price and cost increases in products and services it utilizes in its business activities.

To meet its need for cash, De Beira will rely on any funds generated from equity financings.  Any financings will be applied to (1) working capital, including corporate and administration overhead, (2) exploration and mineral acquisition cots and, (3) repayment of debt.

Subsequent to August 31, 2006, De Beira has raised funds of $6,106,000, to enable De Beira to commence exploration activities at its Colombian and Peruvian projects, as well as provide loan funding (for working capital purposes, including exploration) to the Ecuador company in which De Beira is in the process of acquiring a majority interest.  At the present time, De Beira is seeking equity financing of up to a $4,000,000 to provide for the capital required to fund activities at the Colombian and Peruvian projects as well as at the operations in the Ecuador mineral property whose acquisition is proposed to be completed subsequent to quarter end.

If De Beira requires additional proceeds, De Beira will have to find alternative sources, like a public offering, a private placement of securities, or additional loans from its officers or others.  De Beira has no assurance that future equity financing will be available to it on acceptable terms.  If financing is not available on satisfactory terms, De Beira may be unable to continue, develop or expand its mineral exploration activities.  Equity financing could result in additional dilution to existing shareholders.

Form SB-2	De Beira Goldfields Inc.	Page 34

If De Beira is unable to complete any phase of its plan of operation because it does not have enough money, De Beira will put its exploration activities on hold / care and maintenance (to the extent that it is able to do so – in some instances, this could eventually lead to De Beira’s contractual rights to explore ceasing to exist) until De Beira raises additional working capital.  If De Beira cannot raise the required working capital, De Beira will either have to suspend operations until it does raise the required working capital, or cease operations entirely.

Results of Operations

De Beira has generated no operating revenues since its inception on May 28, 2004 through the year ended August 31, 2006.  For the year ended August 31, 2006, De Beira had interest income of $9,100 compared to nil for the year ended August 31, 2005.

Total expenses for the year ended August 31, 2006 were $858,000 compared to $16,000 for the year ended August 31, 2005.  Expenses were higher in fiscal year 2006 primarily due to increased professional fees ($529,000 versus $5,000) and mineral property costs of $194,000.  Professional fees incurred in the 2006 fiscal year were for corporate promotions and public relations, legal fees and accounting and audit fees.  Mineral property costs were primarily for exploration expenditures at the Condoroma and Titribi projects of $45,000 and $132,000, respectively.

De Beira incurred a net loss of $644,437 and $2,055,204, respectively, for the three and six months ended February 28, 2007 compared to $10,754 and $15,719, respectively, for the three and six months ended February 28, 2006.  The main factor contributing to the increased net loss was  mineral property and exploration costs of $523,317 and $1,816,938, respectively and expenditures of $67,512 and $101,269, respectively, for professional fees for the three and six months ended February 28, 2007 compared to nil and nil, respectively, for mineral property and exploration costs and $8,025 and $10,675, respectively, for professional fees for the same three and six month periods in the prior year, as De Beira commenced putting into practice its vision of acquiring undervalued mineral properties in South America.

Liquidity and Capital Resources

De Beira’s capital resources have been limited.  De Beira currently does not generate any revenue from its business operations to be profitable, and to date has primarily relied on the issue of common shares for working capital for its business operations.

As of August 31, 2006, De Beira had cash and cash equivalents of $1,326,000 and a working capital surplus of 1,298,000.  During the year ended August 31, 2006, De Beira used $820,000 in operating activities.  As previously noted, De Beira is not generating revenues and accordingly has not generated cash flows from operations.  De Beira is uncertain as to when it will produce cash flows from operations to meet operating and capital requirements and will require significant funding from external sources.

For the year ended August 31, 2006, De Beira used $400,000 for a deposit to acquire 80% of the outstanding shares of Minanca Minera Nanguipa, Compania Anonima (“Minanca”), which owns mineral exploration property in Ecuador.  De Beira has also invested $2,000,000 in loan advances to Minanca as per the terms of the purchase agreement for the year ended August 31, 2006.

De Beira had cash of $288,719 and a working capital surplus of $248,967 at February 28, 2007.   During the three and six month period ended February 28, 2007 De Beira received interest income of $7,929 and $16,164, respectively, compared to nil for both the three and six month periods ended February 28, 2006.

For the six months ended February 28, 2007, De Beira invested $5,100,000 in loan advances to Minanca and raised $6,106,000 from the sale of its common shares and for subscriptions for common share sales.

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De Beira received $4,500,000 of cash through private placements of De Beira’s common stock on June 9, 2006 and August 30, 2006, raising $2,000,000 and $2,500,000 respectively.  The private placement on August 30, 2006, included 1,250,000 of purchase warrants which entitle the holder to purchase one additional common share at an exercise price of $2.50 per share for a period of two years expiring August 31, 2008.

Management believes that De Beira’s existing capital resources, including the proceeds of $6,106,000 from common share subscriptions and related deposits since August 31, 2006 and up to the date of this registration statement, together with the anticipated partial repayment of loans made to Minanca, loans received subsequent to quarter end, and further proceeds from anticipated share issuances (including the 5,000,000 shares contemplated by this registration statement) will be sufficient to fund its current level of operating activities, capital expenditures and other obligations through the next 12 months.  However, if during that period or thereafter, De Beira is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to the De Beira, this could have a material adverse effect on De Beira’s business, results of operations, liquidity and financial condition.

Impact on Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements”.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This statement applies under other accounting pronouncements that require or permit fair value measurements.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  De Beira is currently assessing the impact the adoption of SFAS No. 157 will have on its financial statements.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48), “Accounting for Uncertainty in Income Taxes: an Interpretation of FASB Statement No. 109”.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”.  FIN 48 prescribes a recognition threshold and measurement principles for financial statement disclosure of tax positions taken or expected to be taken on a tax return.  This interpretation is effective for fiscal years beginning after December 15, 2006.  De Beira is currently assessing the impact the adoption of FIN 48 will have on its financial statements.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses, primarily, on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period).

SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers are required to apply SFAS 123R as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard did not have an effect on De Beira’s results of operations or financial position as De Beira has not entered into any share based payment transactions.  Depending upon the number and terms of options that may be granted in future periods and the method of transition to be selected from available alternatives, the implementation of this standard could have a material impact in future periods on De Beira’s financial position and results of operations.

Critical Accounting Policies

De Beira has identified the following policies below as critical to its business and results of operations.  De Beira’s reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments.  These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations.  For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment.  Specific risks associated with these critical accounting policies are described in the paragraphs below.

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Mineral property and exploration costs

De Beira has been in the exploration stage since its formation on May 28, 2004 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property and exploration costs are expensed as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Through February 28, 2007, De Beira has expensed all mineral property and exploration costs incurred. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Deferred acquisition costs

De Beira capitalizes deposits paid during the acquisition of equity interests as deferred acquisition costs.  Deferred acquisition costs are recorded at cost and are included in the purchase price of the equity interest once the acquisition has been consummated.

Contingencies and Commitments

De Beira has no contingencies or long-term commitments.  However, under the terms of the agreement pursuant to which it is acquiring an interest in the Titiribi Project in Colombia, it is obliged to spend a minimum of $1,000,000 on exploration activities before it can withdraw from the arrangement.  As at February 28, 2007, this commitment has been met.  Similarly, for each of the Condoroma and Suyckutambo projects in Peru, De Beira is obliged to spend a minimum of $500,000 on exploration activities before it can withdraw from the arrangement.

While De Beira has raised capital to meet its working capital and financing needs in the past, additional financing is required in order to fully complete its plan of operation and launch its business operations.  De Beira is seeking financing in the form of equity in order to provide the necessary working capital.  De Beira currently has no commitments for financing.  There are no assurances De Beira will be successful in raising the funds require.

Off-Balance Sheet Arrangements

De Beira has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on De Beira’s financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors, nor did De Beira have any non-consolidated, special-purpose entities during the quarter ended February 28, 2007.

Inflation

Management does not believe that inflation will have a material impact on De Beira’s future business operations.

Reports

After De Beira completes this offering, De Beira will not be required to furnish you with an annual report.  Further, De Beira will not voluntarily send you an annual report.  De Beira is required to file reports with the SEC under section 15(d) of the Securities Act.  The reports are filed electronically.  The reports De Beira is required to file are Forms 10-KSB, 10-QSB, and 8-K.  You may read copies of any materials De Beira files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site at http://www.sec.gov  that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance where reference is made to the copy of the document filed as an exhibit to the registration statement, each such statement is qualified in all respects by such reference.  For further information with respect to De Beira and the securities being offered in this offering, reference is made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part of the registration statement.

Form SB-2	De Beira Goldfields Inc.	Page 37

DESCRIPTION OF PROPERTY

De Beira’s principal property interest comprise its portfolio of mineral assets.  De Beira has, or will have, a beneficial interest in the Colombia Property, the Ecuador Property, and the Peru Property, all of which are described in more detail in “Description of Business” above beginning on page 26.

Since June 2006, De Beira has had its office at 30 Ledgar Road, Balcatta, Western Australia, 6021.  The telephone number at this office is 011-61-89-240-2836.  De Beira uses this office space pursuant to an arrangement whereby an entity related to the president and director of De Beira  and chairman of De Beira provides office administration, accounting and corporate secretarial services to De Beira for a fee based on time and hourly charge rates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

De Beira’s shares of common stock have been quoted on the NASD OTC Bulletin Board since March 8, 2006 under the symbol “DBGF”.

The table below gives the high and low bid information for each fiscal quarter De Beira’s common stock has been quoted.  The bid information was obtained from Pink Sheets, LLC and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions, and have not been adjusted for stock dividends or splits.

High & Low Bids
Period ended	High	Low	Source
17 May 2007	$1.20	$0.76	Pink Sheets, LLC
February 28, 2007	$2.04	$1.06	Pink Sheets, LLC
30 November 2006	$2.94	$0.91	Pink Sheets, LLC
31 August 2006 (After a 3 for 2 split on June 16, 2006	$10.12	$1.15	Pink Sheets, LLC
15 June 2006	$21.99	$5.91	Pink Sheets, LLC
31 May 2006	$5.65	$1.25	Pink Sheets, LLC

Holders

As at May 21, 2007, De Beira had 44,096,785 shares of common stock issued and outstanding and 56 registered shareholders.

Dividends

De Beira has declared no cash dividends on its shares of common stock and is not subject to any restrictions that limit its ability to pay cash dividends on its shares of common stock.  Cash dividends are declared at the sole discretion of De Beira’s Board of Directors.  De Beira currently intends to retain any profits it earns to finance the growth and development of its business.  De Beira does not anticipate paying any cash dividends in the foreseeable future.

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On March 10, 2006, the Board of Directors declared a stock split effected in the form of a stock dividend on the basis of seven additional shares of common stock being issued for every one share of common stock outstanding.  The stock dividend was paid out on March 23, 2006.

On June 5, 2006, the Board of Directors declared a stock split effected in the form of a stock dividend on the basis of one additional share of common stock being issued for every two shares of common stock outstanding, which was the same effect as a 3:2 forward split.  The stock dividend was paid out on June 15, 2006 and was effective June 16, 2006.

Future sales by existing stockholders

A total of 44,096,785 shares of common stock are issued and outstanding.  All of 6,714,285 shares of common stock that are beneficially owned by management are restricted from trading as provided for in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.  Management has not held their shares for more than one year and are not registering any of their shares for resale in this registration and none of their shares have been previously registered for resale as a selling stockholder.  Currently, there are 28,500,000 shares of common stock of De Beira that are freely tradeable and no shares of common stock that are subject to Rule 144 for stockholders that have held the shares for less than two years.  The remaining 8,882,500 shares of common stock are restricted from trading as these stockholders have held the shares for less than one year.  After owning the restricted shares for one year, a shareholder can sell up to a maximum of 1% of the total number of shares issued and outstanding through a broker and subject to provisions of Rule 144.  After owning the shares for two years, the shares will be free trading.

Shares purchased from the selling stockholders listed in this offering will be immediately resalable, and sales of all of De Beira’s other shares, after applicable restrictions expire, could have a depressive effect on the market price of De Beira’s common stock and the shares being offered in this prospectus.

Under Rule 144, a shareholder, including an affiliate of De Beira, may sell shares of common stock after at least one year has elapsed since such shares were acquired from De Beira or from an affiliate of De Beira.  Rule 144 further restricts the number of shares of common stock that may be sold within any 90-day period to the greater of (a) one percent of the then outstanding shares of common stock or (b) the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.  Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied.  In addition, a shareholder who is not an affiliate of De Beira, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from De Beira or an affiliate of De Beira for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

EXPERTS

De Beira’s financial statements as of August 31, 2006 and for the years ended August 31, 2006 and 2005 and for the period from May 28, 2004 (inception) through August 31, 2006 included herein have been audited by GHP Horwath, P.C., an independent registered public accounting firm, for the periods and to the extent set forth in their report appearing elsewhere herein.  Such financial statements have been so included in reliance upon the report of such firm given their authority as experts in auditing and accounting.

Conrad C. Lysiak, Attorney at Law of Spokane Washington has provided the legal opinion regarding the legality of the shares being registered.

Form SB-2	De Beira Goldfields Inc.	Page 39

FINANCIAL STATEMENTS

De Beira’s fiscal year end is August 31.  De Beira will provide audited financial statements to its stockholders on an annual basis; an Independent Registered Public Accounting Firm will audit the statements.

De Beira’s audited financial statements as of August 31, 2006 and 2005 and for the period from inception (May 28, 2004) to August 31, 2006 and De Beira’s unaudited financial statements as of February 28, 2007 and for the period from inception (May 28, 2004) to February 28, 2007, and for the three and six month periods ended February 28, 2007 and 2006 immediately follow:

Audited Financial Statements as of August 31, 2006 and 2005

DE BEIRA GOLDFIELDS INC.

(an exploration stage company)

FINANCIAL STATEMENTS

August 31, 2006 and 2005

(audited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-1

BALANCE SHEET

F-2

STATEMENTS OF OPERATIONS

F-3

STATEMENTS OF CASH FLOWS

F-4

STATEMENTS OF STOCKHOLDERS’ EQUITY

F-5

NOTES TO FINANCIAL STATEMENTS

F-6

Form SB-2	De Beira Goldfields Inc.	Page 40

De Beira Goldfields Inc.

Financial Statements

De Beira Goldfields Inc.

(An Exploration Stage Company)

Years ended August 31, 2006 and 2005

De Beira Goldfields Inc.

Financial Statements

Years Ended August 31, 2006 and 2005

Contents

Page
Report of independent registered public accounting firm F-1

Balance sheet F-2

Statements of operations F-3

Statements of cash flows F-4

Statements of stockholders’ equity F-5

Notes to financial statements F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

De Beira Goldfields Inc.

We have audited the accompanying balance sheet of De Beira Goldfields Inc. (an Exploration Stage Company) as of August 31, 2006, and the related statements of operations, cash flows and stockholders’  equity  for the years ended August 31, 2006 and 2005, and for the period from May 28, 2004 (inception) through August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of De Beira Goldfields Inc. as of August 31, 2006, and the results of its operations and cash flows for the years ended August 31, 2006 and 2005, and for the period from May 28, 2004 (inception) through August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $848,560 for the year ended August 31, 2006, and a deficit accumulated during the exploration stage of $864,829 for the period from May 28, 2004 (inception) through August 31, 2006. The Company also has a limited history and no revenue producing operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GHP HORWATH, P.C.

Denver, Colorado

December 11, 2006

De Beira Goldfields Inc.

(An Exploration Stage Company)

Balance Sheet

(Expressed in US dollars)

August 31, 2006 $
ASSETS
Current Assets
Cash	1,325,552
Receivables and other assets	11,539
Total Current Assets	1,337,091

Non-Current Assets
Deferred acquisition costs (Note 3)	400,000
Loan advances (Note 3)	2,000,000
Total Non-Current Assets	2,400,000
Total Assets	3,737,091

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	16,420
Accrued liabilities, related party (Note 4)	10,000
Accrued liabilities, other	12,500
Total Liabilities	38,920

Contingencies and Commitments (Notes 3, 4 and 5)

Stockholders’ Equity (Note 6)
Common stock, $0.001 par value, 75,000,000 shares authorized
36,464,285 shares issued and outstanding	36,464
Additional paid-in capital	4,510,786
Donated capital	15,750
Deficit accumulated during the exploration stage	(864,829)
Total Stockholders’ Equity	3,698,171
Total Liabilities and Stockholders’ Equity	3,737,091

The accompanying notes are an integral part of these financial statements

De Beira Goldfields Inc.

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

	For the Year Ended August 31, 2006	For the Year Ended August 31, 2005	Accumulated from May 28, 2004 (Date of Inception) to August 31, 2006
	$	$	$

Revenue	-	-	-

Other (income) expense
Interest income	(9,122)	-	(9,122)
Donated rent (Note 4)	2,250	3,000	5,250
Donated services (Note 4)	4,500	6,000	10,500
General and administrative	19,214	1,643	20,857
Mineral property and exploration costs	193,698	126	193,824
Management fees (Note 4)	22,537	-	22,537
Professional fees	529,380	5,000	534,880
Travel costs	86,103	-	86,103
Net Loss	(848,560)	(15,769)	(864,829)
Net Loss Per Share – Basic and Diluted	(0.02)	*
Weighted Average Shaares Outstanding	34,667,808	12,189,041

* Amount is less than $(0.01) per share

The accompanying notes are an integral part of these financial statements

De Beira Goldfields Inc.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

	For the Year Ended August 31, 2006 $	For the Year Ended August 31, 2005 $	Accumulated From May 28, 2004 (Date of Inception) to August 31, 2006 $

Cash Flows From Operating Activities

Net loss	(848,560)	(15,769)	(864,829)

Adjustments to reconcile net loss to cash used in operating activities:
Donated services and rent	6,750	9,000	15,750
Expenses paid by issue of common stock	-	–	500

Change in operating assets and liabilities
Increase in receivables	(11,539)	-	(11,539)
Increase in accounts payable and accrued liabilities	32,970	5,950	38,920
(Decrease) increase in amounts due to related parties	(80)	80	-

Net cash used in operating activities	(820,459)	(739)	(821,198)

Cash Flows From Investing Activities
Deferred acquisition costs	(400,000)	-	(400,000)
Loan advances	(2,000,000)	-	(2,000,000)

Net cash used in investing activities	(2,400,000)	-	(2,400,000)

Cash Flows From Financing Activities
Common shares issued for cash	4,500,000	46,750	4,546,750

Net cash provided by financing activities	4,500,000	46,750	4,546,750

Increase in Cash	1,279,541	46,011	1,325,552

Cash - Beginning of Period	46,011	-	–

Cash - End of Period	1,325,552	46,011	1,325,552

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

The accompanying notes are an integral part of these financial statements

De Beira Goldfields Inc.

(An Exploration Stage Company)

Statements of Stockholders’ Equity

(Expressed in US dollars)

	Common Shares		Additional			Total
	Number of Shares	Amount $	Paid-in Capital $	Donated Capital $	Accumulated Deficit $	Stockholders’ Equity $

Balances, May 28, 2004 (Date of inception)	-	-	-	-	-	-
Common stock issued for services to president (Note 6)	6,000,000	6,000	(5,500)	-	-	500
Return and cancellation of shares (Note 6)	(6,000,000)	(6,000)	6,000	-	-	-
Net loss	-	-	-	-	(500)	(500)
Balances, August 31, 2004	-	-	500	-	(500)	-
Common stock issued for cash (Note 6)	64,500,000	64,500	(17,750)	-	-	46,750
Return and cancellation of shares (Note 6)	(30,000,000)	(30,000)	30,000	-	-	-
Donated rent	-	-	-	3,000	-	3,000
Donated services	-	-	-	6,000	-	6,000
Net loss	-	-	-	-	(15,769)	(15,769)
Balances, August 31, 2005	34,500,000	34,500	12,750	9,000	(16,269)	39,981
Common stock issued for cash (Note 6)	1,964,285	1,964	4,498,036	-	-	4,500,000
Donated rent	-	-	-	2,250	-	2,250
Donated services	-	-	-	4,500	-	4,500
Net loss	-	-	-	-	(848,560)	(848,560)
Balances, August 31, 2006	36,464,285	36,464	4,510,786	15,750	(864,829)	3,698,171

The accompany notes are an integral part of these financial statements

De Beira Goldfields Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Organization, Nature of Business, Going Concern and Management’s Plans:

Organization and nature of business:

The Company was incorporated in the State of Nevada on May 28, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether the properties it intends to acquire contain mineral reserves that are economically recoverable.

The Company filed an SB-2 Registration Statement with the United States Securities and Exchange Commission on December 12, 2005 that was declared effective January 4, 2006, to register 19,000,000 (split adjusted) shares of common stock for resale by existing stockholders of the Company at $0.05 per share. These shares are now quoted on the OTC Bulletin Board at prevailing market prices. The Company did not receive any proceeds from the resale of shares of common stock by the selling stockholders.

Going concern and management’s plans:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception in May 2004, the Company has not generated revenue and has incurred net losses. The Company incurred a net loss of $848,560 for the year ended August 31, 2006, and a deficit accumulated during the exploration stage of $864,829 for the period from May 28, 2004 (inception) through August 31, 2006. Accordingly, it has not generated cash flow from operations and has primarily relied upon advances from shareholders and proceeds from equity financings to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  As discussed further in Note 6 and in Management’s Discussion and Analysis, for the year ended August 31, 2006, the Company received proceeds of $4,500,000 from equity financings which will enable the Company to commence mining exploration activities.

As of August 31, 2006, the Company had cash and cash equivalents of $1,325,552. Management believes that existing cash on hand, plus funds raised subsequent to August 31, 2006, will be sufficient to fund the Company’s planned activities through August 31, 2007.  The Company is seeking equity financing of up to $4,000,000 to $6,000,000 to provide for the capital required to fund activities of certain acquisitions in addition to $2,476,000 raised in private placements subsequent to August 31, 2006.  There is no assurance that the Company will be able to consummate the contemplated financing.  In the event that the Company is unsuccessful in raising additional capital in a timely manner, it will have a material adverse affect on the Company’s liquidity, financial condition and business prospects.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

2.

Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America.  The Company’s fiscal year-end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.

Summary of Significant Accounting Policies (continued)

c)

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share".  SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potential dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company did not have any dilutive securities outstanding for the year ended August 31, 2005.  For the year ended August 31, 2006 the effect of the 1,250,000 outstanding warrants would have been anti-dilutive, and therefore were not included in the calculation.

d)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e)

Mineral Property and Exploration Costs

The Company has been in the exploration stage since its formation on May 28, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

       f)    Deferred Acquisition Costs

The Company capitalizes deposits paid during the acquisition of equity interests as deferred acquisition costs.  Deferred acquisition costs are recorded at cost and are included in the purchase price of the equity interest once the acquisition has been consummated.  Management believes no impairment of deferred acquisition costs exists as of August 31, 2006.

g)

Fair Value of Financial Instruments

Financial instruments, which include cash, receivables, accounts payable and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of amounts due to related parties is not practicable to estimate, due to the related party nature of the underlying transactions. The Company’s operations are located in Australia, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h)

Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases, as well as net operating losses.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs.  A valuation allowance is provided to reduce the deferred tax assets to a level, that more likely than not, will be realized.

2.

Summary of Significant Accounting Policies (continued)

i)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date.  Foreign currency transactions are primarily undertaken in Australian and Canadian dollars. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.  Realized foreign currency transaction gains and losses were not significant during the periods presented.

j)    Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentration of credit risk consist of cash and cash equivalents.  The Company’s cash and cash equivalents are in demand deposit accounts placed with federally insured financial institutions in Australia.  The Company has not experienced any losses on such accounts.

k)    Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income (loss), its components, and accumulated balances.  For the periods presented there were no differences between net loss and comprehensive loss.

l)    Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements”.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This statement applies under other accounting pronouncements that require or permit fair value measurements.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.  The Company is currently assessing the impact the adoption of SFAS No. 157 will have on its financial statements.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48), “Accounting for Uncertainty in Income Taxes: an Interpretation of FASB Statement No. 109”.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”.  FIN 48 prescribes a recognition threshold and measurement principles for financial statement disclosure of tax positions taken or expected to be taken on a tax return.  This interpretation is effective for fiscal years beginning after December 15, 2006.  The Company is currently assessing the impact the adoption of FIN 48 will have on its financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses, primarily, on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period).

SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers are required to apply SFAS 123R as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard did not have an effect on the Company’s results of operations or financial position as the Company has not entered into any share based payment transactions.  Depending upon the number and terms of options that may be granted in future periods and the method of transition to be selected from available alternatives, the implementation of this standard could have a material impact in future periods on the Company’s financial position and results of operations.

3.

Deferred Acquisition Costs and Loan Advances

On June 15, 2006, the Company entered into an agreement with Emco Corporation (“Emco”) whereby the Company was granted an option to acquire 80% of the issued and outstanding shares of Minanca Minera Nanguipa, Compania Anonima (“Minanca”), which owns mineral exploration property in Ecuador (the “Property”), for an aggregate purchase price of $30,400,000 comprised of 10 million restricted common shares of the Company at an issue price of $3 per common share and a cash payment of $400,000.

On June 16, 2006, the Company paid $400,000 as per the terms of the agreement and provided a loan advance of $100,000 to Minanca.  As of August 31, 2006, the Company has recorded the $400,000 as deferred acquisition costs pending the final settlement of the agreement.

Under the terms of the acquisition agreement and pursuant to settlement of the acquisition, the Company is obligated to pay loan advances of $7,000,000 to Minanca as follows:

i.

$1,500,000 within 15 days of settlement of the acquisition transaction for upgrade expenditures on the Property (paid as of August 31, 2006);

ii.

$400,000 by July 31, 2006 for upgrades to the Property (paid as of August 31, 2006);

iii.

$1,375,000 by October 2, 2006 to be paid for existing debt owed by Minanca (paid subsequent to August 31, 2006); and

iv.

The balance of $3,725,000 for exploration expenditures on the Property to be paid equally over a period of 5 months beginning September 1, 2006 with the final payment due on January 1, 2007 (of which $2,980,000 has been paid subsequent to August 31, 2006).

As of August 31, 2006 the loan advances equalled $2,000,000.  Minanca is to undertake to grant a mortgage of all its assets to the Company as security against the loan advances noted above. The loan advances do not bear interest and are due on demand; however the loan advances are to be repaid only from cash surpluses generated from production by Minanca and are therefore classified as long-term assets at August 31, 2006. Repayment of the loan advances rank in priority ahead of any dividend or distribution payments to shareholders of Minanca.   As of August 31, 2006, management believes no impairment of the loan advances exist.

Minanca is to appoint the Company as the joint operator of the Property and the Company is to be responsible for keeping the Property and all permits in good standing during the term of the formal agreement.

As of December 11, 2006, the Company has not paid the remaining loan advance required under the agreement to Minanca and the issuance of the 10,000,000 restricted common shares by the Company has not been completed.  Therefore, the agreement remains unconsummated.

4.

Related Party Transactions

a)

The Company expensed donated services and donated rent, provided by the former president of the Company as a capital contribution, which totaled $4,500 ($6,000 for the year ended August 31, 2005) and $2,250 ($3,000 for the year ended August 31, 2005), respectively, for the year ended August 31, 2006.

b)

The Company incurred management fees of $11,289 and $11,248 for services provided by the president and director of the Company, and the chairman of the Company, respectively, for the year ended August 31, 2006.  No management fees were incurred for the year ended August 31, 2005.

The Company entered into a management agreement on April 19, 2006 with its president whereby the president will provide services to the Company for twelve months at the rate of $5,000 Australian dollars per month ($3,800 US dollars at August 31, 2006).  Either the Company or the president may terminate the agreement for any reason by delivering written notice of termination 30 days prior to termination date.

c)

The Company incurred consulting fees of $21,597 during the year ended August 31, 2006 for administration,  office rent, accounting and company secretarial services provided by a company in which the president and director and the chairman are directors and shareholders.  As of August 31, 2006, the Company has $10,000 accrued for services provided under this agreement.

5.

Mineral Properties

a)

De Beira 1 Mineral Claim

During the year ended August 31, 2005, the Company staked the De Beira 1 mineral claim, located in British Columbia, Canada. The claim was registered in the name of the former president of the Company, who had executed a trust agreement whereby the former president agreed to hold the claim in trust on behalf of the Company. During the year ended August 31, 2006, the Company relinquished ownership of the De Beira 1 mineral claim.

b)

Titiribi Gold/Copper Project

The Company entered into an agreement with Goldplata Corporation Limited, Goldplata Resources Inc. and Goldplata Resources Sucursal Colombia (the “Goldplata Group”) dated May 6, 2006, whereby the Company was granted an option to acquire up to 70% interest in the Titiribi Gold/Copper project in Colombia, South America. The agreement allows the Company to acquire an initial interest of 65% by sole funding $8 million in exploration expenditures within a 3 year period (the “Option Period”).  The Option Period commenced on June 9, 2006. After acquiring 65% interest, the Company has 60 days to elect to sole fund further expenditures in order to acquire another 5%, giving it a total interest of 70%. The additional interest is to be acquired upon the earlier of completing a bankable feasibility study or spending a further $12 million, both within a period of no more than 3 years from the time of the election. The Company may not withdraw from the agreement after the start of the Option Period until it either incurs $1 million in exploration expenditures or pays $1 million to the Goldplata Group.  For the year ended August 31, 2006, $130,000 of exploration expenditures have been paid by the Company and recorded as mineral property and exploration costs on the statement of operations.  Subsequent to August 31, 2006, the Company paid an additional $730,000 to Goldplata under the agreement.

c)

Peruvian Gold / Silver Projects

On July 5, 2006, the Company entered into agreements with the Goldplata Group to acquire an interest of up to 70% in the Condoroma and Suyckutambo Projects in Peru. The Company was granted an option to acquire up to 70% interest in each of these two projects on identical terms. The agreements allow the Company to acquire an initial interest of 65% by sole funding $4 million in exploration expenditures within a 3 year period (the “Option Period”).  The Option Period commenced on August 4, 2006.  After acquiring 65%, the Company has 60 days to elect to sole fund further expenditures in order to acquire another 5%, giving it a total interest of 70%. The additional interest is to be acquired upon the earlier of completing a bankable feasibility study or spending a further $6 million, both within a period of no more than 3 years from the time of the election.  The Company may not withdraw from the agreement after the start of the Option Period until it either incurs $0.5 million in exploration expenditures or pays $0.5 million to the Goldplata Group.  For the year ended August 31, 2006, $45,000 of exploration expenditures have been paid by the Company on the Condoroma project and recorded as mineral property and exploration costs on the statement of operations.  Subsequent to August 31, 2006, the Company paid an additional $160,000 to Goldplata under the agreement.

6.

Stockholders’ Equity

a)

Common stock

Stock splits and stock cancellations:

On March 10, 2006, the Company declared a stock split effected in the form of a stock dividend on the basis of seven additional shares of common stock being issued for every one share of common stock outstanding.

On May 25, 2006 and June 9, 2006, the Company completed the return and cancellation of 30,000,000 and 6,000,000 common shares to the treasury, respectively. The shares were returned by the former president of the Company.

Effective June 15, 2006, the Company declared a 3 for 2 stock split of its common shares.

All share and per-share information included in the accompanying financial statements for all periods presented have been adjusted to retroactively reflect the stock splits. In addition, the net loss per share amounts and stockholders’ equity (deficiency) have been retroactively restated (accounted for as a recapitalization) to reflect the return and cancellation of 36,000,000 common shares by the former president of the Company.

Common stock issuances:

On May 28, 2004, the Company issued 6,000,000 shares of common stock to the then President of the Company for reimbursement of legal expenses of $500 incurred on behalf of the Company.

On June 30, 2005, the Company issued 6,000,000 shares of common stock for cash proceeds of $25,000.

On April 15, 2005, the Company issued 22,500,000 shares of common stock for cash proceeds of $18,750.

On March 22, 2005 the Company issued 36,000,000 shares of common stock for cash proceeds of $3,000.

On June 8, 2006, the Company completed a private placement with a director of the Company for 714,285 common shares at a price of $2.80 per share for proceeds of $2,000,000.

On August 30, 2006, the Company completed a private placement of 1,250,000 units at a price of $2.00 per unit for proceeds of $2,500,000. Each unit consists of one common share and one common share purchase warrant. Each share purchase warrant entitles the holder to acquire one additional common share at an exercise price of $2.50 per share for a period of two years expiring August 31, 2008.

During November 2006, the Company has completed private placements for 3,095,000 shares of restricted common stock at $.80 per share, raising proceeds of $2,476,000.  The Company has also received $3,150,000 from subscriptions for 3,937,500 shares of common stock at $.80 per share, for which the shares have not been issued.

b)

Warrants

As of August 31, 2006, the Company had 1,250,000 common share purchase warrants outstanding.  The weighted average exercise price for the outstanding warrants is $2.50 and the weighted average life as of August 31, 2006 is two years.  No warrants were exercised or cancelled during the year ended August 31, 2006.

7.

Income Taxes

The components of the Company’s net deferred tax asset for the years ended August 31, 2006 and 2005, and the statutory tax rate, the effective tax rated and the valuation allowance are as follows:

	August 31,	August 31,
	2006	2005
Net operating losses	849,100	7,300
Statutory tax rate	35%	35%
Effective tax rate	-	-
Deferred tax asset	297,200	2,560
Valuation allowance	(297,200)	(2,560)
Net deferred tax asset	-	-

The Company has net operating loss carry-forwards for tax purposes of approximately $849,100 which commence expiring in 2025.  The utilization of the net operating loss carry-forwards cannot be assured.

Deferred income tax reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company provided a valuation allowance of 100% of its net deferred tax asset due to the uncertainty of generating future profits that would allow for the realization of such deferred tax assets.

Unaudited Financial Statements as of February 28, 2007

DE BEIRA GOLDFIELDS INC.

(an exploration stage company)

FINANCIAL STATEMENTS

February 28, 2007

(unaudited)

BALANCE SHEET as of February 28, 2007(unaudited)

STATEMENTS OF OPERATIONS for the three months and six months ended February 28, 2007 and 2006 and for the period May 28, 2004 (date of inception) through February 28, 2007 (unaudited)

STATEMENTS OF CASH FLOWS for the six months ended February 28, 2007 and 2006 and for the period May 28, 2004 (date of inception) through February 28, 2007 (unaudited)

STATEMENTS OF STOCKHOLDERS’ EQUITY for period from May 28, 2004 (date of inception) through February 28, 2007(unaudited)

NOTES TO FINANCIAL STATEMENTS (unaudited)

F-1 F-2 F-3 F-4 F-5

Form SB-2	De Beira Goldfields Inc.	Page 41

De Beira Goldfields Inc.

(An Exploration Stage Company)

February 28, 2007

Index

Balance Sheet as of February 28, 2007 (unaudited)

F-1

Statements of Operations for the three months and six months ended February 28, 2007 and 2006 and for the period May 28, 2004 (date of inception) through February 28, 2007 (unaudited)…

F-2

Statements of Cash Flows for the six months ended February 28, 2007 and 2006 and for the period May 28, 2004 (date of inception) through February 28, 2007 (unaudited)

F-3

Statements of Stockholders’ Equity for the period from May 28, 2004 (date of inception) through

February 28, 2007 (unaudited)

F-4

Notes to the Financial Statements (unaudited)

F-5

De Beira Goldfields Inc.

(An Exploration Stage Company)

Balance Sheet

(Expressed in US dollars)

(Unaudited interim financial statements)

February 28, 2007 $

ASSETS

Current Assets

Cash	288,719
Receivables and other assets	987

Total Current Assets	289,706

Non-Current Assets

Deferred acquisition costs (Note 3)	400,000
Loan advances (Note 3)	7,100,000

Total Non-Current Assets	7,500,000

Total Assets	7,789,706

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	15,960
Accrued liabilities, related parties (Note 4)	18,169
Accrued liabilities, other	6,610

Total Liabilities	40,739

Contingencies and Commitments (Notes 1, 3, 4, and 5)

Stockholders’ Equity (Note 6)

Common Stock, 75,000,000 shares authorized, $0.001 par value: Issued and outstanding, 44,096,785 shares	44,096

Additional paid-in capital	10,609,154

Donated capital	15,750

Deficit accumulated during the exploration stage	(2,920,033)

Total Stockholders’ Equity	7,748,967

Total Liabilities and Stockholders’ Equity	7,789,706

F-1

(The Accompanying Notes are an Integral Part of These Financial Statements)

De Beira Goldfields Inc.

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

(Unaudited interim financial statements)

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended	Accumulated From May 28, 2004 (Date of Inception)
	February 28,	February 28,	February 28,	February 28,	to February 28,
	2007	2006	2007	2006	2007
	$	$	$	$	$

Revenue	-	-	-	-	-

Other (income) expenses

Interest income	(7,929)	-	(16,164)	-	(25,286)
Donated rent (Note 4)	-	750	-	1,500	5,250
Donated services (Note 4)	-	1,500	-	3,000	10,500
General and administrative	2,767	479	10,612	544	31,469
Management fees (Note 4)	35,390	-	69,941	–	88,808
Mineral property and exploration costs (Note 5)	523,317	-	1,816,938	–	2,010,762
Professional fees (Note 4)	67,512	8,025	101,269	10,675	639,819
Travel costs	23,380	-	72,608	-	158,711

Net Loss	(644,437)	(10,754)	(2,055,204)	(15,719)	(2,920,033)

Net Loss Per Share – Basic and Diluted	(0.02)	*	(0.05)	*

Weighted Average Shares Outstanding	42,671,785	34,500,000	40,855,915	34,500,000

* Amount is less than $(0.01) per share.

F-2

(The Accompanying Notes are an Integral Part of These Financial Statements)

De Beira Goldfields Inc.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

(Unaudited interim financial statements)

	For the Six Months Ended February 28, 2007 $	For the Six Months Ended February 28, 2006 $	Accumulated From May 28, 2004 (Date of Inception) to February 28, 2007 $

Cash Flows From Operating Activities

Net loss	(2,055,204)	(15,719)	(2,920,033)

Adjustments to reconcile net loss to cash used in operating activities:
Donated services and expenses	–	4,500	15,750
Expenses paid by issue of common stock	–	–	500

Change in operating assets and liabilities
Decrease (increase) in receivables and other assets	10,552	–	(987)
(Decrease) increase in accounts payable and accrued liabilities	(6,350)	(3,700)	22,570
Increase in amounts due to related parties	8,169	-	18,169

Net Cash Used in Operating Activities	(2,042,833)	(14,919)	(2,864,031)

Cash Flows From Investing Activities
Deferred acquisition costs	-	-	(400,000)
Loan advances	(5,100,000)	-	(7,100,000)

Net Cash Used in Investing Activities	(5,100,000)	-	(7,500,000)

Cash Flows From Financing Activities
Advances from related party	-	(80)	-
Common shares issued for cash	6,106,000	-	10,652,750

Net Cash Provided by Financing Activities	6,106,000	(80)	10,652,750

(Decrease) increase in Cash	(1,036,833)	(14,999)	288,719

Cash - Beginning of Period	1,325,552	46,011	–

Cash - End of Period	288,719	31,012	288,719

F-3

(The Accompanying Notes are an Integral Part of These Financial Statements)

De Beira Goldfields Inc.

(An Exploration Stage Company)

Statement of Stockholders’ Equity

(Expressed in US dollars)

(Unaudited interim financial statements)

	Common Shares				Deficit
	Number of Shares	Amount $	Additional Paid-in Capital $	Donated Capital $	Accumulated During the Exploration Stage $	Total Stockholders’ Equity $

Balances, May 28, 2004 (Date of inception)	-	-	-	-	-	-
Common stock issued for services to president	6,000,000	6,000	(5,500)	-	-	500
Return and cancellation of shares	(6,000,000)	(6,000)	6,000	-	-	-
Net loss	-	-	-	-	(500)	(500)
Balances, August 31, 2004	-	-	500	-	(500)	-
Common stock issued for cash	64,500,000	64,500	(17,750)	-	-	46,750
Return and cancellation of shares	(30,000,000)	(30,000)	30,000	-	-	-
Donated rent	-	-	-	3,000	-	3,000
Donated services	-	-	-	6,000	-	6,000
Net loss	-	-	-	-	(15,769)	(15,769)
Balances, August 31, 2005	34,500,000	34,500	12,750	9,000	(16,269)	39,981
Common stock issued for cash	1,964,285	1,964	4,498,036	-	-	4,500,000
Donated rent	-	-	-	2,250	-	2,250
Donated services	-	-	-	4,500	-	4,500
Net loss	-	-	-	-	(848,560)	(848,560)
Balances, August 31, 2006	36,464,285	36,464	4,510,786	15,750	(864,829)	3,698,171
Common stock issued for cash (Note 6)	7,632,500	7,632	6,098,368	-	-	6,106,000
Net loss	-	-	-	-	(2,055,204)	(2,055,204)
Balances, February 28, 2007	44,096,785	44,096	10,609,154	15,750	(2,920,033)	7,748,967

F-4

(The Accompanying Notes are an Integral Part of These Financial Statements)

De Beira Goldfields Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2007

(Unaudited interim financial statements)

1.

Exploration Stage Company

The Company was incorporated in the State of Nevada on May 28, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

Going concern and management’s plans:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception in May 2004, the Company has not generated revenue and has incurred net losses. The Company incurred a net loss of $2,055,204 for the six months ended February 28, 2007, and has accumulated a deficit during the exploration stage of $2,920,033 for the period from May 28, 2004 (inception) through February 28, 2007. Accordingly, it has not generated cash flow from operations and has primarily relied upon advances from shareholders and proceeds from equity financings to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

As of February 28, 2007, the Company had cash and cash equivalents of $288,719. Management believes that existing cash on hand, loan funds of $513,878 received subsequent to February 28, 2007 (Note 7), the anticipated partial repayment of funds loaned to Minanca Minera Nanguipa, Compania Anonima (“Minanca”) (Note 3) and further targeted equity financing will be sufficient to fund the Company’s overheads through February 29, 2008.  The Company is seeking equity financing in the range of $4,000,000 to $6,000,000 to provide for the capital required to fund exploration activities over the next twelve months.  Management of Minanca has informed the Company that Minanca anticipates making a partial payment of $1,000,000 to $1,500,000 to the Company during the quarter ending May 31, 2007.  Minanca is in the process of completing the sale of gold. In the event that the Company is unsuccessful in raising additional capital in a timely manner and / or non-receipt of funds from Minanca, it will have a material adverse affect on the Company’s liquidity, financial condition and business prospects.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-5

De Beira Goldfields Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2007

(Unaudited interim financial statements)

2.

Summary of Significant Accounting Policies (continued)

c)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. The Company did not have any dilutive securities outstanding for the period ended February 28, 2006. For the period ended February 28, 2007 the effect of the 1,250,000 outstanding warrants would have been anti-dilutive, and therefore were not included in the calculation.

d)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e)

Mineral Property and Exploration Costs

The Company has been in the exploration stage since its formation on May 28, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

f)

Deferred Acquisition Costs

The Company capitalizes deposits paid during the acquisition of equity interests as deferred acquisition costs.  Deferred acquisition costs are recorded at cost and are included in the purchase price of the equity interest once the acquisition has been consummated.  Management believes no impairment of deferred acquisition costs exists as of February 28, 2007.

g)

Financial Instruments

Financial instruments, which include cash and accounts payable, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of loan advances is not practicable to estimate based on the intention of the Company to convert a portion of the amounts to an ownership interest.  The fair value of amounts due to related parties are not practicable to estimate, due to the related party nature of the underlying transactions. The Company’s operations are in South America, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

F-6

De Beira Goldfields Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2007

(Unaudited interim financial statements)

2.

Summary of Significant Accounting Policies (continued)

h)

Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases, as well as net operating losses.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs.  A valuation allowance is provided to reduce the deferred tax assets to a level, that more likely than not, will be realized.

i)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date.  Foreign currency transactions are primarily undertaken in Australian dollars. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.  Realized foreign currency transaction gains and losses were not significant during the periods presented.

j)

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentration of credit risk consist of cash and cash equivalents.  The Company’s cash and cash equivalents are in demand deposit accounts placed with federally insured financial institutions in Australia.  The Company has not experienced any losses on such accounts.

k)

Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income (loss), its components, and accumulated balances.  For the periods presented there were no differences between net loss and comprehensive loss.

l)

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

The unaudited financial statements should be read in conjunction with the Company’s audited financial statements and footnotes thereto for the year ended August 31, 2006 which are included in the Company’s Annual Report on Form 10-KSB.

F-7

De Beira Goldfields Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2007

(Unaudited interim financial statements)

3.

Deferred Acquisition Costs and Loan Advances

On June 15, 2006, the Company entered into an agreement with Emco Corporation (“Emco”) whereby the Company was granted an option to acquire 80% of the issued and outstanding shares of Minanca, which owns mineral exploration property in Ecuador (the “Property”), for an aggregate purchase price of $30,400,000 comprised of 10 million restricted common shares of the Company at an issue price of $3 per common share and a cash payment of $400,000.

On June 16, 2006, the Company paid $400,000 as per the terms of the agreement and provided a loan advance of $100,000 to Minanca.  As of February 28, 2007, the Company has recorded the $400,000 as deferred acquisition costs pending the final settlement of the agreement.

Under the terms of the acquisition agreement and pursuant to settlement of the acquisition, the Company was obligated to pay loan advances of $7,000,000 to Minanca as follows:

i.

$1,500,000 within 15 days of settlement of the acquisition transaction for upgrade expenditures on the Property (paid as of February 28, 2007);

ii.

$400,000 by July 31, 2006 for upgrades to the Property (paid as of February 28, 2007);

iii.

$1,375,000 by October 2, 2006 to be paid for existing debt owed by Minanca (paid as of February 28, 2007); and

iv.

The balance of $3,725,000 for exploration expenditures on the Property to be paid equally over a period of 5 months beginning September 1, 2006 (the total amount has been paid in full as of February 28, 2007).

As of February 28, 2007 the loan advances equalled $7,100,000.  Minanca is to undertake to grant a mortgage of all its assets to the Company as security against the loan advances noted above. The loan advances do not bear interest and are due on demand; however the loan advances are to be repaid only from cash surpluses generated from production by Minanca and are therefore classified as non-current assets at February 28, 2007. Repayment of the loan advances rank in priority ahead of any dividend or distribution payments to shareholders of Minanca.   As of February 28, 2007, management believes no impairment of the loan advances exist.

Minanca is to appoint the Company as the joint operator of the Property and the Company is to be responsible for keeping the Property and all permits in good standing during the term of the formal agreement.

As of April 11, 2007, the issuance of the 10,000,000 restricted common shares by the Company has not been completed and the Company has not been appointed joint operator of the property.  Therefore, the agreement remains unconsummated.

4.

Related Party Transactions

a)

Included in management fees during the three and six months ended February 28, 2007 are $11,808 and $11,806, respectively for services provided by the President and director of the Company, and $23,255 and $23,288, respectively (nil for the three and six months ended February 28, 2006), for services provided by the chairman of the Company.  As of February 28, 2007, the Company has $7,860 owing for management fees provided by the president and director of the Company. During the three and six month period ended February 28, 2006 the Company recognized a total of $1,500 and $3,000, respectively, for donated services at $500 per month and $750 and $1,500, respectively, for donated rent at $250 per month provided by the former President of the Company.

b)

Included in professional fees during the three and six months ended February 28, 2007 are $23,547 and $44,814, respectively (nil for the three and six months ended February 28, 2006) for consulting fees for administration, office rent, accounting and company secretarial services provided by a company in which the president and director and the chairman are directors and shareholders. As of February 28, 2007, the Company has $10,309 owing for services provided under this agreement.

F-8

De Beira Goldfields Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2007

(Unaudited interim financial statements)

5.

Mineral Properties

a)

Titiribi Gold/Copper Project

The Company entered into an agreement with Goldplata Corporation Limited, Goldplata Resources Inc. and Goldplata Resources Sucursal Colombia (the “Goldplata Group”) dated May 6, 2006, whereby the Company was granted an option to acquire up to a 70% interest in the Titiribi Gold/Copper project in Colombia, South America. The agreement allows the Company to acquire an initial interest of 65% by sole funding $8 million in exploration expenditures within a 3 year period (the “Option Period”).  The Option Period commenced on June 9, 2006. After acquiring a 65% interest, the Company has 60 days to elect to sole fund further expenditures in order to acquire another 5%, giving it a total interest of 70%.

The additional interest is to be acquired upon the earlier of completing a bankable feasibility study or spending a further $12 million, both within a period of no more than 3 years from the time of the election. The Company may not withdraw from the agreement after the start of the Option Period until it either incurs $1 million in exploration expenditures or pays $1 million to the Goldplata Group.  Through February 28, 2007, $1,110,000 of exploration expenditures have been paid by the Company and recorded as mineral property and exploration costs on the statement of operations.  A further $250,000 has been paid through April 11, 2007.

b)

Peruvian Gold / Silver Projects

On July 5, 2006, the Company entered into agreements with the Goldplata Group to acquire an interest of up to 70% in the Condoroma and Suyckutambo Projects in Peru. The Company was granted an option to acquire up to a 70% interest in each of these two projects on identical terms. The agreements allow the Company to acquire an initial interest of 65% by sole funding $4 million in exploration expenditures within a 3 year period (the “Option Period”).  The Option Period commenced on August 4, 2006.  After acquiring 65%, the Company has 60 days to elect to sole fund further expenditures in order to acquire another 5%, giving it a total interest of 70%. The additional interest is to be acquired upon the earlier of completing a bankable feasibility study or spending a further $6 million, both within a period of no more than 3 years from the time of the election.  The Company may not withdraw from the agreement after the start of the Option Period until it either incurs $0.5 million in exploration expenditures or pays $0.5 million to the Goldplata Group.  Through February 28, 2007, $270,000 of exploration expenditures have been paid by the Company on the Condoroma & Suyckutambo projects and recorded as mineral property and exploration costs on the statement of operations.  A further $340,000 has been paid through April 11, 2007.

c)

Acandi Project

On October 19, 2006, the Company entered into a preliminary agreement in association with the Goldplata Group to earn an 80% interest in the Acandi copper / gold project in North East Colombia, near the Panama border, by sole funding exploration expenditures and making cash payments to the present beneficial holder of the project interest.  During the three months ended November 30, 2006, $330,000 was spent on the project for a signing fee, mineral licence issue fee and a limited amount of exploration work. Through February 28, 2007, $175,000 of exploration expenditures have been paid by the Company. These amounts have been recorded as mineral and property exploration costs on the statement of operations. No further payments have been made through April 11, 2007 and a formal legal agreement has not yet been completed in relation to this project.  Whilst the Company has not finalised its position with respect to this project, it may in the near term resolve to dispose of its interest in order to focus on its other existing projects.  The Company has commenced negotiations for the disposal of interest in this project and management expects the disposal terms are likely to include a reimbursement of the Company’s expenditure on the project, plus a free carried project interest.

Under the terms of the preliminary agreement, the Company is obligated to make aggregate payments of $2,800,000 over the following timeframe in order to earn an 80% interest. There is no specified timeframe in the agreement related to the final balloon payment.  The Company can withdraw from this agreement at any time without any residual financial obligations.

1 January 2007	$ 150,000
1 June 2007	150,000
1 January 2008	250,000

F-9

De Beira Goldfields Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2007

(Unaudited interim financial statements)

1 June 2008	250,000
1 January 2009	500,000
1 June 2009	500,000
Final balloon payment	1,000,000
Total	$2,800,000

6.

Stockholders’ Equity

a)

Common stock

In November 2006 the Company completed two private placements for 3,095,000 shares of restricted common stock at $0.80 per share, raising proceeds of $2,476,000.

In January 2007 the Company completed two private placements for 3,187,500 shares of restricted common stock at $0.80 per share raising proceeds of $2,550,000.

In February 2007 the Company completed two private placements for 1,350,000 shares of restricted common stock at $0.80 per share raising proceeds of $1,080,000.

b)

Warrants

As of February 28, 2007, the Company had 1,250,000 common share purchase warrants outstanding.  The weighted average exercise price for the outstanding warrants is $2.50 and the weighted average life as of February 28, 2007 is one year and six months.  No warrants were exercised or cancelled during the six months ended February 28, 2007.

7.

Subsequent events

On March 9, 2007 the Company received loan proceeds of $240,000 from an unrelated third party. On March 12, 2007 the Company received loan proceeds of $273,878 from an entity associated with the Company’s chairman.  All of the loans are unsecured and bear a simple interest of 8% per annum with no fixed repayment date but the understanding with the lenders is that the loans will be repaid from the proceeds of equity financings and / or the repayment of amounts lent to Minanca.

F-10

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Previous independent accountants

(a)

On June 27, 2006, Manning Elliot LLP (“Manning Elliott”) resigned as the independent accountants of De Beira Goldfields Inc.  Manning Elliott resigned due to a change in control of De Beira’s mind and management and location of De Beira’s principal operations, which were not locally based.  Manning Elliott became aware of the change in control subsequent to De Beria’s filing on Form 8-K dated June 13, 2006 announcing the change in control.

(b)

The report of Manning Elliot on the financial statements for the two fiscal years ended August 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope.  The report of Manning Elliot on the financial statements for the fiscal year ended August 31, 2005 and for the period from May 28, 2004 (Date of Inception) to August 31, 2004 contained an explanatory paragraph related to substantial doubt about De Beira’s ability to continue as a going concern.

(c)

De Beira’s Board of Directors did not recommend the decision to change independent accountants.

(d)

In connection with its audits for the fiscal years August 31, 2005 and 2004, and through June 27, 2006, there have been no disagreements with Manning Elliot on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

New independent accountants

De Beira engaged GHP Horwath, P.C., Certified Public Accountants as its new independent registered public accounting firm as of August 18, 2006.  During the two years ended August 31, 2005 and 2004 and through August 18, 2006, De Beira has not consulted with GHP Horwath, P.C., Certified Public Accountants regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on De Beira’s financial statements; (iii) any written or oral advice that may have been provided to De Beira, which may have been an important factor considered by De Beira in reaching a decision as to the accounting, auditing or financial reporting issue; or (iv) any matter that was the subject of a disagreement or event.

Form SB-2	De Beira Goldfields Inc.	Page 42

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.

Article Eleven of the By-laws of De Beira.  Directors and officers will be indemnified to the fullest extent allowed by the law against all expenses, liability and loss reasonably included or suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.

2.

Nevada Revised Statutes, Chapter 78. The same indemnification is provided as set out in Article Eleven of De Beira’s Bylaws, except the director or officer must have acted in good faith and in a manner that he believed to be in De Beira’s best interest.  Also, any discretionary indemnification, unless ordered by a court, must be approved by the stockholders or the board of directors.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making De Beira responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

De Beira will pay all expenses in connection with the registration and sale of the common stock by both De Beira and the selling stockholders.  The estimated expenses of issuance and distribution (assuming all shares offered are sold) are set forth below.

Expense	Cost
SEC registration fee	$ 1,500.00	estimated
Transfer Agent fee	$ 2,500.00	estimated
Printing expenses	$ 500.00	estimated
EDGAR filing fees	$ 3,000.00	estimated
Accounting fees and expenses	$ 10,000.00	estimated
Legal fees and expenses	$ 27,500.00	estimated
Total (estimate)	$ 45,000.00

RECENT SALE OF UNREGISTERED SECURITIES

In the past three fiscal years, De Beira has sold the following securities that were not registered under the Securities Act of 1933.

August 2005 – Prior Private Placements

As of August 31, 2005 De Beira had sold 5,875,000 (70,500,000 post split) shares of unregistered securities. All of these 5,875,000 (70,500,000 post split) shares were acquired from De Beira in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

Form SB-2	De Beira Goldfields Inc.	Page 43

The shares include the following:

1.

On May 28, 2004, De Beira issued 500,000 (6,000,000 post split) shares of common stock at a price of $0.001 per share for reimbursement of legal expenses of $500 incurred by De Beira’s President on De Beira’s behalf.

2.

On March 22, 2005, De Beira issued 3,000,000 (36,000,000 post split) shares of common stock at a price of $0.001 per share for cash proceeds of $3,000 to De Beira’s President.

3.

On April 15, 2005, De Beira issued 1,875,000 (22,500,000 post-split) shares of common stock to 15 non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $18,750.

4.

On June 30, 2005, De Beira issued 500,000 (6,000,000 post-split) shares of common stock to 20 non-affiliate Canadian residents at a price of $0.05 per share for cash proceeds of $25,000.

With respect to all of the above offerings, De Beira completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  De Beira did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units.  Each investor represented to De Beira that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.  The subscription agreement executed between De Beira and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act.  The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that De Beira is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act.  All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about De Beira to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the investors.

March 2006 – 7:1 Stock Dividend

On March 10, 2006, De Beira's board of directors approved and arranged for a 7:1 forward split of its issued and outstanding shares of common stock.  The record date for the forward split was March 21, 2006 and the payment date for the forward split was March 23, 2006.On the payment date, registered shareholders as of the record date were issued an additional seven shares of common stock of De Beira for every one share of common stock they owned. The effective date for the forward split was March 24, 2006 at which time De Beira’s trading price was adjusted by the NASD prior to the opening of the market to give effect to the 7:1 forward split.  All share and per share information included in this registration statement and audited financial statements for all periods presented have been adjusted to retroactively reflect the stock splits.

June 2006 - 3:2 Stock dividend

On June 5, 2006, De Beira's board of directors approved and arranged for a 3:2 forward split of its issued and outstanding shares of common stock.  The record date for the forward split was June 13, 2006 and the payment date for the forward split was June 15, 2006.On the payment date, registered shareholders as of the record date were issued one additional share of common stock of De Beira for every two shares of common stock they owned.  The effective date for the forward split was June 16, 2006 at which time De Beira’s trading price was adjusted by the NASD prior to the opening of the market to give effect to the 3:2 forward split.  All share and per share information included in this Form 10-KSB and audited financial statements for all periods presented have been adjusted to retroactively reflect the stock splits.

Form SB-2	De Beira Goldfields Inc.	Page 44

June 2006 - $4.20 Private Placement Offering

On June 8, 2006, De Beira closed the private placement with its Chairman, Klaus Eckhof, for total proceeds of US$2,000,000.  De Beira’s board of directors authorized the issuance of 476,190 (714,285 post split) restricted common shares at an offering price of $4.20 per restricted share. The value of the restricted shares was arbitrarily set by De Beira and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted common shares issued in this offering were issued for investment purposes in a “private transaction”.  De Beira relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to the Securities Act of 1933 by the Securities and Exchange Commission.  Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation.  De Beira received from the subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer.  No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.

August 2006 - $2.00 Private Placement Offering

On August 30, 2006, the board of directors authorized the issuance of 1,250,000 restricted units at a subscription price of $2.00 per restricted unit.  Each unit consisted of one restricted share of common stock and one restricted share purchase warrant.  Each share purchase warrant entitled the holder to purchase one additional restricted share of common stock in the capital of De Beira at a price of $2.50 per restricted warrant.  De Beira raised $2,500,000 in cash in this closing, and issued an aggregate 1,250,000 restricted shares of common stock and 1,250,000 share purchase warrants to one non-US subscriber outside the United States.

De Beira set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value.  All the restricted shares issued in this offering were issued for investment purposes in a “private transaction”.

For the one non-US subscriber outside the United States in this closing, De Beira relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.  Management is satisfied that De Beira complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933.  The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation.  De Beira received from the subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer.  No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

November 2006 - $0.80 Private Placement Offering

On November 13, 2006, the board of directors authorized the issuance of 1,875,000 restricted shares of common stock at a subscription price of $0.80 per restricted share.  De Beira raised $1,500,000 in cash in this closing, and issued an aggregate 1,875,000 restricted shares of common stock to two non-US subscribers outside the United States.

Also, under this same offering, on November 30, 2006, the board of directors authorized the issuance of an additional 1,220,000 restricted shares of common stock at a subscription price of $0.80 per restricted share.  De Beira raised $976,000 in cash in this closing, and issued an aggregate 1,220,000 restricted shares of common stock to 14 non-US subscribers outside the United States.

On January 2, 2007, under this same offering, the board of directors authorized the issuance of an additional 1,687,500 restricted shares of common stock at a subscription price of $0.80 per restricted share.  De Beira raised $1,350,000 in cash in this closing, and issued an aggregate 1,687,500 restricted shares of common stock to 10 non-US subscribers outside the United States.

Form SB-2	De Beira Goldfields Inc.	Page 45

On January 25, 2007, under this same offering, the board of directors authorized the issuance of an additional 1,500,000 restricted shares of common stock at a subscription price of $0.80 per restricted share.  De Beira raised $1,200,000 in cash in this closing, and issued an aggregate 1,500,000 restricted shares of common stock to two non-US subscribers outside the United States.

On February 9, 2007, under this same offering, the board of directors authorized the issuance of an additional 1,250,000 restricted shares of common stock at a subscription price of $0.80 per restricted share.  De Beira raised $1,000,000 in cash in this closing, and issued an aggregate 1,250,000 restricted shares of common stock to one non-US subscriber outside the United States.

On February 28, 2007, under this same offering, the board of directors authorized the issuance of an additional 100,000 restricted shares of common stock at a subscription price of $0.80 per restricted share.  De Beira raised $80,000 in cash in this closing, and issued an aggregate 100,000 restricted shares of common stock to one non-US subscriber outside the United States.

De Beira set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value.  All the restricted shares issued in this offering were issued for investment purposes in a “private transaction”.

For the 30 non-US subscribers outside the United States in these two closings, De Beira relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.  Management is satisfied that De Beira complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933.  The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation.  De Beira received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer.  No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

Except as disclosed above, there are no other outstanding options or warrants to purchase, or securities convertible into, shares of De Beira’s common stock at this time.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B.  All Exhibits have been included unless otherwise noted.

Exhibit	Description
3.1	Articles of Incorporation of De Beira Goldfields Inc. filed as an Exhibit to De Beira’s Form SB-2 (Registration Statement) filed on December 12, 2005 and incorporated herein by reference.	Filed
3.2	By-Laws of De Beira Goldfields Inc. filed as an Exhibit to De Beira’s Form SB-2 (Registration Statement) filed on December 12, 2005 and incorporated herein by reference.	Filed
5.1	Opinion of Conrad C. Lysiak, regarding the legality of the securities being registered.	Included
10.1

Management Agreement dated April 19, 2006, between De Beira Goldfields Inc. and Reg Gillard, filed as an Exhibit (Exhibit 10.2) to De Beira’s Form 8-K (Current Report) filed on May 10, 2006 and incorporation herein by reference.

Filed

Form SB-2	De Beira Goldfields Inc.	Page 46

Exhibit	Description
10.2

Letter of Understanding dated May 6, 2006 among De Beira Goldfields Inc., Goldplata Corporation Limited, Goldplata Resources Inc., and Goldplata Resources, Sucursal-Columbia, filed as an Exhibit to De Beira’s Form 8-K (Current Report) filed on May 25, 2006 and incorporated herein by reference.

Filed
10.3

Letter Agreement dated June 15, 2006 between De Beira Goldfields Inc. and Emco Corporation, filed as an Exhibit to De Beira’s Form 8-K (Current Report) filed on June 29, 2006 and incorporated herein by reference.

Filed
10.4

Share Sale Agreement date July 10, 2006 between De Beira Goldfields Inc. and Emco Corporation S.A., filed as an Exhibit to De Beira’s Form 8-K (Current Report) filed on July 17, 2006 and incorporated herein by reference.

Filed
10.5	Letter Agreement dated July 5, 2006 among De Beira Goldfields Inc., Goldplata Resources Inc., and Goldplata Resources Peru S.A.C. for the Suyckutambo Silver Project	Included
10.6	Letter Agreement dated July 5, 2006 among De Beira Goldfields Inc., Goldplata Resources Inc., and Goldplata Resources Peru S.A.C. for the Condoroma Silver Project	Included
14	Financial Code of Ethics filed as an Exhibit to De Beira’s Form SB-2 (Registration Statement) filed on December 12, 2005 and incorporated herein by reference.	Filed
23.1	Consent of GHP Horwath, P.C. dated May 25, 2007	Included
23.2	Consent of Conrad C. Lysiak	Included

UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, De Beira will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

Form SB-2	De Beira Goldfields Inc.	Page 47

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.

any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.

any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.

any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A, will be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Form SB-2	De Beira Goldfields Inc.	Page 48

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Balcatta, Western Australia on this 31st day of May, 2007.

De Beira Goldfields Inc.

 /s/ Reg Gillard

By:

Reg Gillard

CEO and Director

Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:

Signature	Title	Date
/s/ Reg Gillard	Chief Executive Officer, President, and sole member of the Board of Directors	31 May 2007
/s/ Klaus Eckhof	Chairman	31 May 2007
/s/ Susmit Shah	Chief Financial Officer, Corporate Secretary, and Treasurer	31 May 2007

Form SB-2	De Beira Goldfields Inc.	Page 49

Dealer Prospectus Delivery Obligation

Until *, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Form SB-2	De Beira Goldfields Inc.	Page 50

Exhibit 5.1

Form SB-2	De Beira Goldfields Inc.	Page 51

EXHIBIT 5.1

THE LAW OFFICE OF

CONRAD C. LYSIAK

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

FAX: (509) 747-1770

EMAIL: cclysiak@qwest.net

May 22, 2007

Securities and Exchange Commission

100 F Street, NE

Washington, D. C.   20549

RE: De Beira Goldfields Inc.

Gentlemen:

Please be advised that, I have reached the following conclusions regarding the above offering:

1.  De Beira Goldfields Inc. (the "Company") is a duly and legally organized and exiting Nevada state corporation, with its registered office located in Henderson, Nevada and its principal place of business located in Balcatta, Western Australia.  The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary of State's office and filed with the office on May 28, 2004. The Company's existence and form is valid and legal pursuant to Nevada law .

2.  The Company is a fully and duly incorporated Nevada corporate entity.  The Company has one class of common stock at this time.  Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock.  The common stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, its Constitution and reported judicial decisions interpreting those laws and when such stock was issued it was duly authorized, fully paid for and non-assessable.  The common stock to be sold under this Form SB_2 Registration Statement is likewise legal under the laws of the State of Nevada, its Constitution and reported judicial decisions interpreting those laws and when such stock is issued it will be duly authorized, fully paid for and non-assessable.

3.  To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement.  I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement.  I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

4.  The Company's outstanding shares are all common shares.  There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

Securities and Exchange Commission

RE: De Beira Goldfields Inc.

May 22, 2007

5.  The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer.  This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

6.  By directors’ resolution, the Company has authorized the issuance of up to 5,000,000 shares of common stock.

The Company's Articles of Incorporation presently provide the authority to the Company to issue 75,000,000 shares of Common Stock, $0.001 par value.  Therefore, the Board of Directors’ Resolution which authorized the issuance for sale of up to 5,000,000 shares of common stock was within the authority of the Company’s directors and the shares, when issued, will be validly issued, fully paid and non-assessable.

I consent to filing this opinion as an exhibit to the Company’s Form SB-2 registration statement.

Yours truly,

/s/ CONRAD C. LYSIAK

Conrad C. Lysiak

Exhibit 10.5

Form SB-2	De Beira Goldfields Inc.	Page 52

De Beira Goldfields Inc.
1530 Duthie Avenue
Burnaby, British Columbia
Canada, V5A 2R6

Attention: Mr. Klaus Eckhof

July 5, 2006

Dear Klaus

Re: Letter Agreement - Option to Joint Venture – Suyckutambo Silver Project

Based on our recent discussions, we set out below the terms of this binding Letter of Understanding (“LOU”) between Goldplata Resources Peru S.A.C. (“Gold Peru”), Goldplata Resources Inc. (“Goldplata”) (collectively referred to as the “Owners”) and De Beira Goldfields Inc. (“De Beira”).  In this LOU, Gold Peru, Goldplata, and De Beira are collectively referred to as the “Parties”.

The Parties agree to the following principal terms whereby the Owners grant an Option to De Beira to earn a majority undivided ownership interest (the “Ownership Interest”) in mineral rights held by Gold Peru in the Suyckutambo Silver Project in Peru (the “Project”) as described in Annex A attached and shown for illustration purposes only, on the map attached as Annex B (the “Property”).

The Annexes form part of this LOU and have the same force and effect as if set out in the body of this LOU and any reference to this LOU includes the Annexes.

The Parties agree as follows:

1.

The Owners hereby grant to De Beira an exclusive and irrevocable option (the “Option”) exercisable in De Beira’s sole discretion to earn an initial 65% Ownership Interest in the mineral rights within the Property by solely incurring total exploration expenditures (“Exploration Expenditures”) of US$4 million in accordance with the terms of this LOU, within a period of 3 years (the “Option Period”).  The Option Period begins from the date of the Diligence Notice (as hereinafter defined).  No Ownership Interest in the Property will have been earned by De Beira until the required Exploration Expenditures have been incurred and paid.

2.

To maintain the Option, De Beira must incur and pay:

Exploration Expenditures on the Property of at least US$500,000 not later than one (1) year from the commencement of the Option Period;

Exploration Expenditures on the Property of at least an additional US$1,000,000 not later than two (2) years from the commencement of the Option Period; and

Exploration Expenditures on the Property of at least an additional US$2,500,000 not later than (3) years from the commencement of the Option Period.

Subject to Section 4, if De Beira does not make the expenditures required by Section 2 during the Option Period then the Option will lapse and De Beira will have no further rights under this LOU.  For greater certainty, De Beira will not earn or have a right or claim to any Ownership Interest in the Property or the Project unless it spends a total of US $4,000,000 during the Option Period in accordance with the terms hereof.

3.

Upon De Beira incurring and paying Exploration Expenditures in the amounts and in the manner provided for in Section 2, it is agreed that the Owners will convey to De Beira a 65% Ownership Interest in the Property.

4.

Notwithstanding Section 1 above, De Beira agrees that it shall make the Exploration Expenditures referred to in Section 2 above.  De Beira may not withdraw from this LOU after the start of the Option Period until it either (i) incurs at least US$500,000 in Exploration Expenditures; or (ii) pays US$500,000 to Goldplata.  Subject to the satisfaction of the condition stipulated in (i) or (ii) of this Section, De Beira may withdraw from this LOU with immediate effect, by giving notice in writing to the Owners of such withdrawal, at any time and prior to it having earned its 65% interest in the Project.

5.

(a)

Upon De Beira earning a 65% Ownership Interest in the Property, De Beira will have 60 days to elect (the “Election”) in writing to the Owners to earn an additional 5% (to 70%) Ownership Interest by (i) solely funding, at the expense of De Beira, and completing a bankable feasibility study on the Property within three (3) years from the date of the Election; or (ii) solely funding and incurring Exploration Expenditures on the Property of an additional $6,000,000 within three (3) years from the date of the Election.

(b)

De Beira will not earn the additional 5% (to 70%) Ownership Interest in the Property pursuant to section (a) above unless it has satisfied either of the conditions above within the prescribed time.

(c)

Upon the earlier of (i) De Beira failing to make the Election, (ii) making the Election but failing to satisfy either of the conditions in (a) above within the prescribed time or (iii) making the Election and satisfying either of the conditions in (a) above within the prescribed time; the Parties shall enter into a Joint Venture Agreement and all future funding with respect to the Property shall be made pursuant to the Joint Venture Agreement.

6.

During the Option Period and any additional three (3) year period as a result of the Election, work will be carried out under the direction of an exploration committee (“Exploration Committee”) comprising of representatives of the Owners and of De Beira with representatives of De Beira having majority voting rights with respect to the design and implementation of Exploration Expenditures and the disbursement of funds for exploration expenditures.  The Committee will meet at least once a year, or as agreed by the committee members, to review and plan the next stage of exploration. The duties of the Exploration Committee will include (without limitation) setting the programme and budget, making cash calls for Exploration Expenditures on De Beira and supervising and reviewing the work of the Operator (as hereinafter defined).  The Chairman of the Exploration Committee will be a representative of De Beira or his nominated representative who will give approval in writing, on behalf of the Exploration Committee, of all Exploration Expenditures before they are incurred.

7.

Initial exploration will be carried out by field crews and geologists employed by or contracted by the Owners under the direction of the Exploration Committee. The costs of such personnel as employed or contracted by the Owners will be invoiced in respect of the Project to the Operator at their daily cost to the Owners plus such personnel's costs and expenses with an administrative charge of US$ 4,000 per month levied by the Owners for the months in which Exploration Expenditures have been incurred.  De Beira will be entitled to see such invoices and any reasonable supporting evidence upon request by it to the Owners.  These costs and expenses will form part of the Exploration Expenditures on the Property and will be included in the amounts expended by De Beira for the purposes of meeting the total expenditures for the purposes of Sections 2 and 5, as applicable.

8.

Funds will be forwarded by De Beira whilst it is solely funding the Project to Gold Peru whilst it is Operator, against cash calls requested by the Exploration Committee against planned programmes.  This funding structure may be changed by mutual agreement.  Any VAT refunds obtained by Gold Peru in relation to expenditures made under this LOU will be utilized for further exploration expenditures. The amounts paid by De Beira to Gold Peru pursuant to cash calls, together with any amounts paid directly by De Beira to any third party (as directed by the Exploration Committee) in respect of the Property, will be Exploration Expenditures made by De Beira for the purposes of meeting the total Exploration Expenditures for the purposes of Sections 2 and 5, as applicable.

9.

During the Option Period and any additional three (3) year period as a result of the Election, De Beira may in its discretion assign one or two full time employees to act as consultants and advisors to the Owners’ team undertaking exploration of the Property, such employees to be nominated by De Beira at its sole discretion.  These employees will be rotated at intervals to be decided by De Beira and will at all times remain employees of De Beira.  The costs of such personnel as employed by De Beira will be at its own expense and will not form part of the Exploration Expenditures on the Property and will not be included in the Exploration Expenditures by De Beira for the purposes of meeting the total Exploration Expenditures for the purposes of Sections 2 and 5, as applicable. De Beira shall remain fully responsible and liable for such employees and agrees to indemnify the Owners for any actions of such Employees.

10.

During the Option Period and any additional three (3) year period as a result of the Election, Gold Peru will be the operator of the exploration programme (the “Operator”) and will:

(a)

comply with all applicable laws, rules and regulations, leases, permits, licences and other consents relating to the Property and the mineral rights comprised therein and will carry out the exploration works to industry standards customary in Peru for like situated projects;

(b)

make or arrange for all payments required to be made under all relevant leases, permits, licences, concessions, contracts and any other agreements in relation to the Property and all mineral rights comprised therein and do all other acts as are reasonably necessary to maintain the Property and the mineral rights comprised therein;

(c)

no later than 30 days after the end of every calendar quarter, provide De Beira with reports showing in reasonable detail the work performed, the expenditures incurred and the results obtained in the preceding quarter;

(d)

maintain accounts of expenditures in accordance with generally accepted accounting standards and any legislative and regulatory requirements.  De Beira will, at its own cost, have the right to inspect and audit such accounts upon giving 48 hours notice to the Owners and may appoint any such third parties, at the sole expense of De Beira as it considers necessary to assist in the process of inspection and audit. Such third parties must sign a confidentiality agreement acceptable to the Owners prior to being granted access to any documents or the Property;

(e)

immediately inform De Beira of any occurrence or non-occurrence that may affect the validity or good standing of the mineral rights comprising the Property;

(f)

immediately inform De Beira of any material and adverse environmental, health or safety event or issue.  If any such communication is verbal it will as soon as possible thereafter, with time of the essence, be followed by a detailed written report.

In the event of material or persistent breach of any of these obligations as Operator by Gold Peru which have not been remedied within 60 days of notice of such breach from De Beira, the Exploration Committee will be entitled to remove Gold Peru as Operator forthwith and replace it with another Operator as agreed by the De Beira and the Owners.

11.

Either Party may give notice in writing at any time to the Other Party that it wishes to enter into a more detailed Joint Venture Agreement and the Parties will use their respective best efforts to negotiate in good faith and sign such a Joint Venture Agreement (the “Final Agreement”), for registration in Peru within 60 days of the date of such notice, it being agreed by the parties that actual registration of the Joint Venture Agreement in Peru may take longer than 60 days.  The Final Agreement will include the terms of this LOU in respect of the Option and also the concepts outlined in Clause 15 in respect of the terms of the joint venture to apply if De Beira earns its 65% interest in the Project.  Upon completion of the Final Agreement, this LOU will terminate.  If, as and when De Beira earns its 65% interest, Gold Peru will hold such 65% interest in the Property in trust for De Beira until the Final Agreement is executed by the Parties and registered in Peru.  All costs and expenses in respect of the Final Agreements and any related agreements shall be paid by the Party incurring such costs and expenses.

12.

In this LOU and in the Final Agreement referred to in Clause 11 above, “Exploration Expenditures” means all cash, expenses and obligations funded, spent or incurred directly or indirectly on exploration, evaluation and development activities on or for the Property. Such Exploration Expenditures include, but are not limited to, land payments, fees, taxes and charges required to obtain and keep the mineral rights in good standing; all expenditures for geophysical, geo-chemical and geological work; all expenditures for surveys, drilling, assays, metallurgical testing, engineering, construction and all other expenditure directly benefiting the Property and the work thereon.

13.

The Parties agree to an Area of Interest of 30 kms around the Property as defined on the Map in Annex D.  If any Party or its Affiliates obtains mineral rights within this Area of Interest after the date of this LOU those mineral rights will form part of the terms of this LOU and shall be added to the Property.

14.

The Owners, jointly and severally, hereby represent and warrant to De Beira that:

•

Gold Peru will initiate actions within 60 days of the date hereof to cause itself within one (1) year from the date of the Diligence Notice (the “Expiry Date”) to be the 100% legal and beneficial owner of the Property and all mineral rights comprised therein and that it will, not later than the Expiry Date, hold the Property and all mineral rights contained therein free and clear of all liens, encumbrances, royalties, options, leases or any contractual commitments;

•

Gold Peru will initiate actions within 60 days of the date hereof to cause itself within one (1) year from the date of the Diligence Notice to have the legal right, without the requirement for any approval or consent other than its own and governmental entities, to grant the rights hereunder, without the requirement for any approval or consent other than its own and governmental entities, to De Beira;

•

Gold Peru will initiate actions within 60 days of the date hereof to cause itself within one (1) year from the date of the Diligence Notice to have, the right and licences to explore for copper, gold, silver and other minerals on or over the Property free from all liens and encumbrances and the same will be valid and subsisting and not contravened by this LOU;

•

They will not be in breach or in conflict with any agreement or arrangement, or applicable law, by entering into or performing under the terms of this LOU;

•

The Property is in good standing and all assessment work, reports, fees and payments and other requirements to maintain the Property are current, correct and completely up-to-date;

•

They have delivered or made available to De Beira all material information concerning the Property and the mineral rights comprised therein in their possession or control;

•

They have not received any claim or notice of any, and to the best of their knowledge and belief there are no, actual, pending or threatened lawsuits or administrative actions in respect of the Property or the mineral rights comprised therein;

•

To the best of their knowledge and belief all previous work done by them on the Property has been in accordance with applicable law and reasonable mining, environmental and business practice;

•

They will not sell or otherwise dispose of, alienate or create any encumbrances over the Property or any part thereof or all or any mineral right which is the subject of this LOU or any licences or other permits required for the purposes of this LOU and exploration and development of such Property and all mineral rights without the prior written consent of De Beira.

15.

The Final Agreements will include the following principles which will apply at the time that De Beira has exercised the Option and accumulates its 65% Ownership Interest in the Property:

(a)

the Parties will share all costs and expenses and revenues, according to approved programmes and budgets, pro rata to their then Ownership Interest in the Property;

(b)

dilution of a Party's interest, according to deemed contributions and actual contributions, should either Party elect not to contribute its proportionate share of the costs and expenses of the Joint Venture;

(c)

Gold Peru (and its Affiliates and their respective successors and assigns) shall be entitled to Gross Over Riding Royalties (as defined in Annex C) of two percent (2%) and, concurrently with the execution of the Final Agreement, the Joint Venture shall execute and deliver to Gold Peru (or its nominee, La Muriel Mining Corporation, 1602 South Parker Road, Suite 203, Denver, Colorado, USA 80231) a royalty agreement (the “Royalty Agreement”) in the form of Annex C;

(d)

a pre-emptive right of acquisition by a party on the proposed transfer by the other Party of its Ownership Interest in the Joint Venture, excepting transfers to Affiliates (and excluding transfers by Gold Peru to facilitate public offerings);

(e)

any monies spent on the Property by the Parties hereto prior to the completion of a bankable feasibility study shall be treated as loans to the Joint Venture and shall be recoverable from 50% of the available cash flows from the Project, prior to any dividend payments to the Joint Venture participants [from such 50% portion of the cash flows from the Project].  For the purposes hereof available cash flow means cash flow from the operation of the Project after full provision for all operating and non-operating costs, expenses and charges of every nature or kind whatsoever, direct conducted on or incurred in respect of the Property or the Joint Venture, including without limitation, all third party debt obligations;

(f)

management of the Project by a management committee, which will make decisions by majority vote, with each Party having a vote equal to its percentage Ownership Interest in the Property;

(g)

if the feasibility study for the construction and development of a mine on the Property concludes that such mine will achieve at least a fifteen percent (15%) internal rate of return, the Parties shall cause its nominees on the management committee to vote in such a manner as to cause such study to be approved and to cause the Joint Venture to proceed with the design, construction and development of such mine in accordance with the feasibility study as it may be amended from time to time by the management committee.

(h)

appointment of De Beira as the manager and operator during the Joint Venture (or Gold Peru or its Affiliates should De Beira be diluted below 50% after the Option Period), with responsibility to conduct all operations in a good, workmanlike and efficient manner and to the standards of health, safety, environmental management and community relations customary in Peru for like situated projects;

(i)

structure of the Joint Venture, whether as an S.A.C., a contractual Joint Venture or such other form as will be mutually the most advantageous to De Beira and the Owners with regard to investment, operations and taxation;

(j)

incorporation of the terms of the Royalty Agreement substantially in accordance with Annex C which imposes Gross Overriding Royalties of 2% in favour of Gold Peru (or its nominee), its Affiliates and their respective successors or assigns, on the properties referred to in the Royalty Agreement which will be borne by the Joint Venture.

16.

The Owners hereby grant De Beira a period of 30 days from the date hereof (the “Due Diligence Period”) to perform due diligence on the Property and the Project and the Owners shall provide De Beira access to the Property and the Project as it may reasonably require in order to perform its due diligence. Within seven (7) days of the expiry of the Due Diligence Period De Beira may provide the Owners with a notice (the “Due Diligence Notice”) indicating its intent to be bound by this LOU in its entirety and to activate the Option Period. If the Owners do not receive the Due Diligence Notice within the prescribed time this LOU shall terminate.

17.

Any notice, election, report, payment or other correspondence required or permitted in accordance with this LOU will be in writing and sent by courier or facsimile and addressed as follows.

If to De Beira:

De Beira, (Attn. Mr Klaus Eckhof)
30 Ledgar Road

Balcatta, Western Australia 6021

FAX:

+ 61 8 9240 2406

If to Goldplata:

Goldplata, ( Attn. Michel Juilland)

9 Lotissement Mont Joyeux,
Cayenne, French Guiana

                        97300

FAX:

594 594 298500

If to Gold Peru:

Calle Marcela Castro (ex-Bilbao) Nº 171,

Lima 21

Perú.

FAX:

Any such notice, election, report, payment or other correspondence will be deemed to have been received in the case of delivery by courier, when delivered or in the case of facsimile, on acknowledgement of the addressee's facsimile receiving equipment (where such acknowledgement occurs before 17:00 hours on the day of acknowledgement) and in any other case on the day following the day of acknowledgement.

18.

The Parties agree that this LOU is a legally binding document in respect of the rights and obligations of the Parties during the Option Period (as the same may be extended as a consequence of the Election).  Notwithstanding the legally binding nature of the terms of this LOU, the Parties agree to use their best efforts, in good faith, to ensure that the Final Agreement, for registration in the applicable jurisdictions, are executed and delivered within the timeframes set out in this LOU. The Parties agree to file all such documents in Peru as are necessary to protect the Parties.

19.

Any information or data obtained in connection with the performance of this LOU is strictly confidential.  Neither the Owners nor De Beira will, unless believed to be required by law or regulatory authority, make any public statement concerning this LOU or the activities contemplated herein without the prior consent of the other, which consent will not be unreasonably delayed or withheld.

20.

Subject to the other terms of this LOU, upon written notice to the Owners, De Beira may withdraw from and terminate this LOU with immediate effect at any time, including in the event of material or persistent breach of the same by the Owners.  Upon any such termination of this LOU by De Beira, De Beira will cease to have any further obligations to the Owners under the terms of this LOU except for the liabilities for actions of De Beira and its representatives prior to termination.

21.

All due dates for expenditures and payments in this LOU will be extended for such time as access to the Property and/or work on it is prevented by any condition of force majeure.

22.

Either party may transfer its interest under this LOU to an Affiliate, provided that such Affiliate accepts in writing the terms of this LOU.

23.

No party is permitted to transfer its rights and obligations under this LOU to a non-Affiliate without the prior written consent of the other Party.

24.

In this LOU Affiliate means any company controlled by or under common control with a party hereto. For these purposes, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

25.

The Parties further agree that:

(a)

except as otherwise set forth herein, no failure or delay by the Owners in exercising any right or power under this LOU will operate as a waiver of such right or power and no single or partial exercise of such right or power or the exercise of any other right or power will operate as a waiver of such right or power by the Owners;

(b)

neither Goldplata, Gold Peru nor their respective representatives have made any representation or warranty to De Beira as to the accuracy, completeness or sufficiency of any information with respect to the Project, the Property or the mineral rights comprised therein and neither  Goldplata, Gold Peru nor their respective representatives shall have any liability to De Beira or any of its representatives resulting from errors or omissions in such information or the use of such information.

(c)

this LOU constitutes the entire agreement and understanding of the Parties. All prior discussions, correspondence, negotiations and understandings or any other exchanges between the Parties are merged herein and superseded hereby;

(d)

no amendment of this LOU will be valid or of any force unless reduced to writing and signed by authorized representatives of the Parties;

(e)

nothing in this LOU will constitute the Parties a partner of the other, nor will the execution, completion and implementation of this LOU confer on any Party any power to bind or impose any obligations to any third parties on the other Party or to pledge the credit of the other Party;

(f)

if any provision of this LOU will be invalid, illegal or unenforceable, it will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the Parties. If such modification is not possible, such provision will be severed from this LOU and the parties shall negotiate in good faith to modify the LOU to preserve each party’s anticipated benefits hereunder.  In either case the validity, legality and enforceability of the remaining provisions of this LOU will not in any way be affected or impaired thereby;

(g)

this LOU may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered will constitute an original, but all the counterparts will together constitute but one and the same instrument;

(h)

this Agreement shall be governed by and construed in accordance with the laws of Ontario and shall be treated, in all respects, as an Ontario contract.  All disputes or other matters arising hereunder or related hereto shall be tried in the proper Courts of the Province of Ontario and each party hereto irrevocably attorns to and submits to the jurisdiction of the Courts of Ontario with respect to any such dispute or matter.

Please indicate your acceptance of this Letter of Understanding by signing and returning the enclosed copy of this letter.

Yours sincerely,

/s/ Michel Juilland

Michel Juilland

EXECUTED and DELIVERED As a DEED by KLAUS P ECKHOF For and on behalf of DE BEIRA GOLDFIELDS INC.	) ) ) ) )	/s/ Klaus P. Eckhof
	) ) ) )	/s/ Michel Juilland
In the presence of:

We hereby agree to the terms of this LOU.

EXECUTED and DELIVERED As a DEED by Michel Juilland For and on behalf of GOLDPLATA RESOURCES INC.	) ) ) ) )	/s/ Michel Juilland
) ) ) )
In the presence of:

EXECUTED and DELIVERED As a DEED by Michel Juilland For and on behalf of GOLDPLATA RESOURCES PERU S.A.C.	) ) ) ) )	/s/ Michel Juilland
) ) ) )
In the presence of:

ANNEX A
SUYCKUTAMBO LICENSES AND CONCESSION CONTRACTS

License Number	Holder

Concession Contract Number	Holder

CODIGO,NOMBRE, TITULAR, AREA, Y COORDENADAS DE LAS CONCESIONES MINERAS

PROYECTO SUYKUTAMBO

				Coordenadas UTM		
Código	Nombre	Area(Has)	Vertices	Norte	Este	Comentarios
05000072X02	Ampliación Nueva Corona Titular: Juilland Covrig Paul George	35.9936				Asiento: 0009 Resolucion de Ctto. Cia. Minera Ares
01000209Y01	Chila Titular: Juilland Covrig Paul George	9.9680				Asiento: 0009 Cia. Minera Ares
0104643CX01	Sandra N° 104	187.4829				
014644CHX01	Sandra N° 105	128.0996				
010065101	Santa Ursula N° 11 Titular: Paul Juilland Covrig y Anne Marie Delaitre	182.3036				Asiento 0003 Resoluciondc Ctto. Cia. Minera Ares
010065501	Chila N° 1 Titular: Juilland Covrig Paul George	117.4672				Asiento 0003 Resoluciondc Ctto. Cia. Minera Ares
010065601	Nueva Corona N° 34	263.9778				
010067101	Chila N° 2	59.9785				
010062401	Santa Ursula N° 2 Titular: Paul Juilland Covrig y Anne Marie Delaitre	99.9832	1 2 3 4	8,332,694.58 8,331,932.87 8,331,285.08 8,332,046.78	205,112.31 205,760.11 204,998.41 204,350.61	Asiento 0002 Ctto. De Transfer. de Hilda Torres M.
010062501	Nueva Corona N° 1 Titular: Paul Juilland Covrig y Anne Marie Delaitre	119.1625	1 2 3 4 5 6	8,332,122.96 8,331,355.64 8,331,345.70 8,331,345.08 8,332,106.79 8,332,884.14	204,285.83 203,364.67 203,372.95 203,372.23 202,724.44 203,638.49	Asiento 0002 Ctto. De Transfer. de Hilda Torres M.
010062601	Tarucamarca Titular: Hilda Torres Mallma	36.0004	1 2 3 4	8,332,481.09 8,322,101.75 8,332,387.28 8,332,766.62	198,122.99 197,996.09 197,142.58 197,269.48	Asiento 001 Partida 11018117
	AREA DEL PROYECTO	1,240.4173	11 CONCESIONES MINERAS

ANNEX B

ANNEX C

NET SMELTER RETURNS ROYALTY AGREEMENT

Between

[Joint Venture]

and

[Goldplata Resources Peru S.A.C. (or its nominee)]

Dated:

Page
Article 1 INTERPRETATION 1
1.1 Definitions 1
1.2 Exhibits 2
1.3 Governing Law 2
1.4 Severability 2
1.5 Calculation of Time 3
1.6 Headings 3
1.7 Other Matters of Interpretation 3
Article 2 ROYALTY DESCRIPTION 3
2.1 Royalty Reserved 3
2.2 Interest in Land 4
Article 3 OPERATION OF THE PROPERTIES 4
3.1 JVCO to Determine Operations 4
3.2 Insurance 4
3.3 Co-mingling 5
Article 4 ASSIGNMENT 5
4.1 Assignment by the Royalty Holder 5
4.2 Multiple Parties 5
4.3 Assignment by JVCO 5
Article 5 PAYMENTS 6
5.1 Payment Obligation 6
5.2 Provisional Settlements 6
5.3 Due Payment 6
5.4 Gross Overriding Royalty Statements 6
5.5 Adjustments 7
5.6 Conversion of Currency 7
5.7 Wire Transfer 7
5.8 Trading Activities of JVCO 8
5.9 Books and Records 8
Article 6 INDEMNITY 8
6.1 Indemnity 8
6.2 Limitation 8
Article 7 DISPUTE RESOLUTION 8
7.1 Mandatory Arbitration of Disputes 8
7.2 Demand for Arbitration 9
7.3 Arbitration Panel 9
7.4 Commencement of Proceedings 9
7.5 Arbitration Award 9

-i-

(continued)

Page
7.6 Arbitration Costs 10
Article 8 MISCELLANEOUS 10
8.1 Other Activities and Interests 10
8.2 Confidentiality 10
8.3 No Partnership 11
8.4 Notice 11
8.5 Further Assurances 11
8.6 Entire Agreement 11
8.7 No Waivers 12
8.8 Time of the Essence 12
8.9 Counterparts 12
8.10 Parties in Interest 12

-ii-

NET SMELTER RETURNS ROYALTY AGREEMENT

THIS AGREEMENT dated as of the       day of

BETWEEN:

[Joint Venture],
(“JVCO”)

OF THE FIRST PART

AND:

GOLDPLATA RESOURCES PERU S.A.C.,
(the “Royalty Holder”)

OF THE SECOND PART

For good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the Parties, the Parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this agreement, unless otherwise provided:

(a)

“Affiliate” means any person, partnership, joint venture, corporation or other form, of enterprise which directly or indirectly controls, is controlled, by, or is under common control with, a Party.  For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract; voting trust or otherwise;

(b)

“Agreement” means this royalty agreement;

(c)

“Allowable Deductions” has the meaning ascribed to that term in Schedule “A”;

(d)

“Business Day” means a day on which banks are generally open for business in Toronto, Canada.

(e)

“Gross Overriding Royalty” has the meaning ascribed to that term in Schedule “A”;

(f)

“Gross Proceeds” has the meaning ascribed to that term In Schedule “A”;

(g)

“Joint Venture Agreement” means the Suyckutambo Silver Project Joint Venture Agreement;

(h)

“Loss” means an insurable loss of or damage to Products, whether or not occurring on or off the Properties and whether the Products are in the possession of the JVCO or otherwise;

(i)

“Net Smelter Returns” and “Net Sales Returns” for any Product means the Gross Proceeds from the sale of such Product less Allowable Deductions related to such Product;

(j)

“Party” or “Parties” means one or more of the parties to this Agreement;

(k)

“Person”, means any individual corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof;

(l)

“Products” means the JVCO’s share of all ores mined from the Properties and all concentrates and other mineral products, metals or minerals (including diamonds) which are derived therefrom, whether on or off the Properties, for which there has been a Sale;

(m)

“Properties” means the interests in the mineral titles listed in Exhibit 1 to this Agreement and any other mineral titles to which such Exhibit 1 mineral titles may be converted and any mineral titles which may be added pursuant to the Joint Venture Agreement.

1.2

Exhibits

Schedule “A” and Exhibit 1, which are attached to this Agreement, are by reference incorporated into and form part of this Agreement.

1.3

Governing Law

This Agreement will in all respects be governed by and be construed in accordance with the laws in force in the Province of Ontario, Canada and, subject to Section 7.1, will be under the exclusive jurisdiction of the courts of the province of Ontario, Canada.

1.4

Severability

If any provision of this Agreement will be invalid, illegal or unenforceable, it will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the Parties. If such modification is not possible, such provision will be severed from this Agreement and the parties shall negotiate in good faith to modify the Agreement to preserve each party’s anticipated benefits hereunder.  In either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

1.5

Calculation of Time

If any time period set forth in this Agreement ends of a day of the week which is not a Business Day, then notwithstanding any other provision of this Agreement, such period will be extended until the end of the next following day which is a Business Day.

1.6

Headings

The headings to the articles and sections of this Agreement are inserted for convenience only and will not affect the construction hereof.

1.7

Other Matters of Interpretation

In this Agreement

(a)

the singular includes the plural and vice versa;

(b)

the masculine includes the feminine and vice versa;

(c)

references to “article”, “section” and “subsection” ate to articles, sections and subsections of this Agreement, respectively;

(d)

all provisions requiring a Party to do or refrain from doing something will be interpreted as the covenant of that Party with respect to that matter notwithstanding the absence of the words “covenants” or “agrees” or “promises’’;

(e)

all provisions requiring a Party to do something will be interpreted as including the covenant of that Party to cause that thing to be done when the Party cannot directly perform the covenant but can indirectly cause that covenant to be performed, whether by an Affiliate under its control or otherwise;

(f)

the word “person” includes an individual, partnership, firm, corporation, company, body politic, or government or department thereof; and

(g)

the words “hereto”, “herein”, “hereby”, “hereunder”, “hereof and similar expressions when used in this Agreement refer to the whole of this Agreement and not to any particular article, part, section, exhibit or portion thereof.

ARTICLE 2
ROYALTY DESCRIPTION

2.1

Royalty Reserved

The Royalty Holder has reserved, and JVCO agrees to pay to the Royalty Holder, a royalty in respect of the Properties equal to the aggregate of two percent (2%) of the Net Smelter Returns on all Products, on the terms and conditions specified in this Agreement.

2.2

Interest in Land

The Parties intend that the Gross Overriding Royalty constitutes an interest in the Properties and, accordingly agree that:

(a)

the Gross Overriding Royalty will run with the Property, and every interest therein;

(b)

any sale or other; disposition of any interest in the Properties will be effective only in accordance with Section 4.3 hereof;

(c)

JVCO will upon request sign and deliver to the Royalty Holder, and the Royalty Holder may register or otherwise record against titles to the Properties, the form of notice or other document or documents as the Royalty Holder may reasonably request to give notice of the existence of the Royalty to third parties, to secure, payment of the Gross Overriding Royalty and to protect the Gross Overriding Royalty Holder’s right to receive the Gross Overriding Royalty as contemplated herein; and

(d)

if any mineral properties hereafter become a part of the Properties, JVCO agrees to execute and deliver such document or documents as the Royalty Holder may reasonably request to acknowledge that the Gross Overriding Royalty is applicable thereto.

ARTICLE 3
OPERATION OF THE PROPERTIES

3.1

JVCO to Determine Operations

JVCO may, but will not be obligated to treat, mill, heap leach, sort, concentrate, refine, smelt, or otherwise process, beneficiate or upgrade the ores, concentrates, and other Products at sites located on or off the Properties, prior to sale, transfer, or conveyance to a purchaser, user, or consumer.  JVCO will not be liable for mineral values lost in processing under sound practices and procedures, and no Gross Overriding Royalty will be due on any such lost mineral values.  JVCO will have complete discretion concerning the nature, timing and extent of all exploration, development, mining and other operations conducted on or for the benefit of the Properties and may suspend operations and production on the Properties at any time it considers prudent or appropriate to do so.  JVCO will owe the Royalty Holder no duty to explore, develop or mine the Properties, or to do so at any rate or in any manner other than that which JVCO may determine in its sole and unfettered discretion.

3.2

Insurance

Notwithstanding Section 3.1, JVCO will obtain and maintain insurance against Loss of Products prior to their sale, in such amounts and with such coverage as is customary in the industry (including, without limitation, fidelity insurance to protect against theft and business interruption coverage) with the Royalty Holder as a named insured.

3.3

Co-mingling

JVCO will not co-mingle Products from the Properties with other ores, doré, concentrates, mineral products, metals or minerals produced elsewhere, unless the Parties have agreed upon procedures for the weighing, sampling, assaying and other measuring or testing necessary to fairly allocate valuable metals contained in such Products and in the other ores, doré, concentrates, mineral products, metals and minerals.

ARTICLE 4
ASSIGNMENT

4.1

Assignment by the Royalty Holder

The Royalty Holder may convey or assign all or any portion of the Gross Overriding Royalty, provided that such assignment will not be effective against JVCO until the assignee has delivered to JVCO, a written and enforceable undertaking, whereby such assignee agrees to be bound, to the extent of the interest assigned, by all of the, terms and conditions of this Agreement.

4.2

Multiple Parties

Notwithstanding any assignment by the Royalty Holder, JVCO will not be or become liable to make payments in respect of the Gross Overriding Royalty to, or to otherwise deal in respect of this Agreement with, more than one person.  If the interests of the Royalty Holder hereunder are at any time owned by more than one person, such owners will, as a condition of receiving payment hereunder, nominate one person to act as agent and common trustee for receipt of monies payable hereunder and to otherwise deal with JVCO in respect of such interests (including, without limitation, the giving of notice to take or cease taking in kind) and no royalty owner will be entitled to administer or enforce any provisions of this Agreement except through such agent and trustee.  In such events, JVCO will, after receipt of notice respecting the nomination of such agent and trustee, thereafter make and be entitled to make payments due hereunder in respect of the Gross Overriding Royalty to such agent and trustee and to otherwise deal with such agent and trustee as if it were the sole holder of the Gross Overriding Royalty hereunder.

4.3

Assignment by JVCO

JVCO may transfer, sell, assign or otherwise dispose of all or any portion of its interest in the Properties provided that such disposition will not be effective as against the Royalty Holder until the transferee has delivered to the Royalty Holder a written and enforceable undertaking agreeing to be bound, to the extent of the interest disposed of, by all of the terms and conditions of this Agreement.

ARTICLE 5
PAYMENTS

5.1

Payment Obligation

The obligation to pay the Gross Overriding Royalty will accrue when there has been a sale of Products, provided that:

(a)

there will be deemed to have been a sale of treated metals upon the outturn of metals from such Products by the treatment facility to the account of the seller; and

(b)

any Gross Overriding Royalty due in respect of a Loss will accrue when the insurance proceeds are paid.

5.2

Provisional Settlements

Where the outturn of treated metals or a sale of other Products (including an insurance settlement in respect of a Loss) is made on a provisional basis, the amount of the Gross Overriding Royalty payable will be based upon the amount of metal or other Products or the value of the Loss credited by such provisional settlement, but will be adjusted to account for the amount of metal or other Products or the value of the Loss established by final settlement with the treatment facility or with the purchaser or insurer of other Products, as the case may be.

5.3

Due Payment

Gross Overriding Royalty payments will be due and payable quarterly on the last day of the month next following the end of the calendar quarter in which the same accrued.

5.4

Gross Overriding Royalty Statements

Gross Overriding Royalty payments will be accompanied by a statement showing in reasonable detail on a Product by Product basis for the relevant quarter:

(a)

the quantities and grades of Products produced and for which there was a sale in the quarter;

(b)

the actual proceeds of sale received in the quarter;

(c)

the Allowable Deductions in the quarter; and

(d)

other pertinent information in sufficient detail to explain the calculation of the Royalty payment.

5.5

Adjustments

Subject to Section 5.2 hereof, all Gross Overriding Royalty payments will be considered final and in full satisfaction of all obligations of JVCO with respect thereto, unless the Royalty Holder gives JVCO written notice describing and setting forth a specific objection to the determination thereof within one year after receipt by the Royalty Holder of the quarterly Gross Overriding Royalty statement.  If the Royalty Holder objects to a particular quarterly statement as herein provided, then:

(a)

The Royalty Holder will have the right, upon reasonable notice and at a reasonable time, to have JVCO’s accounts and records relating to the calculation of the Gross Overriding Royalty, in question audited by a chartered accountant selected by the Royalty Holder and who enters into a confidentiality understanding substantially, on the terms of Section 8.2 hereof.

(b)

If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder, such deficiency or excess will be resolved by adjusting the next quarterly Royalty Gross Overriding payment due hereunder.  If production has ceased, settlement will be made between the Parties by cash payment.

(c)

The Royalty Holder will pay all costs of such audit unless a deficiency of two percent (2%) or more of the amount due to the Royalty Holder is determined to exist.  JVCO will pay the costs of such audit if a deficiency of two percent (2%) or more of the amount due is determined to exist.

Failure on the part of the Royalty Holder to make claim on JVCO for adjustment in such one year period will establish the correctness of the payment and preclude the filing of exception thereto or making of claims for adjustment thereon.

5.6

Conversion of Currency

All payments to be made under this Agreement will be made in US dollars.

5.7

Wire Transfer

Payments to the Royalty Holder hereunder will be made without demand, notice, set-off, or reduction by wire transfer in good, immediately available funds, to such account or accounts as the Royalty Holder may designate pursuant to wire instructions provided by the Royalty Holder to JVCO not less than three (3) Business Days prior to the dates upon which such payments are to be made.

5.8

Trading Activities of JVCO

JVCO will have the right to market and sell refined metals and other Products in any manner it may elect, and will have the right to engage in forward sales, futures trading or commodity options trading and other price hedging, price protection, and speculative arrangements (“trading activities”) which may involve the possible, physical delivery of Products.  The Gross Overriding Royalty will not apply to, and the Royalty Holder will not be entitled to participate in, the proceeds generated by JVCO, a shareholder of JVCO, or an Affiliate of either in trading activities or in the actual marketing or sales of Products.  In determining the net proceeds from any Products subject to the Gross Overriding Royalty, JVCO will not be entitled to deduct from Gross Proceeds, any losses suffered by JVCO, a shareholder or an Affiliate in trading activities.  In the event that JVCO engages in trading activities, the Gross Overriding Royalty will be determined on the basis of the value of Products produced and without regard to the price or proceeds actually received by JVCO, for or in connection with the sale, or the manner in which a sale to a third party is made by JVCO.  In the event that JVCO engages in trading activities in respect of Products other than refined metals, the Gross Proceeds will be determined on the basis of the value of such Products ex headframe or minesite loading facility in the case of ores or ex mill or other treatment facility in the case of other Products.

5.9

Books and Records

All books and records used by JCVO to calculate Gross Overriding Royalty due hereunder will be kept according to [U.S.] generally accepted accounting principles consistently applied.

ARTICLE 6
INDEMNITY

6.1

Indemnity

JVCO agrees that it will defend, (indemnify, reimburse and hold harmless the Royalty Holder, its officers, directors, shareholders, employees and its successors and assigns (collectively the “indemnified parties”), and each of them, from and against any and all claims, demands, liabilities, actions and proceedings, which may be made or brought against the Royalty Holder or which it may sustain, pay or incur that whosoever result from or relate to operations conducted on or in respect of the Properties that result from, or relate to the mining, handling, transportation, smelting or refining of the Products or the handling of transportation of the Products.

6.2

Limitation

The indemnity provided in Section 6.1 is limited to claims, demands, liabilities, actions and proceedings that may be made or taken against an indemnified party its capacity as or related to the Royalty Holder as a holder of the Gross Overriding Royalty and will not include any indemnity in respect of any claims, demands, liabilities, actions and proceedings against an indemnified party in any other capacity.

ARTICLE 7
DISPUTE RESOLUTION

7.1

Mandatory Arbitration of Disputes

All disputes between the Parties arising under this Agreement, which the Parties are unable to resolve within 20 days, will be resolved by arbitration in accordance with this Article 7 and, after expiry of the 20-day period, will be submitted to such arbitration by written demand of either Party.

7.2

Demand for Arbitration

To demand arbitration, any Party (the “demanding party”) will give written notice to the other Party (the “responding party”).  Such notice will specify the nature of the issues in dispute, the amount involved, and the remedy requested and the names of at least three qualified, disinterested arbitrators acceptable to it.  Within seven days of the receipt of the notice, the responding party will answer the demand in writing, specifying the issues that Party disputes and advising whether it accepts as arbitrator any of the arbitrators named in the notice.  If the responding party accepts an arbitrator named in the notice, that person will act as sole arbitrator of the dispute.

7.3

Arbitration Panel

If the responding party does not accept any of the arbitrators named, each Party will select one qualified arbitrator within five days of responding party’s answer.  Each of the arbitrators will be a disinterested person qualified by experience to hear and determine the issues to be arbitrated.  The arbitrators so chosen will select a neutral arbitrator within five days of their selection.  If the named arbitrators cannot agree on a neutral arbitrator, the arbitrators will make application to any court of competent jurisdiction in the Province of Ontario with a copy to both Parties, requesting that court to select and appoint the third arbitrator.  The court’s selection will be final and binding on the Party.  The three arbitrators chosen pursuant to this Section 7.3 constitute the arbitration panel.

7.4

Commencement of Proceedings

Immediately upon appointment of arbitrator or arbitration panel, each Party must present in writing to the arbitrator or panel (with a copy to the other Party) its statement of the issue or issues in dispute.  Any questions of whether a dispute should be arbitrated under this article must be decided by the arbitrator or arbitration panel.  The arbitrator or panel as soon as possible, but not more than 15 days after appointment must meet in Toronto, Ontario, at a time and place reasonably convenient for the Parties, after giving each Party at least seven days notice.  The arbitration hearing must be conducted in accordance with the provisions of the Arbitration Act (Ontario), provided that if there is any conflict between the provisions of this Agreement and such rules the provisions of this Agreement will prevail.  Actions of the arbitrators comprises an arbitration panel must be by majority vote.

7.5

Arbitration Award

After hearing the Party in regard to the matter in dispute, taking such evidence and making such other investigation as justice requites and as the arbitrators deem necessary, they must decide the issues submitted to them within ten days thereafter and serve a written and signed copy of the award upon each Party.  Such award will be final and binding on the Party, and confirmation thereof may be applied for in any court of competent jurisdiction by any Party.  If the Parties settle the dispute in the course of the arbitration, such settlement must be approved by the arbitrator or panel on request of either Party and become the award.

7.6

Arbitration Costs

Fees and expenses of the arbitration and the reasonable legal costs of the Parties will be paid by the Parties in the proportions determined by the arbitrator or panel in his or its discretion having regard to the outcome of the arbitration and the relationship between the result of the arbitration and the positions taken by each of the Parties.

ARTICLE 8
MISCELLANEOUS

8.1

Other Activities and Interests

This Agreement and the rights and obligations of the parties hereunder are strictly limited to the Properties.  Each Party, will have the free and unrestricted right to enter into, conduct and benefit from any and all business ventures of any kind whatsoever, whether or not competitive with the activities undertaken pursuant hereto, without disclosing such activities to the other Party or inviting or allowing the other to participate therein including activities involving mineral claims or mineral leases adjoining the Properties.

8.2

Confidentiality

All information, data, reports, records, feasibility studies and test results relating to the Properties and the activities of JVCO or, any other party thereon and the terms and conditions of this Agreement, all of which will hereinafter be referred to as “confidential information”, will be treated by the Royalty Holder as confidential and will not be disclosed to any person not a Party to this Agreement, except in the following circumstances;

(a)

the Royalty Holder may disclose confidential information to its auditors, legal counsel institutional lenders, brokers, underwriters and investment bankers, provided that such non-Party users are advised, of the confidential nature of the confidential information, undertake to maintain the confidentiality thereof and are strictly limited in their use of the confidential information to those purposes necessary for such non-Party users to perform the services for which they were retained by the Royalty Holder;

(b)

the Royalty Holder may disclose confidential information where that disclosure is necessary to comply with its disclosure obligations and requirements under any securities law, rules or regulations or stock exchange listing agreements, policies or requirements or in relation to proposed credit arrangements, provided that the proposed disclosure is limited to factual matters and that the Royalty Holder will have availed itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled; or

(c)

with the approval of JVCO.

Any confidential information that becomes part of the public domain by no act or omission in breach of this Section 8.2 will cease to be confidential information for the purposes of this Section 8.2.

8.3

No Partnership

This Agreement is not intended to, and will not be deemed to, create any partnership relation between the Parties including, without limitation, a mining partnership or commercial partnership.  Neither Party will have or purport to have any authority to act for or to assume any obligations or responsibility on behalf of the other Party.  Nothing herein contained will be deemed to constitute a Party the partner, agent or legal representative of the other Party.

8.4

Notice

Any notice, election, proposal, objection or other document required or permitted to be given hereunder (“Notices”) will be in writing addressed to the Parties as follows:

JVCO:
Royalty Holder:

All Notices will be given by personal delivery, facsimile transmission or prepaid, registered mail, return receipt requested.  All Notices will be effective and will be deemed delivered as follows:

(a)

if by personal delivery, on the date of delivery if, delivered during normal business hours on a Business Day, and, if not, then on the next Business Day following delivery;

(b)

if by electronic communication, on the next Business Day following receipt of the electronic communication; and

(c)

if by mail, on the next Business Day after actual receipt.

A Party may at any time change its address for future Notices hereunder by Notice in accordance with this section.

8.5

Further Assurances

Each Party will, at the request of another Party and at the requesting Party’s expense, execute all such documents and take all such actions as may be reasonably required to effect the purposes and intent of this Agreement.

8.6

Entire Agreement

This Agreement, including the exhibit hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof, all previous agreements and promises in respect thereto being hereby expressly rescinded and replaced hereby.  No modification or alteration of this Agreement will effective unless in writing executed subsequent to the date hereof by both Parties.  No prior written or contemporaneous oral promises, representations or agreements are binding upon the Parties.  There are no implied covenants contained herein.

8.7

No Waivers

No waiver of or with respect to any term or condition of this Agreement will be effective unless it is in writing and signed by the waiving Party, and then such waiver will be effective only in the specific instance and for the purpose of which given.  No course of dealing among the Parties, nor any failure to exercise, nor any delay in exercising, any right power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any specific waiver of any right, power or privilege hereunder preclude any other or further exercise, thereof or the exercise of any other right, power or privilege.

8.8

Time of the Essence

Time is of the essence in the performance of any and all of the obligations of the Parties, including, without limitation, the payment of monies.

8.9

Counterparts

This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which together will constitute one and the same instrument.

8.10

Parties in Interest

This Agreement will enure to the benefit of and be binding on the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first set forth above.

[JVCO]
By:
Name:
Title:
GOLDPLATA RESOURCES PERU S.A.C.
By:
Name:
Title:

Schedule “A”

DEFINITION OF GROSS OVERRIDING ROYALTY

Base Metals

In respect of base metals, the phrase “Gross Overriding Royalty” means 2% of the Net Smelter Returns from all ores mined from the Properties which have a base metal or combination of base metals as the contained element of greatest economic value and all concentrates and other mineral products, metals or minerals which are derived therefrom prior to their sale (referred to in this section as the “Products”), where Net Smelter Returns equals the Gross Proceeds from sales of such Products less Allowable Deductions, where:

“Gross Proceeds” for any Product means the actual proceeds received for the sale of such Product (for greater certainty, including insurance proceeds in respect of any Loss); and

“Allowable Deductions” for any Product means the following reasonable costs, charges and expenses paid or reasonably incurred with respect to such Product:

(i)

charges for treatment in the smelting, refining and other benefication process (including handling, processing, interest, and provisional settlement fees, weighing, sampling, assaying umpire and representation costs, penalties, and other processor deductions);

(ii)

actual costs of transportation (including loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) of Product from the Properties to the place of treatment and then to the place of sale;

(iii)

costs or charges of any nature for or in connection with insurance, storage, or representation at a facility where Product is treated; and

(iv)

sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by mineral production, insofar as such taxes are attributable to Product, but not including income taxes;

provided that when Product is treated, whether on or off the Properties, in a facility wholly or partially owned by a Party or an Affiliate of a Party, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm’s length basis, or which would not be Allowable Deductions if those Products were treated by an independent third party, in both cases at competitive market prices and rates.

Precious Metals

In respect of precious metals, the phrase “Gross Overriding Royalty” means 2% of the Net Smelter Returns from all ores mined from the Properties and having a precious metal or combination of precious metals as the contained element of greatest economic value, and all dore, concentrates and other mineral products, metals or minerals which are derived therefrom prior to their sale (referred to in this section as the “Products”), where Net Smelter Returns equals the Gross Proceeds from sales of such Products less Allowable Deductions, where:

(a)

“Gross Proceeds” for any Product means the proceeds received or deemed to have been received for the sale of such Product, determined as follows:

(i)

if there is a sale of Product in the form of refined gold, then such gold will be deemed to have been sold at the average London Bullion Market Association of P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the month in which it was produced by the number of days in that month for which such prices were reported;

(ii)

if there is a sale of Product in the form of refined silver, then such silver will be deemed to have been sold at the average New York Silver Price as published daily by Handy & Harman (or, should that publication cease, another similar publication acceptable to the payor and payee, acting reasonably), calculated by dividing the sum of all such prices reported for the calendar month in which it was produced by the number of days in that month for which such prices were reported; and

(iii)

if there is any other sale of Product including, without limitation, a sale in the form of raw ore, dore, concentrates, refined metals other than gold or silver, and any loss of Product in any form, then the Gross Proceeds will be equal to the amount of the proceeds actually received from the sale (for greater certainty, including insurance proceeds in respect of any Loss).

(b)

“Allowable Deductions” for any Product means the following reasonable costs, charges and expenses paid or reasonably incurred with respect to such Product:

(i)

charges for treatment in the smelting, refining and other benefication process (including handling, processing, interest, and provisional settlement fees, weighing, sampling, assaying umpire and representation costs, penalties, and other processor deductions);

(ii)

actual costs of transportation (including loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) of Product from the Properties to the place of treatment and then to the place of sale;

(iii)

costs or charges of any nature for or in connection with insurance, storage, or representation at a facility where Product is treated;

(iv)

actual sales and brokerage costs; and

(v)

sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by mineral production, insofar as such taxes are attributable to Product but not including income taxes;

provided that when the Product is treated, whether on or off the Properties, in a facility wholly or partially owned by a Party an Affiliate of a Party, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm’s length basis, or which would not be Allowable Deductions if those Products were treated by an independent third party, in both cases at competitive market prices and rates.

Diamonds

In respect of diamonds, the phrase “Gross Overriding Royalty” means 2% of the Net Sales Returns from all diamonds mined or recovered from the Properties (referred to in this section as “Diamonds”), where Net Sales Returns equals the Gross Proceeds less Allowable Deductions, where:

(a)

“Gross Proceeds” for all Diamonds sold means the actual proceeds received for the sale of such Diamonds (for greater certainty, including insurance proceeds in respect of lost or damaged Diamonds); and

(b)

“Allowable Deductions” means the following reasonable, costs, charges and expenses paid or reasonably incurred:

(i)

cost and expenses for preparing rough Diamonds for sale including, without limitation, for sorting, weighing, grading, valuing, pricing, parcelling (any or all of the foregoing, “sorting”) and cleaning;

(ii)

actual costs of shipping and transporting (including packaging, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) Diamonds from the Properties to the place of sale;

(iii)

costs and expenses for or in connection with insurance, security, packing, storage or representation at a facility where the sorting or cleaning of Diamonds takes place; and

(iv)

sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by production (out excluding income tax), and any royalties or like charges levied by any government, but only insofar as such taxes and royalties are payable based upon the proceeds received from a purchaser or are shown as deductions therefrom;

provided that when there is sorting or cleaning of Diamonds, whether on or off the Properties, in a facility wholly or partially owned by a Party or an Affiliate of a Party, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm’s length basis, or which would not be Allowable Deductions if the sorting or cleaning of the Diamonds was being done by an independent third party, in both cases at competitive market prices and rates.

Exhibit 10.6

Form SB-2	De Beira Goldfields Inc.	Page 53

De Beira Goldfields Inc.
1530 Duthie Avenue
Burnaby, British Columbia
Canada, V5A 2R6

Attention: Mr. Klaus Eckhof

July 5, 2006

Dear Klaus:

Re: Letter Agreement - Option to Joint Venture – Condoroma Silver Project

Based on our recent discussions, we set out below the terms of this binding Letter of Understanding (“LOU”) between Goldplata Resources Peru S.A.C. (“Gold Peru”), Goldplata Resources Inc. (“Goldplata”) (collectively referred to as the “Owners”) and De Beira Goldfields Inc. (“De Beira”).  In this LOU, Gold Peru, Goldplata, and De Beira are collectively referred to as the “Parties”.

The Parties agree to the following principal terms whereby the Owners grant an Option to De Beira to earn a majority undivided ownership interest (the “Ownership Interest”) in mineral rights held by Gold Peru in the Condoroma Silver Project in Peru (the “Project”) as described in Annex A attached and shown for illustration purposes only, on the map attached as Annex B (the “Property”).

The Annexes form part of this LOU and have the same force and effect as if set out in the body of this LOU and any reference to this LOU includes the Annexes.

The Parties agree as follows:

1.

The Owners hereby grant to De Beira an exclusive and irrevocable option (the “Option”) exercisable in De Beira’s sole discretion to earn an initial 65% Ownership Interest in the mineral rights within the Property by solely incurring total exploration expenditures (“Exploration Expenditures”) of US$4 million in accordance with the terms of this LOU, within a period of 3 years (the “Option Period”).  The Option Period begins from the date of the Diligence Notice (as hereinafter defined).  No Ownership Interest in the Property will have been earned by De Beira until the required Exploration Expenditures have been incurred and paid.

2.

To maintain the Option, De Beira must incur and pay:

Exploration Expenditures on the Property of at least US$500,000 not later than one (1) year from the commencement of the Option Period;

Exploration Expenditures on the Property of at least an additional US$1,000,000 not later than two (2) years from the commencement of the Option Period; and

Exploration Expenditures on the Property of at least an additional US$2,500,000 not later than (3) years from the commencement of the Option Period.

Subject to Section , if De Beira does not make the expenditures required by Section  during the Option Period then the Option will lapse and De Beira will have no further rights under this LOU.  For greater certainty, De Beira will not earn or have a right or claim to any Ownership Interest in the Property or the Project unless it spends a total of US $4,000,000 during the Option Period in accordance with the terms hereof.

3.

Upon De Beira incurring and paying Exploration Expenditures in the amounts and in the manner provided for in Section , it is agreed that the Owners will convey to De Beira a 65% Ownership Interest in the Property.

4.

Notwithstanding Section  above, De Beira agrees that it shall make the Exploration Expenditures referred to in Section 2 above.  De Beira may not withdraw from this LOU after the start of the Option Period until it either (i) incurs at least US$500,000 in Exploration Expenditures; or (ii) pays US$500,000 to Goldplata.  Subject to the satisfaction of the condition stipulated in (i) or (ii) of this Section, De Beira may withdraw from this LOU with immediate effect, by giving notice in writing to the Owners of such withdrawal, at any time and prior to it having earned its 65% interest in the Project.

5.

(a)

Upon De Beira earning a 65% Ownership Interest in the Property, De Beira will have 60 days to elect (the “Election”) in writing to the Owners to earn an additional 5% (to 70%) Ownership Interest by (i) solely funding, at the expense of De Beira, and completing a bankable feasibility study on the Property within three (3) years from the date of the Election; or (ii) solely funding and incurring Exploration Expenditures on the Property of an additional $6,000,000 within three (3) years from the date of the Election.

(b)

De Beira will not earn the additional 5% (to 70%) Ownership Interest in the Property pursuant to section (a) above unless it has satisfied either of the conditions above within the prescribed time.

(c)

Upon the earlier of (i) De Beira failing to make the Election, (ii) making the Election but failing to satisfy either of the conditions in (a) above within the prescribed time or (iii) making the Election and satisfying either of the conditions in (a) above within the prescribed time; the Parties shall enter into a Joint Venture Agreement and all future funding with respect to the Property shall be made pursuant to the Joint Venture Agreement.

6.

During the Option Period and any additional three (3) year period as a result of the Election, work will be carried out under the direction of an exploration committee (“Exploration Committee”) comprising of representatives of the

Owners and of De Beira with representatives of De Beira having majority voting rights with respect to the design and implementation of Exploration Expenditures and the disbursement of funds for exploration expenditures.  The Committee will meet at least once a year, or as agreed by the committee members, to review and plan the next stage of exploration. The duties of the Exploration Committee will include (without limitation) setting the programme and budget, making cash calls for Exploration Expenditures on De Beira and supervising and reviewing the work of the Operator (as hereinafter defined).  The Chairman of the Exploration Committee will be a representative of De Beira or his nominated representative who will give approval in writing, on behalf of the Exploration Committee, of all Exploration Expenditures before they are incurred.

7.

Initial exploration will be carried out by field crews and geologists employed by or contracted by the Owners under the direction of the Exploration Committee. The costs of such personnel as employed or contracted by the Owners will be invoiced in respect of the Project to the Operator at their daily cost to the Owners plus such personnel's costs and expenses with an administrative charge of US$ 4,000 per month levied by the Owners for the months in which Exploration Expenditures have been incurred.  De Beira will be entitled to see such invoices and any reasonable supporting evidence upon request by it to the Owners.  These costs and expenses will form part of the Exploration Expenditures on the Property and will be included in the amounts expended by De Beira for the purposes of meeting the total expenditures for the purposes of Sections  and , as applicable.

8.

Funds will be forwarded by De Beira whilst it is solely funding the Project to Gold Peru whilst it is Operator, against cash calls requested by the Exploration Committee against planned programmes.  This funding structure may be changed by mutual agreement.  Any VAT refunds obtained by Gold Peru in relation to expenditures made under this LOU will be utilized for further exploration expenditures. The amounts paid by De Beira to Gold Peru pursuant to cash calls, together with any amounts paid directly by De Beira to any third party (as directed by the Exploration Committee) in respect of the Property, will be Exploration Expenditures made by De Beira for the purposes of meeting the total Exploration Expenditures for the purposes of Sections  and , as applicable.

9.

During the Option Period and any additional three (3) year period as a result of the Election, De Beira may in its discretion assign one or two full time employees to act as consultants and advisors to the Owners’ team undertaking exploration of the Property, such employees to be nominated by De Beira at its sole discretion.  These employees will be rotated at intervals to be decided by De Beira and will at all times remain employees of De Beira.  The costs of such personnel as employed by De Beira will be at its own expense and will not form part of the Exploration Expenditures on the Property and will not be included in the Exploration Expenditures by De Beira for the purposes of meeting the total Exploration Expenditures for the purposes of Sections  and , as applicable. De Beira shall remain fully responsible and liable for such employees and agrees to indemnify the Owners for any actions of such Employees.

10.

During the Option Period and any additional three (3) year period as a result of the Election, Gold Peru will be the operator of the exploration programme (the “Operator”) and will:

(a)

comply with all applicable laws, rules and regulations, leases, permits, licences and other consents relating to the Property and the mineral rights comprised therein and will carry out the exploration works to industry standards customary in Peru for like situated projects;

(b)

make or arrange for all payments required to be made under all relevant leases, permits, licences, concessions, contracts and any other agreements in relation to the Property and all mineral rights comprised therein and do all other acts as are reasonably necessary to maintain the Property and the mineral rights comprised therein;

(c)

no later than 30 days after the end of every calendar quarter, provide De Beira with reports showing in reasonable detail the work performed, the expenditures incurred and the results obtained in the preceding quarter;

(d)

maintain accounts of expenditures in accordance with generally accepted accounting standards and any legislative and regulatory requirements.  De Beira will, at its own cost, have the right to inspect and audit such accounts upon giving 48 hours notice to the Owners and may appoint any such third parties, at the sole expense of De Beira as it considers necessary to assist in the process of inspection and audit. Such third parties must sign a confidentiality agreement acceptable to the Owners prior to being granted access to any documents or the Property;

(e)

immediately inform De Beira of any occurrence or non-occurrence that may affect the validity or good standing of the mineral rights comprising the Property;

(f)

immediately inform De Beira of any material and adverse environmental, health or safety event or issue.  If any such communication is verbal it will as soon as possible thereafter, with time of the essence, be followed by a detailed written report.

In the event of material or persistent breach of any of these obligations as Operator by Gold Peru which have not been remedied within 60 days of notice of such breach from De Beira, the Exploration Committee will be entitled to remove Gold Peru as Operator forthwith and replace it with another Operator as agreed by the De Beira and the Owners.

11.

Either Party may give notice in writing at any time to the Other Party that it wishes to enter into a more detailed Joint Venture Agreement and the Parties will use their respective best efforts to negotiate in good faith and sign such a Joint Venture Agreement (the “Final Agreement”), for registration in Peru within 60 days of the date of such notice, it being agreed by the parties that actual registration of the Joint Venture Agreement in Peru may take longer than 60 days.

The Final Agreement will include the terms of this LOU in respect of the Option and also the concepts outlined in Clause  in respect of the terms of the joint venture to apply if De Beira earns its 65% interest in the Project.  Upon completion of the Final Agreement, this LOU will terminate.  If, as and when De Beira earns its 65% interest, Gold Peru will hold such 65% interest in the Property in trust for De Beira until the Final Agreement is executed by the Parties and registered in Peru.  All costs and expenses in respect of the Final Agreements and any related agreements shall be paid by the Party incurring such costs and expenses.

12.

In this LOU and in the Final Agreement referred to in Clause  above, “Exploration Expenditures” means all cash, expenses and obligations funded, spent or incurred directly or indirectly on exploration, evaluation and development activities on or for the Property. Such Exploration Expenditures include, but are not limited to, land payments, fees, taxes and charges required to obtain and keep the mineral rights in good standing; all expenditures for geophysical, geo-chemical and geological work; all expenditures for surveys, drilling, assays, metallurgical testing, engineering, construction and all other expenditure directly benefiting the Property and the work thereon.

13.

The Parties agree to an Area of Interest of 30 kms around the Property as defined on the Map in Annex D.  If any Party or its Affiliates obtains mineral rights within this Area of Interest after the date of this LOU those mineral rights will form part of the terms of this LOU and shall be added to the Property.

14.

The Owners, jointly and severally, hereby represent and warrant to De Beira that:

•

Gold Peru will initiate actions within 60 days of the date hereof to cause itself within one (1) year from the date of the Diligence Notice (the “Expiry Date”) to be the 100% legal and beneficial owner of the Property and all mineral rights comprised therein and that it will, not later than the Expiry Date, hold the Property and all mineral rights contained therein free and clear of all liens, encumbrances, royalties, options, leases or any contractual commitments;

•

Gold Peru will initiate actions within 60 days of the date hereof to cause itself within one (1) year from the date of the Diligence Notice to have the legal right, without the requirement for any approval or consent other than its own and governmental entities, to grant the rights hereunder, without the requirement for any approval or consent other than its own and governmental entities, to De Beira;

•

Gold Peru will initiate actions within 60 days of the date hereof to cause itself within one (1) year from the date of the Diligence Notice to have, the right and licences to explore for copper, gold, silver and other minerals on or over the Property free from all liens and encumbrances and the same will be valid and subsisting and not contravened by this LOU;

•

They will not be in breach or in conflict with any agreement or arrangement, or applicable law, by entering into or performing under the terms of this LOU;

•

The Property is in good standing and all assessment work, reports, fees and payments and other requirements to maintain the Property are current, correct and completely up-to-date;

•

They have delivered or made available to De Beira all material information concerning the Property and the mineral rights comprised therein in their possession or control;

•

They have not received any claim or notice of any, and to the best of their knowledge and belief there are no, actual, pending or threatened lawsuits or administrative actions in respect of the Property or the mineral rights comprised therein;

•

To the best of their knowledge and belief all previous work done by them on the Property has been in accordance with applicable law and reasonable mining, environmental and business practice;

•

They will not sell or otherwise dispose of, alienate or create any encumbrances over the Property or any part thereof or all or any mineral right which is the subject of this LOU or any licences or other permits required for the purposes of this LOU and exploration and development of such Property and all mineral rights without the prior written consent of De Beira.

15.

The Final Agreements will include the following principles which will apply at the time that De Beira has exercised the Option and accumulates its 65% Ownership Interest in the Property:

(a)

the Parties will share all costs and expenses and revenues, according to approved programmes and budgets, pro rata to their then Ownership Interest in the Property;

(b)

dilution of a Party's interest, according to deemed contributions and actual contributions, should either Party elect not to contribute its proportionate share of the costs and expenses of the Joint Venture;

(c)

Gold Peru (and its Affiliates and their respective successors and assigns) shall be entitled to Gross Over Riding Royalties (as defined in Annex C) of two percent (2%) and, concurrently with the execution of the Final Agreement, the Joint Venture shall execute and deliver to Gold Peru (or its nominee, La Muriel Mining Corporation, 1602 South Parker Road, Suite 203, Denver, Colorado, USA 80231) a royalty agreement (the “Royalty Agreement”) in the form of Annex C;

(d)

a pre-emptive right of acquisition by a party on the proposed transfer by the other Party of its Ownership Interest in the Joint Venture, excepting transfers to Affiliates (and excluding transfers by Gold Peru to facilitate public offerings);

(e)

any monies spent on the Property by the Parties hereto prior to the completion of a bankable feasibility study shall be treated as loans to the Joint Venture and shall be recoverable from 50% of the available cash flows from the Project, prior to any dividend payments to the Joint Venture participants [from such 50% portion of the cash flows from the Project].  For the purposes hereof available cash flow means cash flow from the operation of the Project after full provision for all operating and non-operating costs, expenses and charges of every nature or kind whatsoever, direct conducted on or incurred in respect of the Property or the Joint Venture, including without limitation, all third party debt obligations;

(f)

management of the Project by a management committee, which will make decisions by majority vote, with each Party having a vote equal to its percentage Ownership Interest in the Property;

(g)

if the feasibility study for the construction and development of a mine on the Property concludes that such mine will achieve at least a fifteen percent (15%) internal rate of return, the Parties shall cause its nominees on the management committee to vote in such a manner as to cause such study to be approved and to cause the Joint Venture to proceed with the design, construction and development of such mine in accordance with the feasibility study as it may be amended from time to time by the management committee.

(h)

appointment of De Beira as the manager and operator during the Joint Venture (or Gold Peru or its Affiliates should De Beira be diluted below 50% after the Option Period), with responsibility to conduct all operations in a good, workmanlike and efficient manner and to the standards of health, safety, environmental management and community relations customary in Peru for like situated projects;

(i)

structure of the Joint Venture, whether as an S.A., a contractual Joint Venture or such other form as will be mutually the most advantageous to De Beira, Gold Plata and Gold Peru with regard to investment, operations and taxation;

(j)

incorporation of the terms of the Royalty Agreement substantially in accordance with Annex C which imposes Gross Overriding Royalties of 2% in favour of Gold Peru (or its nominee), its Affiliates and their respective successors or assigns, on the properties referred to in the Royalty Agreement which will be borne by the Joint Venture.

16.

The Owners hereby grant De Beira a period of 30 days from the date hereof (the “Due Diligence Period”) to perform due diligence on the Property and the Project and the Owners shall provide De Beira access to the Property and the Project as it may reasonably require in order to perform its due diligence. Within seven (7) days of the expiry of the Due Diligence Period De Beira may provide the Owners with a notice (the “Due Diligence Notice”) indicating its intent to be bound by this LOU in its entirety and to activate the Option Period.

If the Owners do not receive the Due Diligence Notice within the prescribed time this LOU shall terminate.

17.

Any notice, election, report, payment or other correspondence required or permitted in accordance with this LOU will be in writing and sent by courier or facsimile and addressed as follows.

If to De Beira:

De Beira, (Attn. Mr Klaus Eckhof)
30 Ledgar Road

Balcatta, Western Australia 6021

FAX:

+ 61 8 9240 2406

If to Goldplata:

Goldplata, ( Attn. Michel Juilland)

9 Lotissement Mont Joyeux,
Cayenne, French Guiana

                        97300

FAX:

594 594 298500

If to Gold Peru:

Calle Marcela Castro (ex-Bilbao) Nº 171,

Lima 21

Perú.

FAX:

Any such notice, election, report, payment or other correspondence will be deemed to have been received in the case of delivery by courier, when delivered or in the case of facsimile, on acknowledgement of the addressee's facsimile receiving equipment (where such acknowledgement occurs before 17:00 hours on the day of acknowledgement) and in any other case on the day following the day of acknowledgement.

18.

The Parties agree that this LOU is a legally binding document in respect of the rights and obligations of the Parties during the Option Period (as the same may be extended as a consequence of the Election).

Notwithstanding the legally binding nature of the terms of this LOU, the Parties agree to use their best efforts, in good faith, to ensure that the Final Agreement, for registration in the applicable jurisdictions, are executed and delivered within the timeframes set out in this LOU. The Parties agree to file all such documents in Peru as are necessary to protect the Parties.

19.

Any information or data obtained in connection with the performance of this LOU is strictly confidential.  Neither the Owners nor De Beira will, unless believed to be required by law or regulatory authority, make any public statement concerning this LOU or the activities contemplated herein without the prior consent of the other, which consent will not be unreasonably delayed or withheld.

20.

Subject to the other terms of this LOU, upon written notice to the Owners, De Beira may withdraw from and terminate this LOU with immediate effect at any time, including in the event of material or persistent breach of the same by the Owners.  Upon any such termination of this LOU by De Beira, De Beira will cease to have any further obligations to the Owners under the terms of this LOU except for the liabilities for actions of De Beira and its representatives prior to termination.

21.

All due dates for expenditures and payments in this LOU will be extended for such time as access to the Property and/or work on it is prevented by any condition of force majeure.

22.

Either party may transfer its interest under this LOU to an Affiliate, provided that such Affiliate accepts in writing the terms of this LOU.

23.

No party is permitted to transfer its rights and obligations under this LOU to a non-Affiliate without the prior written consent of the other Party.

24.

In this LOU Affiliate means any company controlled by or under common control with a party hereto. For these purposes, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

25.

The Parties further agree that:

(a)

except as otherwise set forth herein, no failure or delay by the Owners in exercising any right or power under this LOU will operate as a waiver of such right or power and no single or partial exercise of such right or power or the exercise of any other right or power will operate as a waiver of such right or power by the Owners;

(b)

neither Goldplata, Gold Peru nor their respective representatives have made any representation or warranty to De Beira as to the accuracy, completeness or sufficiency of any information with respect to the Project, the Property or the mineral rights comprised therein and neither Goldplata,

Gold Peru nor their respective representatives shall have any liability to De Beira or any of its representatives resulting from errors or omissions in such information or the use of such information.

(c)

this LOU constitutes the entire agreement and understanding of the Parties. All prior discussions, correspondence, negotiations and understandings or any other exchanges between the Parties are merged herein and superseded hereby;

(d)

no amendment of this LOU will be valid or of any force unless reduced to writing and signed by authorized representatives of the Parties;

(e)

nothing in this LOU will constitute the Parties a partner of the other, nor will the execution, completion and implementation of this LOU confer on any Party any power to bind or impose any obligations to any third parties on the other Party or to pledge the credit of the other Party;

(f)

if any provision of this LOU will be invalid, illegal or unenforceable, it will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the Parties. If such modification is not possible, such provision will be severed from this LOU and the parties shall negotiate in good faith to modify the LOU to preserve each party’s anticipated benefits hereunder.  In either case the validity, legality and enforceability of the remaining provisions of this LOU will not in any way be affected or impaired thereby;

(g)

this LOU may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered will constitute an original, but all the counterparts will together constitute but one and the same instrument;

(h)

this Agreement shall be governed by and construed in accordance with the laws of Ontario and shall be treated, in all respects, as an Ontario contract.  All disputes or other matters arising hereunder or related hereto shall be tried in the proper Courts of the Province of Ontario and each party hereto irrevocably attorns to and submits to the jurisdiction of the Courts of Ontario with respect to any such dispute or matter.

Please indicate your acceptance of this Letter of Understanding by signing and returning the enclosed copy of this letter.

Yours sincerely,

/s/ Michel Juilland

Michel Juilland

EXECUTED and DELIVERED As a DEED by KLAUS P ECKHOF For and on behalf of DE BEIRA GOLDFIELDS INC.	) ) ) ) )	/s/ Klaus P. Eckhof
	) ) ) )	/s/ Michel Juilland
In the presence of:

We hereby agree to the terms of this LOU.

EXECUTED and DELIVERED As a DEED by Michel Juilland For and on behalf of GOLDPLATA RESOURCES INC.	) ) ) ) )	/s/ Michel Juilland
	) ) ) )	/s/ Klaus P. Eckhof
In the presence of:

EXECUTED and DELIVERED As a DEED by Michel Juilland For and on behalf of GOLDPLATA RESOURCES PERU S.A.C.	) ) ) ) )	/s/ Michel Juilland
	) ) ) )	/s/ Klaus P. Eckhof
In the presence of:

ANNEX A
CONDOROMA LICENSES AND CONCESSION CONTRACTS

License Number	Holder

Concession Contract Number	Holder

Propiedades Mineras, de la Familia Juiland

Comision Banc:

Fecha de pago: 3 julio de 2006

ANNEX B

ANNEX C

NET SMELTER RETURNS ROYALTY AGREEMENT

Between

[Joint Venture]

and

[Goldplata Resources Peru S.A.C. (or its nominee)

Dated:

-i-

(continued)

-ii-

NET SMELTER RETURNS ROYALTY AGREEMENT

THIS AGREEMENT dated as of the       day of

BETWEEN:

[Joint Venture],
(“JVCO”)

OF THE FIRST PART

AND:

GOLDPLATA RESOURCES PERU S.A.C.,
(the “Royalty Holder”)

OF THE SECOND PART

For good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the Parties, the Parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this agreement, unless otherwise provided:

(a)

“Affiliate” means any person, partnership, joint venture, corporation or other form, of enterprise which directly or indirectly controls, is controlled, by, or is under common control with, a Party.  For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract; voting trust or otherwise;

(b)

“Agreement” means this royalty agreement;

(c)

“Allowable Deductions” has the meaning ascribed to that term in Schedule “A”;

(d)

“Business Day” means a day on which banks are generally open for business in Toronto, Canada.

(e)

“Gross Overriding Royalty” has the meaning ascribed to that term in Schedule “A”;

(f)

“Gross Proceeds” has the meaning ascribed to that term In Schedule “A”;

(g)

“Joint Venture Agreement” means the Condoroma Silver Project Joint Venture Agreement;

(h)

“Loss” means an insurable loss of or damage to Products, whether or not occurring on or off the Properties and whether the Products are in the possession of the JVCO or otherwise;

(i)

“Net Smelter Returns” and “Net Sales Returns” for any Product means the Gross Proceeds from the sale of such Product less Allowable Deductions related to such Product;

(j)

“Party” or “Parties” means one or more of the parties to this Agreement;

(k)

“Person”, means any individual corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof;

(l)

“Products” means the JVCO’s share of all ores mined from the Properties and all concentrates and other mineral products, metals or minerals (including diamonds) which are derived therefrom, whether on or off the Properties, for which there has been a Sale;

(m)

“Properties” means the interests in the mineral titles listed in Exhibit 1 to this Agreement and any other mineral titles to which such Exhibit 1 mineral titles may be converted and any mineral titles which may be added pursuant to the Joint Venture Agreement.

1.2

Exhibits

Schedule “A” and Exhibit 1, which are attached to this Agreement, are by reference incorporated into and form part of this Agreement.

1.3

Governing Law

This Agreement will in all respects be governed by and be construed in accordance with the laws in force in the Province of Ontario, Canada and, subject to Section , will be under the exclusive jurisdiction of the courts of the province of Ontario, Canada.

1.4

Severability

If any provision of this Agreement will be invalid, illegal or unenforceable, it will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the Parties. If such modification is not possible, such provision will be severed from this Agreement and the parties shall negotiate in good faith to modify the Agreement to preserve each party’s anticipated benefits hereunder.  In either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

1.5

Calculation of Time

If any time period set forth in this Agreement ends of a day of the week which is not a Business Day, then notwithstanding any other provision of this Agreement, such period will be extended until the end of the next following day which is a Business Day.

1.6

Headings

The headings to the articles and sections of this Agreement are inserted for convenience only and will not affect the construction hereof.

1.7

Other Matters of Interpretation

In this Agreement

(a)

the singular includes the plural and vice versa;

(b)

the masculine includes the feminine and vice versa;

(c)

references to “article”, “section” and “subsection” ate to articles, sections and subsections of this Agreement, respectively;

(d)

all provisions requiring a Party to do or refrain from doing something will be interpreted as the covenant of that Party with respect to that matter notwithstanding the absence of the words “covenants” or “agrees” or “promises’’;

(e)

all provisions requiring a Party to do something will be interpreted as including the covenant of that Party to cause that thing to be done when the Party cannot directly perform the covenant but can indirectly cause that covenant to be performed, whether by an Affiliate under its control or otherwise;

(f)

the word “person” includes an individual, partnership, firm, corporation, company, body politic, or government or department thereof; and

(g)

the words “hereto”, “herein”, “hereby”, “hereunder”, “hereof and similar expressions when used in this Agreement refer to the whole of this Agreement and not to any particular article, part, section, exhibit or portion thereof.

ARTICLE 2
ROYALTY DESCRIPTION

2.1

Royalty Reserved

The Royalty Holder has reserved, and JVCO agrees to pay to the Royalty Holder, a royalty in respect of the Properties equal to the aggregate of two percent (2%) of the Net Smelter Returns on all Products, on the terms and conditions specified in this Agreement.

2.2

Interest in Land

The Parties intend that the Gross Overriding Royalty constitutes an interest in the Properties and, accordingly agree that:

(a)

the Gross Overriding Royalty will run with the Property, and every interest therein;

(b)

any sale or other; disposition of any interest in the Properties will be effective only in accordance with Section  hereof;

(c)

JVCO will upon request sign and deliver to the Royalty Holder, and the Royalty Holder may register or otherwise record against titles to the Properties, the form of notice or other document or documents as the Royalty Holder may reasonably request to give notice of the existence of the Royalty to third parties, to secure, payment of the Gross Overriding Royalty and to protect the Gross Overriding Royalty Holder’s right to receive the Gross Overriding Royalty as contemplated herein; and

(d)

if any mineral properties hereafter become a part of the Properties, JVCO agrees to execute and deliver such document or documents as the Royalty Holder may reasonably request to acknowledge that the Gross Overriding Royalty is applicable thereto.

ARTICLE 3
OPERATION OF THE PROPERTIES

3.1

JVCO to Determine Operations

JVCO may, but will not be obligated to treat, mill, heap leach, sort, concentrate, refine, smelt, or otherwise process, beneficiate or upgrade the ores, concentrates, and other Products at sites located on or off the Properties, prior to sale, transfer, or conveyance to a purchaser, user, or consumer.  JVCO will not be liable for mineral values lost in processing under sound practices and procedures, and no Gross Overriding Royalty will be due on any such lost mineral values.  JVCO will have complete discretion concerning the nature, timing and extent of all exploration, development, mining and other operations conducted on or for the benefit of the Properties and may suspend operations and production on the Properties at any time it considers prudent or appropriate to do so.  JVCO will owe the Royalty Holder no duty to explore, develop or mine the Properties, or to do so at any rate or in any manner other than that which JVCO may determine in its sole and unfettered discretion.

3.2

Insurance

Notwithstanding Section , JVCO will obtain and maintain insurance against Loss of Products prior to their sale, in such amounts and with such coverage as is customary in the industry (including, without limitation, fidelity insurance to protect against theft and business interruption coverage) with the Royalty Holder as a named insured.

3.3

Co-mingling

JVCO will not co-mingle Products from the Properties with other ores, doré, concentrates, mineral products, metals or minerals produced elsewhere, unless the Parties have agreed upon procedures for the weighing, sampling, assaying and other measuring or testing necessary to fairly allocate valuable metals contained in such Products and in the other ores, doré, concentrates, mineral products, metals and minerals.

ARTICLE 4
ASSIGNMENT

4.1

Assignment by the Royalty Holder

The Royalty Holder may convey or assign all or any portion of the Gross Overriding Royalty, provided that such assignment will not be effective against JVCO until the assignee has delivered to JVCO, a written and enforceable undertaking, whereby such assignee agrees to be bound, to the extent of the interest assigned, by all of the, terms and conditions of this Agreement.

4.2

Multiple Parties

Notwithstanding any assignment by the Royalty Holder, JVCO will not be or become liable to make payments in respect of the Gross Overriding Royalty to, or to otherwise deal in respect of this Agreement with, more than one person.  If the interests of the Royalty Holder hereunder are at any time owned by more than one person, such owners will, as a condition of receiving payment hereunder, nominate one person to act as agent and common trustee for receipt of monies payable hereunder and to otherwise deal with JVCO in respect of such interests (including, without limitation, the giving of notice to take or cease taking in kind) and no royalty owner will be entitled to administer or enforce any provisions of this Agreement except through such agent and trustee.  In such events, JVCO will, after receipt of notice respecting the nomination of such agent and trustee, thereafter make and be entitled to make payments due hereunder in respect of the Gross Overriding Royalty to such agent and trustee and to otherwise deal with such agent and trustee as if it were the sole holder of the Gross Overriding Royalty hereunder.

4.3

Assignment by JVCO

JVCO may transfer, sell, assign or otherwise dispose of all or any portion of its interest in the Properties provided that such disposition will not be effective as against the Royalty Holder until the transferee has delivered to the Royalty Holder a written and enforceable undertaking agreeing to be bound, to the extent of the interest disposed of, by all of the terms and conditions of this Agreement.

ARTICLE 5
PAYMENTS

5.1

Payment Obligation

The obligation to pay the Gross Overriding Royalty will accrue when there has been a sale of Products, provided that:

(a)

there will be deemed to have been a sale of treated metals upon the outturn of metals from such Products by the treatment facility to the account of the seller; and

(b)

any Gross Overriding Royalty due in respect of a Loss will accrue when the insurance proceeds are paid.

5.2

Provisional Settlements

Where the outturn of treated metals or a sale of other Products (including an insurance settlement in respect of a Loss) is made on a provisional basis, the amount of the Gross Overriding Royalty payable will be based upon the amount of metal or other Products or the value of the Loss credited by such provisional settlement, but will be adjusted to account for the amount of metal or other Products or the value of the Loss established by final settlement with the treatment facility or with the purchaser or insurer of other Products, as the case may be.

5.3

Due Payment

Gross Overriding Royalty payments will be due and payable quarterly on the last day of the month next following the end of the calendar quarter in which the same accrued.

5.4

Gross Overriding Royalty Statements

Gross Overriding Royalty payments will be accompanied by a statement showing in reasonable detail on a Product by Product basis for the relevant quarter:

(a)

the quantities and grades of Products produced and for which there was a sale in the quarter;

(b)

the actual proceeds of sale received in the quarter;

(c)

the Allowable Deductions in the quarter; and

(d)

other pertinent information in sufficient detail to explain the calculation of the Royalty payment.

5.5

Adjustments

Subject to Section  hereof, all Gross Overriding Royalty payments will be considered final and in full satisfaction of all obligations of JVCO with respect thereto, unless the Royalty Holder gives JVCO written notice describing and setting forth a specific objection to the determination thereof within one year after receipt by the Royalty Holder of the quarterly Gross Overriding Royalty statement.  If the Royalty Holder objects to a particular quarterly statement as herein provided, then:

(a)

The Royalty Holder will have the right, upon reasonable notice and at a reasonable time, to have JVCO’s accounts and records relating to the calculation of the Gross Overriding Royalty, in question audited by a chartered accountant selected by the Royalty Holder and who enters into a confidentiality understanding substantially, on the terms of Section  hereof.

(b)

If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder, such deficiency or excess will be resolved by adjusting the next quarterly Royalty Gross Overriding payment due hereunder.  If production has ceased, settlement will be made between the Parties by cash payment.

(c)

The Royalty Holder will pay all costs of such audit unless a deficiency of two percent (2%) or more of the amount due to the Royalty Holder is determined to exist.  JVCO will pay the costs of such audit if a deficiency of two percent (2%) or more of the amount due is determined to exist.

Failure on the part of the Royalty Holder to make claim on JVCO for adjustment in such one year period will establish the correctness of the payment and preclude the filing of exception thereto or making of claims for adjustment thereon.

5.6

Conversion of Currency

All payments to be made under this Agreement will be made in US dollars.

5.7

Wire Transfer

Payments to the Royalty Holder hereunder will be made without demand, notice, set-off, or reduction by wire transfer in good, immediately available funds, to such account or accounts as the Royalty Holder may designate pursuant to wire instructions provided by the Royalty Holder to JVCO not less than three (3) Business Days prior to the dates upon which such payments are to be made.

5.8

Trading Activities of JVCO

JVCO will have the right to market and sell refined metals and other Products in any manner it may elect, and will have the right to engage in forward sales, futures trading or commodity options trading and other price hedging, price protection, and speculative arrangements (“trading activities”) which may involve the possible, physical delivery of Products.  The Gross Overriding Royalty will not apply to, and the Royalty Holder will not be entitled to participate in, the proceeds generated by JVCO, a shareholder of JVCO, or an Affiliate of either in trading activities or in the actual marketing or sales of Products.

In determining the net proceeds from any Products subject to the Gross Overriding Royalty, JVCO will not be entitled to deduct from Gross Proceeds, any losses suffered by JVCO, a shareholder or an Affiliate in trading activities.  In the event that JVCO engages in trading activities, the Gross Overriding Royalty will be determined on the basis of the value of Products produced and without regard to the price or proceeds actually received by JVCO, for or in connection with the sale, or the manner in which a sale to a third party is made by JVCO.  In the event that JVCO engages in trading activities in respect of Products other than refined metals, the Gross Proceeds will be determined on the basis of the value of such Products ex headframe or minesite loading facility in the case of ores or ex mill or other treatment facility in the case of other Products.

5.9

Books and Records

All books and records used by JCVO to calculate Gross Overriding Royalty due hereunder will be kept according to [U.S.] generally accepted accounting principles consistently applied.

ARTICLE 6
INDEMNITY

6.1

Indemnity

JVCO agrees that it will defend, (indemnify, reimburse and hold harmless the Royalty Holder, its officers, directors, shareholders, employees and its successors and assigns (collectively the “indemnified parties”), and each of them, from and against any and all claims, demands, liabilities, actions and proceedings, which may be made or brought against the Royalty Holder or which it may sustain, pay or incur that whosoever result from or relate to operations conducted on or in respect of the Properties that result from, or relate to the mining, handling, transportation, smelting or refining of the Products or the handling of transportation of the Products.

6.2

Limitation

The indemnity provided in Section  is limited to claims, demands, liabilities, actions and proceedings that may be made or taken against an indemnified party its capacity as or related to the Royalty Holder as a holder of the Gross Overriding Royalty and will not include any indemnity in respect of any claims, demands, liabilities, actions and proceedings against an indemnified party in any other capacity.

ARTICLE 7
DISPUTE RESOLUTION

7.1

Mandatory Arbitration of Disputes

All disputes between the Parties arising under this Agreement, which the Parties are unable to resolve within 20 days, will be resolved by arbitration in accordance with this  and, after expiry of the 20-day period, will be submitted to such arbitration by written demand of either Party.

7.2

Demand for Arbitration

To demand arbitration, any Party (the “demanding party”) will give written notice to the other Party (the “responding party”).  Such notice will specify the nature of the issues in dispute, the amount involved, and the remedy requested and the names of at least three qualified, disinterested arbitrators acceptable to it.  Within seven days of the receipt of the notice, the responding party will answer the demand in writing, specifying the issues that Party disputes and advising whether it accepts as arbitrator any of the arbitrators named in the notice.  If the responding party accepts an arbitrator named in the notice, that person will act as sole arbitrator of the dispute.

7.3

Arbitration Panel

If the responding party does not accept any of the arbitrators named, each Party will select one qualified arbitrator within five days of responding party’s answer.  Each of the arbitrators will be a disinterested person qualified by experience to hear and determine the issues to be arbitrated.  The arbitrators so chosen will select a neutral arbitrator within five days of their selection.  If the named arbitrators cannot agree on a neutral arbitrator, the arbitrators will make application to any court of competent jurisdiction in the Province of Ontario with a copy to both Parties, requesting that court to select and appoint the third arbitrator.  The court’s selection will be final and binding on the Party.  The three arbitrators chosen pursuant to this Section  constitute the arbitration panel.

7.4

Commencement of Proceedings

Immediately upon appointment of arbitrator or arbitration panel, each Party must present in writing to the arbitrator or panel (with a copy to the other Party) its statement of the issue or issues in dispute.  Any questions of whether a dispute should be arbitrated under this article must be decided by the arbitrator or arbitration panel.  The arbitrator or panel as soon as possible, but not more than 15 days after appointment must meet in Toronto, Ontario, at a time and place reasonably convenient for the Parties, after giving each Party at least seven days notice.  The arbitration hearing must be conducted in accordance with the provisions of the Arbitration Act (Ontario), provided that if there is any conflict between the provisions of this Agreement and such rules the provisions of this Agreement will prevail.  Actions of the arbitrators comprises an arbitration panel must be by majority vote.

7.5

Arbitration Award

After hearing the Party in regard to the matter in dispute, taking such evidence and making such other investigation as justice requites and as the arbitrators deem necessary, they must decide the issues submitted to them within ten days thereafter and serve a written and signed copy of the award upon each Party.  Such award will be final and binding on the Party, and confirmation thereof may be applied for in any court of competent jurisdiction by any Party.  If the Parties settle the dispute in the course of the arbitration, such settlement must be approved by the arbitrator or panel on request of either Party and become the award.

7.6

Arbitration Costs

Fees and expenses of the arbitration and the reasonable legal costs of the Parties will be paid by the Parties in the proportions determined by the arbitrator or panel in his or its discretion having regard to the outcome of the arbitration and the relationship between the result of the arbitration and the positions taken by each of the Parties.

ARTICLE 8
MISCELLANEOUS

8.1

Other Activities and Interests

This Agreement and the rights and obligations of the parties hereunder are strictly limited to the Properties.  Each Party, will have the free and unrestricted right to enter into, conduct and benefit from any and all business ventures of any kind whatsoever, whether or not competitive with the activities undertaken pursuant hereto, without disclosing such activities to the other Party or inviting or allowing the other to participate therein including activities involving mineral claims or mineral leases adjoining the Properties.

8.2

Confidentiality

All information, data, reports, records, feasibility studies and test results relating to the Properties and the activities of JVCO or, any other party thereon and the terms and conditions of this Agreement, all of which will hereinafter be referred to as “confidential information”, will be treated by the Royalty Holder as confidential and will not be disclosed to any person not a Party to this Agreement, except in the following circumstances;

(a)

the Royalty Holder may disclose confidential information to its auditors, legal counsel institutional lenders, brokers, underwriters and investment bankers, provided that such non-Party users are advised, of the confidential nature of the confidential information, undertake to maintain the confidentiality thereof and are strictly limited in their use of the confidential information to those purposes necessary for such non-Party users to perform the services for which they were retained by the Royalty Holder;

(b)

the Royalty Holder may disclose confidential information where that disclosure is necessary to comply with its disclosure obligations and requirements under any securities law, rules or regulations or stock exchange listing agreements, policies or requirements or in relation to proposed credit arrangements, provided that the proposed disclosure is limited to factual matters and that the Royalty Holder will have availed itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled; or

(c)

with the approval of JVCO.

Any confidential information that becomes part of the public domain by no act or omission in breach of this Section  will cease to be confidential information for the purposes of this Section .

8.3

No Partnership

This Agreement is not intended to, and will not be deemed to, create any partnership relation between the Parties including, without limitation, a mining partnership or commercial partnership.  Neither Party will have or purport to have any authority to act for or to assume any obligations or responsibility on behalf of the other Party.  Nothing herein contained will be deemed to constitute a Party the partner, agent or legal representative of the other Party.

8.4

Notice

Any notice, election, proposal, objection or other document required or permitted to be given hereunder (“Notices”) will be in writing addressed to the Parties as follows:

JVCO:

Royalty Holder:

All Notices will be given by personal delivery, facsimile transmission or prepaid, registered mail, return receipt requested.  All Notices will be effective and will be deemed delivered as follows:

(a)

if by personal delivery, on the date of delivery if, delivered during normal business hours on a Business Day, and, if not, then on the next Business Day following delivery;

(b)

if by electronic communication, on the next Business Day following receipt of the electronic communication; and

(c)

if by mail, on the next Business Day after actual receipt.

A Party may at any time change its address for future Notices hereunder by Notice in accordance with this section.

8.5

Further Assurances

Each Party will, at the request of another Party and at the requesting Party’s expense, execute all such documents and take all such actions as may be reasonably required to effect the purposes and intent of this Agreement.

8.6

Entire Agreement

This Agreement, including the exhibit hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof, all previous agreements and promises in respect thereto being hereby expressly rescinded and replaced hereby. No modification or alteration of this Agreement will effective unless in writing executed subsequent to the date hereof by both Parties.  No prior written or contemporaneous oral promises, representations or agreements are binding upon the Parties.  There are no implied covenants contained herein.

8.7

No Waivers

No waiver of or with respect to any term or condition of this Agreement will be effective unless it is in writing and signed by the waiving Party, and then such waiver will be effective only in the specific instance and for the purpose of which given.  No course of dealing among the Parties, nor any failure to exercise, nor any delay in exercising, any right power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any specific waiver of any right, power or privilege hereunder preclude any other or further exercise, thereof or the exercise of any other right, power or privilege.

8.8

Time of the Essence

Time is of the essence in the performance of any and all of the obligations of the Parties, including, without limitation, the payment of monies.

8.9

Counterparts

This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which together will constitute one and the same instrument.

8.10

Parties in Interest

This Agreement will enure to the benefit of and be binding on the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first set forth above.

[JVCO]
By:
Name:
Title:
GOLDPLATA RESOURCES PERU S.A.C.
By:
Name:
Title:

Schedule “A”

DEFINITION OF GROSS OVERRIDING ROYALTY

Base Metals

In respect of base metals, the phrase “Gross Overriding Royalty” means 2% of the Net Smelter Returns from all ores mined from the Properties which have a base metal or combination of base metals as the contained element of greatest economic value and all concentrates and other mineral products, metals or minerals which are derived therefrom prior to their sale (referred to in this section as the “Products”), where Net Smelter Returns equals the Gross Proceeds from sales of such Products less Allowable Deductions, where:

“Gross Proceeds” for any Product means the actual proceeds received for the sale of such Product (for greater certainty, including insurance proceeds in respect of any Loss); and

“Allowable Deductions” for any Product means the following reasonable costs, charges and expenses paid or reasonably incurred with respect to such Product:

(i)

charges for treatment in the smelting, refining and other benefication process (including handling, processing, interest, and provisional settlement fees, weighing, sampling, assaying umpire and representation costs, penalties, and other processor deductions);

(ii)

actual costs of transportation (including loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) of Product from the Properties to the place of treatment and then to the place of sale;

(iii)

costs or charges of any nature for or in connection with insurance, storage, or representation at a facility where Product is treated; and

(iv)

sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by mineral production, insofar as such taxes are attributable to Product, but not including income taxes;

provided that when Product is treated, whether on or off the Properties, in a facility wholly or partially owned by a Party or an Affiliate of a Party, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm’s length basis, or which would not be Allowable Deductions if those Products were treated by an independent third party, in both cases at competitive market prices and rates.

Precious Metals

In respect of precious metals, the phrase “Gross Overriding Royalty” means 2% of the Net Smelter Returns from all ores mined from the Properties and having a precious metal or combination of precious metals as the contained element of greatest economic value, and all dore, concentrates and other mineral products, metals or minerals which are derived therefrom prior to their sale (referred to in this section as the “Products”), where Net Smelter Returns equals the Gross Proceeds from sales of such Products less Allowable Deductions, where:

(a)

“Gross Proceeds” for any Product means the proceeds received or deemed to have been received for the sale of such Product, determined as follows:

(i)

if there is a sale of Product in the form of refined gold, then such gold will be deemed to have been sold at the average London Bullion Market Association of P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the month in which it was produced by the number of days in that month for which such prices were reported;

(ii)

if there is a sale of Product in the form of refined silver, then such silver will be deemed to have been sold at the average New York Silver Price as published daily by Handy & Harman (or, should that publication cease, another similar publication acceptable to the payor and payee, acting reasonably), calculated by dividing the sum of all such prices reported for the calendar month in which it was produced by the number of days in that month for which such prices were reported; and

(iii)

if there is any other sale of Product including, without limitation, a sale in the form of raw ore, dore, concentrates, refined metals other than gold or silver, and any loss of Product in any form, then the Gross Proceeds will be equal to the amount of the proceeds actually received from the sale (for greater certainty, including insurance proceeds in respect of any Loss).

(b)

“Allowable Deductions” for any Product means the following reasonable costs, charges and expenses paid or reasonably incurred with respect to such Product:

(i)

charges for treatment in the smelting, refining and other benefication process (including handling, processing, interest, and provisional settlement fees, weighing, sampling, assaying umpire and representation costs, penalties, and other processor deductions);

(ii)

actual costs of transportation (including loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) of Product from the Properties to the place of treatment and then to the place of sale;

(iii)

costs or charges of any nature for or in connection with insurance, storage, or representation at a facility where Product is treated;

(iv)

actual sales and brokerage costs; and

(v)

sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by mineral production, insofar as such taxes are attributable to Product but not including income taxes;

provided that when the Product is treated, whether on or off the Properties, in a facility wholly or partially owned by a Party an Affiliate of a Party, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm’s length basis, or which would not be Allowable Deductions if those Products were treated by an independent third party, in both cases at competitive market prices and rates.

Diamonds

In respect of diamonds, the phrase “Gross Overriding Royalty” means 2% of the Net Sales Returns from all diamonds mined or recovered from the Properties (referred to in this section as “Diamonds”), where Net Sales Returns equals the Gross Proceeds less Allowable Deductions, where:

(a)

“Gross Proceeds” for all Diamonds sold means the actual proceeds received for the sale of such Diamonds (for greater certainty, including insurance proceeds in respect of lost or damaged Diamonds); and

(b)

“Allowable Deductions” means the following reasonable, costs, charges and expenses paid or reasonably incurred:

(i)

cost and expenses for preparing rough Diamonds for sale including, without limitation, for sorting, weighing, grading, valuing, pricing, parcelling (any or all of the foregoing, “sorting”) and cleaning;

(ii)

actual costs of shipping and transporting (including packaging, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) Diamonds from the Properties to the place of sale;

(iii)

costs and expenses for or in connection with insurance, security, packing, storage or representation at a facility where the sorting or cleaning of Diamonds takes place; and

(iv)

sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by production (out excluding income tax), and any royalties or like charges levied by any government, but only insofar as such taxes and royalties are payable based upon the proceeds received from a purchaser or are shown as deductions therefrom;

provided that when there is sorting or cleaning of Diamonds, whether on or off the Properties, in a facility wholly or partially owned by a Party or an Affiliate of a Party, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm’s length basis, or which would not be Allowable Deductions if the sorting or cleaning of the Diamonds was being done by an independent third party, in both cases at competitive market prices and rates.

Exhibit 23.1

Form SB-2	De Beira Goldfields Inc.	Page 54

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated December 11, 2006 relating to the financial statements of De Beira Goldfields Inc. (an Exploration Stage Company) as of August 31, 2006 and for the years ended August 31, 2006 and 2005 and for the period from May 28, 2004 (inception) through August 31, 2006 and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ GHP HORWATH, P.C.

Denver, Colorado

May 29, 2007

Exhibit 23.2

Form SB-2	De Beira Goldfields Inc.	Page 55

Exhibit 23.2

THE LAW OFFICE OF

CONRAD C. LYSIAK

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

FAX: (509) 747-1770

EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, De Beira Goldfields Inc.

DATED this 22nd day of May 2007.

Yours truly,

/s/ CONRAD C. LYSIAK

Conrad C. Lysiak